AMENDMENT AND

RESTATEMENT DEED

National Australia Bank Limited

and

S&W SEED COMPANY AUSTRALIA PTY LTD A.C.N. 061 114 814

DATED 18 October 2022

© National Australia Bank Limited	1

THIS DEED is dated the date shown on the front page and is made between:

NATIONAL AUSTRALIA BANK LIMITED ABN 12 004 044 937 of 395 Bourke Street, Melbourne, Victoria

3000 (NAB);

Each person listed as a borrower in the Schedule (Borrower and together the Borrowers);

Each person (if any) listed as a cross-guarantor in the Schedule (Cross-Guarantor and together the

Cross-Guarantors); and

Each person (if any) listed as a security provider in the Schedule (Security Provider and together the

Security Providers).

This Deed remains available for acceptance until 11 January 2023 at which time it will lapse.

BACKGROUND:

A Some or all the parties are parties to the Original Agreement.

B The parties agree to amend and restate the Original Agreement on the terms and conditions set out in this document.

C With effect on and from the Effective Date, the Original Agreement is amended and restated in accordance with this document.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

Words which have a defined meaning in the Original Agreement have the same meaning in this document unless otherwise defined.

Effective Date means the date NAB gives the notice contemplated in clause 2.1 (Conditions precedent).

Obligor means each Borrower, Cross-Guarantor and Security Provider.

Original Agreement means the facility agreement between NAB and some or all the Obligors dated, or most recently amended or restated on, 15 December 2021.

1.2 Interpretation

Clause 1.4 (Interpretation) of the General Conditions of the Original Agreement applies to this document as set out in full in this document.

1.3 Inconsistent law

To the extent permitted by law, this document prevails to the extent it is inconsistent with any law.

© National Australia Bank Limited	2

1.4 Consideration

The parties enter into this document in consideration of, among other things, the mutual promises contained in this document.

1.5 Finance Document

This document is a Finance Document for the purposes of the Original Agreement.

1.6 No undisclosed agency, partnership, scheme or trust

No party enters into this document as agent for an undisclosed principal, as a partner of any partnership, trustee of any trust, responsible entity of any registered scheme or otherwise for the benefit of any other person except as expressly described in this document.

2. CONDITIONS PRECEDENT

2.1 Conditions precedent

The amendments proposed to the Original Agreement referred to in clause 3 (Amendment and restatement) are of no force and effect until NAB has notified the Borrowers in writing that each of the following has been received by NAB or otherwise complied with in form and substance satisfactory to NAB:

(a) The results of NAB's enquiries and searches

(b) An original of this document duly and fully executed by the Obligors.

2.2 Certification of copies

Unless otherwise required by NAB, each document specified in respect of an Obligor in clause 2.1 (Conditions precedent) must be an original. If NAB requires a certified copy of a document, the copy must be certified by a director or secretary of that Obligor as true and complete as at a date no earlier than 5 Business Days before the date of this document.

3. AMENDMENT AND RESTATEMENT

With effect on and from the Effective Date, the Original Agreement is amended and restated in the form set out in the annexure to this document.

4. CONFIRMATION

(a) With effect on and from the Effective Date, each party confirms and agrees that it is a party to, and bound by the terms of, the Original Agreement, as amended and restated by this document, in each capacity in which that party is named in the annexure to this document.

(b) Each Obligor agrees to any security documents and guarantees granted by it continuing to secure obligations under the Original Agreement, as amended and restated by this document.

5. REPRESENTATIONS AND WARRANTIES

On the date of this document and on the Effective Date, each representation and warranty contained in the Original Agreement is deemed to be repeated by each Obligor for the benefit of NAB with reference to the facts and circumstances subsisting as at the date of this document and the Effective Date respectively.

© National Australia Bank Limited	3

6. GENERAL

6.1 Communications and Notices

Clause 31 (Communications and Notices) of the General Conditions of the Original Agreement applies to this document as if set out in full in this document.

6.2 Counterparts

This document may be executed in any number of counterparts and, if so, the counterparts taken together constitute one and the same instrument.

6.3 Governing law and jurisdiction

This document is governed by the laws that govern the Original Agreement. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction there.

© National Australia Bank Limited	4

SCHEDULE 1

BORROWER(S)

S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814

CROSS-GUARANTOR(S) (IF ANY)

S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814 S&W HOLDINGS AUSTRALIA PTY LTD ACN 162 715 326

PASTURE GENETICS PTY LTD ACN 074 290 252

S&W WHEAT PTY LTD ACN 660 612 984

SECURITY PROVIDER(S) (IF ANY)

S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814 PASTURE GENETICS PTY LTD ACN 074 290 252

S&W HOLDINGS AUSTRALIA PTY LTD ACN 162 715 326

S&W WHEAT PTY LTD ACN 660 612 984

© National Australia Bank Limited	5

EXECUTED AS A DEED

SIGNATURES

Executed on behalf of National Australia Bank Limited by its Attorney who holds the position of Level 2 Attorney under Power of Attorney dated 1 March 2001 in the presence of:

/s/Hugh Mincham Bailey	/s/Benjamin James Vanderkop
Signature of Witness	Signature of Attorney

HUGH MINCHAM BAILEY	BENJAMIN JAMES VANDERKOP
Name of Witness (print)	Name of Attorney

Executed by S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114814 in accordance with Section 127 of the Corporations Act 2001

/s/Cameron Victor Henley	/s/Andrew Ross Carthew
Signature of director	Signature of director/company secretary

CAMERON VICTOR HENLEY	ANDREW ROSS CARTHEW
Name of director (print)	Name of director/company secretary (print)

Executed by S&W HOLDINGS COMPANY AUSTRALIA PTY LTD ACN 162 715326 in accordance with Section 127 of the Corporations Act 2001
/s/Cameron Victor Henley	/s/Andrew Ross Carthew
Signature of director	Signature of director/company secretary

CAMERON VICTOR HENLEY	ANDREW ROSS CARTHEW
Name of director (print)	Name of director/company secretary (print)

Executed by PASTURE GENETICS PTY LTD ACN 074 290 252 in accordance with Section 127 of the Corporations Act 2001
/s/Cameron Victor Henley	/s/Andrew Ross Carthew
Signature of director	Signature of director/company secretary

CAMERON VICTOR HENLEY	CAMERON VICTOR HENLEY
Name of director (print)	Name of director/company secretary (print)

© National Australia Bank Limited	6

Executed by S&W WHEAT PTY LTD ACN 660 612 984 in accordance with Section 127 of the Corporations Act 2001

/s/Cameron Victor Henley	/s/Andrew Ross Carthew
Signature of director	Signature of director/company secretary

CAMERON VICTOR HENLEY	CAMERON VICTOR HENLEY
Name of director (print)	Name of director/company secretary (print)

© National Australia Bank Limited	7

ANNEXTURE

AMENDED AND RESTATED ORIGINAL AGREEMENT

© National Australia Bank Limited	8

FINANCE AGREEMENT

National Australia Bank Limited

and

S&W SEED COMPANY AUSTRALIA PTY LTD A.C.N. 061 114 814

DATED 18 October 2022

© National Australia Bank Limited	9

This Finance Agreement is dated as shown on the front page and is made between

NATIONAL AUSTRALIA BANK LIMITED ABN 12 004 044 937 of 395 Bourke Street, Melbourne, Victoria 3000 (NAB) and each person listed in the Key Information.

FACILITIES IN THIS FINANCE AGREEMENT

• NAB makes the following facilities available on the terms set out in this document:

Facility 1:	Bank Guarantee Facility	$105,831
Facility 2:	Trade Refinance Facility	$40,000,000
Facility 3:	NAB Business Markets -Flexible Rate Loan	$4,000,000
Facility 4:	Farm Management Account Overdraft Facility	$2,000,000
Facility 5:	Farmer's Choice Package
Facility 6:	Revolving Lease Limit	$3,000,000
Facility 7:	NAB Corporate and Purchasing Card	$200,000

• This document has the following sections:

o the Facility Details (see page 11);

o Key Information (see page 23);

o Specific Facility Terms (see page 30); and

o General Conditions - Finance Agreement (see page 62).

SIGNATURES

[Intentionally deleted]

© National Australia Bank Limited	10

FACILITY DETAILS

FACILITY 1: BANK GUARANTEE FACILITY

FACILITY:

BANK GUARANTEE FACILITY

Key aspects of this Facility include the following:

• NAB may unilaterally pay out a Bank Guarantee at any time whether or not it receives a demand from a Beneficiary.

• NAB may pay out a Bank Guarantee without making any enquiry and even if the Borrower disputes the validity of any demand.

• NAB may pay out a Bank Guarantee up to the Maximum Liability payable in one or more payments.

These aspects are essential elements of the Facility and allow NAB to, among other things, manage the risk and cost of providing this Facility and to ensure NAB-issued Bank Guarantees continue to be accepted in the market.

Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814
Facility Limit:	$105,831
Purpose:	To enable the issuance of rental guarantees. Financial accommodation provided under this Facility is, or must be, applied for business purposes.
Expiry Date:	30 September 2023
Review Date:	NAB may review pricing in accordance with clause 14 (Review) of the General Terms.
Review Fee:	$0
Issuing Fee:	1.2% Calculated on the face value of each Bank Guarantee payable on issue, subject to a minimum fee of $125 for each Bank Guarantee.
Service Fee:

2.4%

Calculated on the face value of each Bank Guarantee per year. Payable in arrears, on a pro-rata basis, half yearly from the date a Bank Guarantee is issued and on the cancellation of the Bank Guarantee and the Termination Date and subject to a minimum fee of$125per Bank Guarantee for each payment.

Nominated Account:	To be advised. For the purposes of debiting and crediting amounts in relation to this Facility under this document.

© National Australia Bank Limited	11

Other Conditions:	The General Terms and Bank Guarantee Facility Specific Conditions apply to this Facility.

© National Australia Bank Limited	12

FACILITY 2: TRADE REFINANCE FACILITY

FACILITY:	TRADE REFINANCE FACILITY
Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814
Facility Limit:	$40,000,000
Purpose:

To provide a revolving facility for trade refinance requirements in Australian dollars on fixed term periods of up to 30 days.

Credit or financial accommodation provided under this Facility is, or must be, applied for business purposes.

Expiry Date:	30 September 2024
Review Date:	NAB may review pricing in accordance with clause 14 (Review) of the General Terms.
Term of Drawing:	The Borrower can determine the term of each Drawing which may be for a period of up to 180 days or any other period that NAB at its discretion may approve.
Interest Rate (foreign currency):

The interest rate for a Drawing denominated in a foreign currency is fixed at the time of that Drawing and will be:

Foreign Currency Fixed Lending Rate plus a customer margin of 1.65% p.a..

Foreign Currency Fixed Lending Rate means the Foreign Currency Fixed Lending Rate quoted by NAB at the time of that Drawing.

Interest Rate (Dollar):	The interest rate for a Drawing denominated in Dollars is fixed at the time of that Drawing and will be: Floating Rate plus a customer margin of 1.65% p.a..
Floating Rate:	NAB's Australian Trade Refinance (ATR) Rate As quoted by NAB at the start of each Interest Period.
Payment of interest:

Interest is calculated daily. It is payable in arrears on the last day of the term of a Drawing and if the last day of the term of a Drawing is not a Banking Day, on the last Banking Day of the term. Interest is also payable on the Termination Date.

Facility Fee:

1.500% per annum of the Facility Limit calculated on a 365 day basis payable in advance. The first such fee will be payable on a pro-rata basis, on the date of this agreement, with subsequent fees being payable in full on the last Business Day of each quarter and upon the cancellation of the facility.

Other Fees and Charges:	NAB's standard fees and charges from time to time will apply to all transactions under this Facility. Refer to the Fees Guide.
Nominated Account:	To be advised. For the purposes of debiting and crediting amounts in relation to this Facility under this document.

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Other Conditions:

The General Terms, the Global Trade Finance Specific Conditions and the terms and conditions set out in any additional documents relating to Trade Finance required by NAB's normal practice apply to this Facility.

Borrowing Base Annexure to the Global Trade Finance Specific Conditions applies to this Facility.

Default Interest Rate:	Calculated at NAB's Base Indicator Rate plus a customer margin of 1.65% p.a. plus a default margin of 1% p.a..

© National Australia Bank Limited	14

FACILITY 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN

FACILITY:	NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN
Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061114 814
Facility Limit:	$4,000,000
Loan Account:	085005 733334200
Purpose:	To assist with the purchase of Pasture Genetics PL. Credit provided under this Facility is, or must be, applied for approved business purposes or investment purposes.
Expiry Date:	31 May 2026
Review Date:	NAB may review pricing in accordance with clause 14 (Review) of the General Terms.
Pricing Period:	The Borrower can determine the Pricing Period which may be for a period of 30, 60, 90 or 180 days or any other period that NAB at its discretion may approve.
Interest Rate:

The interest rate for each Pricing Period is the weighted average of the interest rates applicable to each of the Business Markets Facility components (being the Fixed Amount, the Flexible Maturity Fixed Amount, the Cap Amount and/or the Floating Amount) for that Pricing Period. For more information see the NAB Business Markets Facility Specific Conditions.

Limit allocation:	Floating Amount:	$4,000,000
	Fixed Amount:	To be advised
	Cap Amount:	To be advised
	Flexible Maturity Fixed Amount:	To be advised
Floating Rate:	The Floating Rate for a Pricing Period is the Business Lending Rate plus the Customer Margin.
Business Lending Rate:	1.98% p.a. (indicative) - see the NAB Business Markets Rate Facility Specific Conditions.
Customer Margin:	2.6% p.a.
Fixed Rate:	As advised by NAB in writing See the NAB Business Markets Facility Specific Conditions.
Cap Rate:	As advised by NAB in writing See the NAB Business Markets Facility Specific Conditions.

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Flexible Maturity Fixed Rate:	As advised by NAB in writing See the NAB Business Markets Facility Specific Conditions.
Cap Rate Premium:	$0
Review Fee:	$0
Service Fee:	Not applicable
Amortisation:	The Facility Limit will automatically reduce by $500,000 per year, commencing 31 May 2023.
Nominated Account:	To be advised. For the purposes of debiting and crediting amounts in relation to this Facility under this document.
Other Conditions:	The General Terms and NAB Business Markets Facility Specific Conditions apply to this Facility.
Default Interest Rate:	Calculated at NAB's Base Indicator Rate plus the Customer Margin plus a default margin of 1% p.a..

© National Australia Bank Limited	16

FACILITY 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY

FACILITY:

FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY

Key aspects of this Facility include the following:

• The Facility is fluctuating in nature and it is expected that the linked transaction account will regularly fluctuate between debit and credit balances. To help ensure this takes place, NAB may require that all, or an agreed part, of the Borrower's gross business income is credited to its linked transaction account.

• The Facility can be unilaterally terminated at any time on demand by NAB.

• NAB can unilaterally reduce the Facility Limit at any time.

These aspects are essential elements of the Facility and allow NAB to, among other things, manage the risk and cost of providing this Facility.

Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814
Facility Limit:	$2,000,000 Drawings in excess of the Facility Limit may only be made with NAB's prior consent.
Loan Account:	085005 857726783
Purpose:	To cover financial requirements for the day to day operations of the Borrower. Credit provided under this Facility is, or must be, applied for business purposes.
Expiry Date:	29 September 2023
Review Date:	NAB may review pricing in accordance with clause 14 (Review) of the General Terms.
Interest Rate:

While part of the Farmer's Choice Package: NAB's Farmer's Choice Prime Indicator Rate

plus a customer margin of 0% p.a..

While not part of the Farmer's Choice Package:

NAB's Business Overdraft Prime Indicator Rate

plus a customer margin of 0% p.a..

Service Fee:	Not applicable ·
Facility Fee:	$0 Payable annually each year.
Review Fee:	$0 Payable on each review of this Facility.

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Nominated Account:	To be advised. For the purposes of debiting and crediting amounts in relation to this Facility under this document.
Other Conditions:	The General Terms and Overdraft Facility Specific Conditions apply to this Facility. The Farmer's Choice Package Specific Conditions apply to this Facility.
Default Interest Rate:	Calculated at NAB's Base Indicator Rate plus a customer margin of 0% p.a. plus a default margin of 1% p.a..

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FACILITY 5: FARMER'S CHOICE PACKAGE

FACILITY:	FARMER'S CHOICE PACKAGE
Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061114 814
Transaction Account:	085005 857726783
Maximum Aggregate Borrowing Limit (MABL):	$4,000,000
Farmer's Choice Facilities:	The Farmer's Choice Package initially will include the following Facilities:
	Facility:	Facility3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN
Please refer to the Details for each Facility specified above.
Expiry Date:	29 September 2023
MABL Reduction Option:	Option 4 - Long Term Repayment Option
Repayment Details:	Reducing limit: the Facility Limit will automatically reduce by $500,000 per year.
Annual Package Fee:	$800 See the Farmer's Choice Package Specific Conditions.
Other Concession or Benefit:	See the Farmer's Choice Package Specific Conditions.
Negotiated Fee Structure:	Not Applicable
Other Conditions:	The General Terms and the Farmer's Choice Package Specific Conditions apply to this Facility.

© National Australia Bank Limited	19

OTHER FACILITIES

Following are details of some Other Facilities provided by NAB to a Borrower. The terms and conditions of each Other Facility are set out in the Transactions Specific Document, if any, for the Other Facility, each other document referred to in the "Other Conditions" section of the Details and, subject to clause 1.5 (Inconsistency), this document.

FACILITY 6: REVOLVING LEASE LIMIT

FACILITY:	REVOLVING LEASE LIMIT
Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814
Facility Limit:	$3,000,000
Expiry Date:	29 September 2023
Other Conditions:	Master Asset Finance Agreement

FACILITY 7: NAB CORPORATE AND PURCHASING CARD

FACILITY:	NAB CORPORATE AND PURCHASING CARD
Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814
Facility Limit:	$200,000
Expiry Date:
Other Conditions:	NAB Corporate and Purchasing Card Facility Terms and Conditions and NAB Corporate and Purchasing Card Facility - Letter of Offer

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OPTION TO EXTEND CERTAIN FACILITIES

The parties agree that if any of the following Facilities are specified in the Details, the Expiry Date for that Facility can be extended at the option of NAB:

o Bank Guarantee Facility;

o NAB Business Overdraft Facility;

o Documentary Letters of Credit;

o Documentary Letters of Credit and/ or Documents Surrendered;

o Farm Management Account Overdraft;

o Foreign Currency Overdraft Account;

o NAB Commercial Card Facilities;

o Overseas Bills Purchased;

o Set Off - Gross Debt Limit;

o Set Off - Net Debt Limit;

o Standby Letters of Credit;

o Trade Refinance Facility;

o Trade Refinance Facility (with Borrowing Base annexure);

o Revolving Lease Limit/ Master Asset Finance Facility;

o BPAY Batch Limit;

o Transaction Negotiation Facility;

o Direct Debit Facilities;

o NAB Connect;

o Merchant Facilities;

o NAB Invoice Finance;

o NAB Corporate Receivables Facility; and

o any other facility from time to time agreed to by NAB and the Borrower as a 12 Month Facility,

(each a 12 Month Facility).

(a) On or before the Expiry Date for a 12 Month Facility, NAB may by written notice to the Borrower cancel the Facility, in which case the Amount Owing will be repayable on a date being no less than 90 days after the Expiry Date (unless the Borrower is in Default, in which case the Amount Owing may be repayable on a date determined in accordance with this document).

(b) If NAB has not given a notice in accordance with paragraph (a) the Expiry Date for a 12 Month Facility will be extended for a further 90 days for the purposes of an annual review of the Facility.

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(c) After the period set out in paragraph (b), NAB will either:

(i) give notice to the Borrower that the Expiry Date will not be extended, in which case the Amount Owing will be repayable on a date being no less than 90 days after the date of such notice; or

(ii) give notice to the Borrower that the Expiry Date will be extended for a further period not exceeding 90 days; or

(iii) with or without notice to the Borrower, extend the Expiry Date for a further 9-month period on the same terms and conditions as this document and any other terms and conditions applicable to a 12 Month Facility, and notified by NAB from time to time.

The option to extend a 12 Month Facility subject to the terms of this document will only be available for four consecutive annual periods from the initial Expiry Date, such that the final Expiry Date cannot be a date more than 5 years from the initial Expiry Date.

The Borrower repeats the representations and warranties that are made, or taken to be repeated, in accordance with this document (as varied from time to time) as at each Expiry Date (other than the final Expiry Date for a 12 Month Facility) and further represents and warrants to NAB that no Default subsists.

If the Expiry Date does not fall on a Business Day, it will be the next Business Day.

The above provisions prevail to the extent of any inconsistency.

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KEY INFORMATION

Item 1 (Obligors and Group)

1.1 Borrower(s)

S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814

1.2 Cross-Guarantor(s)

S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814

S&W HOLDINGS AUSTRALIA PTY LTD ACN 162 715 326

PASTURE GENETICS PTY LTD ACN 074 290 252

S&W WHEAT PTY LTD ACN 660 612 984

1.3 Security Provider(s)

S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814

PASTURE GENETICS PTY LTD ACN 074 290 252

S&W HOLDINGS AUSTRALIA PTY LTD ACN 162 715 326

S&W WHEAT PTY LTD ACN 660 612 984

1.4 Groups

Refer to definition of "Group" in clause 1.3 (Definitions)

Item 2 (Security Documents)

Name of Security Provider(s)	Security Documents to be provided	Facilities secured
S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814	Term Deposit Letter of Set-Off over NAB Term Deposit Number 927408888 for an amount of $105,831	Facility 1: BANK GUARANTEE FACILITY Each Hedging Agreement
S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814	First registered mortgage over property situated at 4 & 5 Stirling Road, Keith SA 5267 more particularly described in Certificate of Title Volume 6186 Folios 122 and 123.	Facility 2: TRADE REFINANCE FACILITY Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY Each Hedging Agreement

© National Australia Bank Limited	23

S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814	Guarantee and Indemnity for $15,000,000 (Australian Dollars) from S&W Seed Company.	Facility 2: TRADE REFINANCE FACILITY Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY Each Hedging Agreement
S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814	Right of Entry from Southaust Holdings Pty Ltd ACN 067 860 806 c/o Moore Stephens (SA) Pty Ltd of Level 2, 180 Flinders St Adelaide SA 5000 over 14-16 Hakkinen Road, WINGFIELD SA 5013 CT 5681/62	Facility 2: TRADE REFINANCE FACILITY Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY Each Hedging Agreement
S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814

Right of Entry from Firstly Northland (SA) Pty Ltd ACN 080 423 365 of 14-16 Hakkinen Road Wingfield SA 5013 & Secondly from Robert Damin & Ann Elizabeth Damin all c/o 14-16 Hakkinen Road Wingfield CT 5976/648, 6020/269 & 6020/270 (Penfield)

Facility 2: TRADE REFINANCE FACILITY Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY Each Hedging Agreement
S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814	First priority General Security Agreement over all present and after-acquired property	Facility 2: TRADE REFINANCE FACILITY Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY Each Hedging Agreement

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PASTURE GENETICS PTY LTD ACN 074 290 252	First priority General Security Agreement over all present and after-acquired property	Facility 2: TRADE REFINANCE FACILITY Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY Each Hedging Agreement
S&W HOLDINGS AUSTRALIA PTY LTD ACN 162 715 326	First priority General Security Agreement over all present and after-acquired property	Facility 2: TRADE REFINANCE FACILITY Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY Each Hedging Agreement
S&W WHEAT PTY LTD ACN 660 612 984	First priority General Security Agreement over all present and after-acquired property	Facility 2: TRADE REFINANCE FACILITY Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY Each Hedging Agreement

Item 3 (Material Documents)

Not applicable

Item 4 (Specified Documents and other conditions precedent) (clause 3.2(e) (Conditions Precedent)}

Specified Documents

Not applicable

Other Conditions Precedent

Not applicable

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Item 5 (Mandatory Prepayment) (clause 5.2(b) (Prepayment))

Not applicable

Item 6 (Other Representations and Warranties) (clause 8.1(aa) (Representations and Warranties))

Not applicable

Item 7 (Financial Statements and other documents) (clause 9(o) (Financial Statements and other documents to be delivered))

Type of report	Entity	Audited/ Unaudited	Consolidated/ Unconsolidated	Due date for delivery to NAB
Annual Financial Statements	S&W HOLDINGS AUSTRALIA PTY LTD ACN 162 715 326	Unaudited	Consolidated	30 November 2022 and every 12 months thereafter
Statutory payments certificate (evidence satisfactory to NAB that all statutory payments have been met when due)	The Group			15 February 2023 and every 3 months thereafter
Management accounts (including balance sheet, profit and loss statement and cash flow statement). Commentary to provided on variances greater than 15% to key line items.	The Group			15 February 2023 and every 3 months thereafter

Item 8 (Other Undertakings) (clause 9(z) (other undertakings or conditions subsequent))

(a) Net Related Entity Position:

The Group is to maintain a Net Related Entity Position at no less than $25,000,000.

"Net Related Entity Position" means current Related Entity assets plus non current Related Entity assets less current Related Entity liabilities less non current Related Entity liabilities.

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Item 9 (Financial Covenants) (clause 10.1 (Financial Covenants))

The Obligors must maintain the financial covenants set out below at all times.

The financial covenants will:

(a) be calculated by reference to GAAP; and

(b) be based on the then most recent Financial Statements and other financial information provided to NAB in accordance with this document.

NAB may test the financial covenants at any time.

Financial Covenants

The Interest Cover Ratio for the Group, for each period set out in the table below, must not be less than the ratio set out opposite that period in the table below.

Period		ICR
Up to and including	30 June 2022	2:1
1 July 2022	30 June 2023	1.5:1
1 July 2023	30 June 2024	1.75:1
1 July 2024	onwards	2:1

Definitions

For the purposes of these financial covenants, the following definitions and the definitions in the Property Conditions apply in addition to those set out in clause 1.3 (Definitions).

Calculation Date means the last day of each 12 month period until the Termination Date, commencing on the first Calculation Date of 30 June 2022.

Calculation Period means each period of twelve months ending on a Calculation Date, unless otherwise agreed in writing by NAB.

EBITDA means earnings before:

(a) interest;

(b) tax;

(c) depreciation;

(d) amortisation; and

(e) unrealised foreign exchange gains or losses.

Interest Cover Ratio or ICR means, for a Calculation Period, the ratio of EBITDA over that period to Interest Expense for that period.

Interest Expense means, in respect of a period, the aggregate amount of all interest and amounts in the nature of interest or of similar effect to interest paid or payable for that period, including:

© National Australia Bank Limited	27

(a) any dividend or distribution payable on any Marketable Security that constitutes Financial Indebtedness;

(b) payments under any finance or capital lease (except to the extent such payment constitutes a principal reduction of the amount financed);

(c) any discount on any bills, bonds, notes or other instruments drawn, accepted or endorsed;

(d) any commitment, line, facility, acceptance, letter of credit, discount, guarantee, insurance bond or other fees and other amounts of a regular or recurring nature payable during that period (but not establishment, arrangement, agency and other fees payable once only on the initial provision of Financial Indebtedness); and

(e) plus, or minus the net amount of any difference payments during that period under any interest rate hedging arrangement.

It includes interest on any shareholder loans unless capitalised or subordinated on terms acceptable to NAB.

Item 10 (Hedging) (clause 10.3 (Hedging))

Not applicable

Item 11 (Enforcement proceedings - Threshold Amount) (clause 11.1(g) (Enforcement proceedings))

$250,000

Item 12 (Other Events of Default) (clause 11.1(s) (Other))

Not applicable

Item 13 (Fees) (clause 17 (Fees))

Bank Fees
Application/Establishment Fee:	payable on execution of this document	$8,000.00
Lodgment of Documents for Registration Fee	payable on execution of this document	$115.00
Government Fees
SA Title Search Fee (x2):	payable on execution of this document	$74.46
Total Estimated Fees $8,189.46

Item 14 (Review Events) (clauses 14.4 (Review Event) and 14.5 (Review Event Consequences))

Not applicable

Item 15 (Communications) (clause 31 (Communications and Notices))

Details for service of communications to NAB:

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Name of Bank:	National Australia Bank Limited

Address:	L6, 22 King William Street, Adelaide SA 5000

Attention:	Ben Vanderkop

Details for service of communications to the Obligor(s):

Name of Obligor:	All Obligors

Address:	14-16 Hakkinen Road
Wingfield SA 5013
Attention:	The Secretary

Email:

Item 16 (Governing Law Jurisdiction) (clause 37) (Governing Law & Jurisdiction))

South Australia

Item 17 (Trust) and (Trust Documents)

Not Applicable

Item 18 (Partnership) and (Partnership Documents)

Not applicable

Item 19 (Scheme), (Custodian), (Custody Agreement) and (Scheme Documents)

Not applicable

Item 20 (Other)

Not applicable

© National Australia Bank Limited	29

SPECIFIC FACILITY TERMS

BANK GUARANTEE FACILITY SPECIFIC CONDITIONS

FOREIGN CURRENCY WARNING NOTICE

This important notice should be read and understood before the Borrower decides to enter into a facility or transaction in a foreign currency.

This notice is intended to provide the Borrower with a general warning of the risks that can arise from adverse exchange rate movements when transacting in a foreign currency, and to advise the Borrower that other risks also exist.

The Borrower's liability in Dollars will increase, possibly very substantially, if there is a movement in either:

• the Dollar relative to the foreign currency facility or transaction; or

• the foreign currency relative to the Dollar.

Another risk that may also exist is the potential for adverse movements in the interest rate that applies to the foreign currency facility or transaction.

The Borrower should also be aware that in some circumstances mechanisms may be available for limiting these risks. Such mechanisms may include products ranging from forward FX contracts (FECs) and fixed rate loans to more complex options and derivatives. A solution can be tailored to the Borrower's specific business needs.

For more information about managing risks associated with international trade, go to the "Business" tab on our website www.nab.com.au and click on > International trade.

For more information regarding Foreign Exchange Risk please telephone a Specialist on 132265 (7am

- 7pm EST).

The Borrower should seek independent professional advice before entering into a facility or transaction in a foreign currency. In particular, advice should be sought as to the suitability of a foreign currency facility or transaction for your purposes and as to the risk management strategies available for such facilities or transactions.

Important Information about Renminbi Settlement Services

Renminbi ("RMB"), the lawful currency in the People's Republic of China, is not yet fully convertible and is subject to substantial exchange rate risk. For more information about the risks associated with RMB, please contact a Specialist on 132265 (7am - 7pm EST).

1. ADDITIONAL CONDITIONS PRECEDENT

The following additional conditions precedent apply in relation to the issue of any Bank Guarantee:

(a) NAB receiving a Drawdown Notice in form and substance required by NAB from time to time;

(b) NAB being satisfied that:

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(i) the date the Bank Guarantee is to be issued is a Business Day on or before any Issue Date;

(ii) the currency of the Bank Guarantee is an Approved Currency; and

(iii) the Australian Dollar Equivalent of the Maximum Liability under all unexpired Bank Guarantees, on any day, after the Bank Guarantee is issued, does not exceed the Australian Dollar Equivalent of the Facility Limit.

2. DRAWING

(a) NAB may reject an application for a Bank Guarantee at its discretion if NAB is unable to issue the Bank Guarantee due to operational reasons and will advise you of this as soon as possible.

(b) Each Bank Guarantee will be in NAB's usual form, unless otherwise agreed.

3. REIMBURSEMENT

The Borrower must pay NAB on demand from time to time amounts equal to each payment made by NAB under a Bank Guarantee.

4. INDEMNITY

(a) The Borrower agrees to indemnify NAB in respect of:

(i) any amounts NAB pays to a Beneficiary under a Bank Guarantee; and

(ii) an amount equal to any loss (including consequential or economic loss), damage and Costs which NAB incurs or suffers or for which NAB becomes liable, directly or indirectly as a result of or in connection with:

(A) the issue or variation of a Bank Guarantee;

(B) any payment or claim for payment under a Bank Guarantee; or

(C) anything done by a Beneficiary or any other person in relation to or in reliance on a Bank Guarantee.

(b) Any amount the Borrower must pay NAB under this clause 4 (Indemnity) is payable in Dollars (even if the payment made by NAB is in a different currency) and becomes due and payable upon the earlier of:

(i) NAB making payment under a Bank Guarantee; or

(ii) NAB incurring an obligation to make payment under a Bank Guarantee, or

(iii) an Event of Default occurring.

5. PAYMENT OF BANK GUARANTEE WITHOUT DEMAND

NAB may, at any time, and exercising its discretion in a reasonable manner when doing so, end its obligations under a Bank Guarantee by paying to the Beneficiary of that Bank Guarantee the Maximum Liability or such lesser amount as is required to discharge NAB's obligations under the Bank Guarantee, even though no demand is made on NAB by that Beneficiary.

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6. NO OBLIGATION TO ENQUIRE

(a) The Borrower irrevocably authorises NAB to immediately pay any amount demanded at any time under a Bank Guarantee.

(b) The Borrower agrees that NAB:

(i) will make a payment referred to in clause 6(a) above without first referring to the Borrower;

(ii) need not enquire into the correctness or validity of any demand made on NAB under a Bank Guarantee; and

(iii) may meet any demand even though the Borrower disputes the validity of the demand.

7. PARTIAL PAYMENTS

(a) The Borrower agrees that if a demand is made by a Beneficiary of a Bank Guarantee for a partial payment of the Maximum Liability of that Bank Guarantee, NAB may at its discretion and without further reference to the Borrower, pay the amount demanded and issue to the Beneficiary a replacement Bank Guarantee for the balance of the Maximum Liability.

(b) The procedure set out in clause 7(a) may be repeated at NAB's discretion.

(c) The Borrower agrees that this document applies to any replacement Bank Guarantee issued under this clause 7 (Partial payments).

8. PROCEEDINGS UNDER BANK GUARANTEE

NAB is not obliged at any time to commence, pursue or defend any legal proceedings or other process in connection with any claim, demand or right arising under a Bank Guarantee issued under this Facility.

9. RETURN OF BANK GUARANTEES

The Borrower must promptly return to NAB an original Bank Guarantee if it is given to the Borrower by the relevant Beneficiary. If the Borrower fails to do so, fees and charges may continue to accrue.

10. ADDITIONAL CONSEQUENCES OF DEFAULT

(a) The following additional consequences of Default apply:

(i) NAB may require the Borrower to provide cash cover on terms satisfactory to NAB for an amount not less than the Maximum Liability under each outstanding Bank Guarantee in the currency in which each such Bank Guarantee is denominated; and

(ii) NAB may require the Borrower to grant other Encumbrances acceptable to NAB.

(b) NAB may exercise any of its rights under this document even though one or more Bank Guarantees remain outstanding on that date.

(c) If, on a day when the Borrower makes a payment required under clause 1O(a), or under clause 11.2 (Consequences of Default) of the General Terns, there are any Bank Guarantees in respect of which payment of the whole or part of the Maximum Liability has not yet been demanded by the Beneficiary, and a portion of that payment represents the undemanded amount, then NAB will:

© National Australia Bank Limited	32

(i) deposit that portion in an interest-bearing deposit account on terms which NAB considers appropriate (which may include making the deposit with itself) and hold those funds until they are disbursed in accordance with clause 10(c)(ii) and/or (iii);

(ii) use the deposited amount towards paying a Beneficiary of a Bank Guarantee; and

(iii) pay to the Borrower the amount which NAB certifies is that part of the deposited amount and the interest earned on it (net of NAB's income tax liability in connection with those earnings) which remains after all of the Borrower's obligations (contingent or otherwise) under this document have been satisfied.

(d) Where money will be held in a deposit account in accordance with clause 10(c), the Borrower must also provide NAB with an appropriate Deposit Letter in respect of all such moneys to be held by NAB in such a deposit account.

(e) Where the required deposit account is provided by NAB, it may charge the Borrower the usual fees and charges for the operation of such an account by NAB.

11. TERMINATION OF THE FACILITY

(a) On the Termination Date for the Facility, the Borrower must pay to NAB:

(i) all of the Balance Owing; less

(ii) the amount equal to the aggregate Maximum Liability under each outstanding Bank Guarantee in respect of which NAB has already been provided with cash cover on terms satisfactory to NAB.

(b) When the Borrower makes a payment required under clause 11(a) NAB will, in respect of that portion of the receipts that remains to be allocated to any Bank Guarantees in respect of which payment of the whole or part of the Maximum Liability has not yet been demanded by the Beneficiary:

(i) deposit that portion in an interest-bearing deposit account on terms which NAB considers appropriate (which may include making the deposit with itself) and hold those funds until they are disbursed in accordance with clause 11(b)(ii) and/or (iii);

(ii) apply the deposited amount towards paying a Beneficiary of a Bank Guarantee; and

(iii) pay to the Borrower the amount which NAB certifies is that part of the deposited amount and the interest earned on it (net of NAB's income tax liability in connection with those earnings) which remains after all of the Borrower's obligations (contingent or otherwise) under this document have been satisfied.

(c) When the Borrower makes a payment required under clause 11(a), and where money will be held in a deposit account in accordance with 11(b), the Borrower must also provide NAB with an appropriate Deposit Letter in respect of all such moneys to be held by NAB in such a deposit account.

(d) Where the required deposit account is provided by NAB, it may charge the Borrower the usual fees and charges for the operation of such an account by NAB.

© National Australia Bank Limited	33

12. FOREIGN CURRENCY FACILITIES OR TRANSACTIONS

12.1 Funding risk and non availability

(a) NAB will use its best efforts to notify the Borrower as soon as practicable if the making, denomination or continuation of the Facility in the foreign currency is not reasonably practical or is impossible as a result of:

(i) any change in national or international financial, political or economic conditions, currency exchange rates, currency availability or exchange controls;

(ii) any event of contingency which materially and adversely affects the inter-bank markets generally; or

(iii) any change in law.

(b) During the 30 days after that notice is given by NAB, NAB will negotiate in good faith with the Borrower to find an alternative basis to continue the Facility.

(c) If no agreement is reached within the 30 day period referred to in clause 12.1(b), NAB's obligation to provide the Facility will be automatically terminated and the Borrower must immediately provide cash cover on terms satisfactory to NAB for an amount not less than the Maximum Liability under each outstanding Bank Guarantee in the currency in which each such Bank Guarantee is denominated.

12.2 No advice or management by NAB

The Borrower acknowledges and agrees that NAB is not managing, supervising or advising in relation to the Borrower's foreign currency exposure.

12.3 Foreign currency fluctuations

If the Facility is made available or involves a foreign currency and there is a change in the exchange rate applicable between that foreign currency and Dollars which has the effect of causing the Australian Dollar Equivalent of the Balance Owing to exceed the Australian Dollar Equivalent of the Facility Limit, NAB may require the Borrower to either:

(d) cash cover on terms, and in currencies or currency, reasonably satisfactory to NAB for the amount of such excess so that the Australian Dollar Equivalent of the Balance Owing is equal to or less than Australian Dollar Equivalent of the Facility Limit; or

(e) provide additional Encumbrances acceptable to NAB to the value reasonably determined by NAB, but not less than the amount of such excess.

13. PAYMENTS DUE ON A NON-BUSINESS DAY

If a payment is due under the Facility on a day that is not a Business Day, that payment must be made on the previous Business Day.

14. DEFINITIONS

For the purpose of these Bank Guarantee Facility Specific Conditions:

Approved Currency means the currency or currencies approved by NAB in writing from time to time.

Australian Dollar Equivalent means, in respect of:

© National Australia Bank Limited	34

(a) the Facility Limit for a Facility at any time which is expressed in a foreign currency, the equivalent amount in Australian Dollars (when notionally converted by NAB at the rate of exchange used by NAB for the purpose, and at the time, of approving the Facility); and

(b) the Balance Owing for, or any other amount in respect of, a Facility which is expressed in a foreign currency, the equivalent amount of the Balance Owing or other amount in Australian Dollars (as notionally converted by NAB at its prevailing spot rate of exchange).

Availability Period means the period from the date of this document to the Termination Date.

Beneficiary means, in relation to a Bank Guarantee, the person to whom the Bank Guarantee is to be, or has already been, issued and any assignee of such person.

Facility means a bank guarantee facility.

Issue Date means the issue date for a Bank Guarantee specified in the Details.

Maximum Liability means, in respect of a Bank Guarantee, the amount specified in that Bank Guarantee as the maximum liability (exclusive of interest on that Maximum Liability) under that Bank Guarantee.

© National Australia Bank Limited	35

FARMER'S CHOICE PACKAGE {"PACKAGE") SPECIFIC CONDITIONS

1. THE TRANSACTION ACCOUNT

The Borrower must ensure that the Transaction Account is opened and remains open at all times.

2. FACILITIES SUBJECT TO THE FARMER'S CHOICE PACKAGE

The Borrower must comply with the specific terms and conditions applicable to each Farmer's Choice Facility.

3. MAXIMUM AGGREGATE BORROWING LIMIT (MABL)

(a) The initial MABL is set out in the Details.

(b) There are 4 options for the reduction of the MABL as follows:

Option 1 - Interest Only Option

The MABL will not be reduced during the term of the Package. The MABL will be reduced to nil on the Expiry Date of the Package.

Option 2 - Step down to Interest Only Option

The MABL reduces on each Reduction Date to the amount set out beside that date in the Details. After the last Reduction Date, no further reductions to the MABL will be made until the Expiry Date of the Package. The MABL will be reduced to nil on the Expiry Date of the Package.

Option 3 - Milestone Option

The MABL reduces on each Reduction Date to the amount set out beside that date in the Details. The MABL will be reduced to nil on the Expiry Date of the Package.

Option 4 - Long Term Repayment Option

The MABL reduces by the amounts and on the dates notified by NAB. The MABL will be reduced to nil on the Expiry Date of the Package.

(c) The option applying to the Package is set out in the Details under the heading "MABL Reduction Option".

(d) The Borrower agrees that, regardless of the other terms and conditions applicable to the Farmer's Choice Facilities:

(i) unless otherwise agreed by NAB, the aggregate of the Balance Owing under each of the Farmer's Choice Facilities (excluding any Overdraft Facility) must not exceed the prevailing MABL; and

(ii) it will immediately make such repayments as are required to comply with clause 3(d)(i); and

(iii) NAB is not obliged to provide any Drawing under the Package or under any of the Farmer's Choice Facilities if to do so would cause the sum of the Balance Owing under each Farmer's Choice Facility (excluding any Overdraft Facility) to exceed the prevailing MABL.

© National Australia Bank Limited	36

(e) NAB may, after consultation with the Borrower, change the MABL Reduction Option that applies by giving the Borrower notice in accordance with the General Terms. The object of any such change would be to better reflect or address the Borrower's changed circumstances or requirements.

4. PACKAGING FACILITIES

(a) NAB will confirm, in writing, the initial Farmer's Choice Facilities (if not set out in the Details).

(b) The Borrower acknowledges that NAB may, at its discretion, determine which Facilities are eligible for inclusion in the Package, including by determining that a Facility is no longer eligible for inclusion.

(c) The Borrower may apply to NAB to add other Facilities to the Package, to increase the Facility Limit of any Farmer's Choice Facility, to increase the MABL, or to extend the term of the Package.

(d) NAB may accept or reject any such request at its discretion and may impose such conditions on its acceptance as it sees fit. The Borrower may need to enter into a new Package.

(e) NAB will inform the Borrower if any Facilities are added to, or are to be removed from, the Package. Where a Facility is to be removed from the Package, NAB will inform the Borrower when it will be removed and will provide reasonable notice before its removal.

(f) The Package must, at all times, include at least one Facility.

(g) The Package is automatically cancelled if there are no longer any Facilities included in it.

(h) If the Package is cancelled or otherwise ends, the concessions and benefits available under the Package will immediately cease to apply.

5. CONCESSIONS AND BENEFITS

The following concessions and benefits apply to Farmer's Choice Facilities, while they remain part of the Package (and subject to NAB's right to vary the terms of the Package):

(a) there will be no separate application fees for individual Farmer's Choice Facilities;

(b) any Farmer's Choice Facility that is a Term Loan Facility, Overdraft Facility, NAB Business Markets Facility or Market Rate Facility (and any other Facility notified in writing by NAB) will be free from any service fee that would otherwise apply; and

(c) for any Farm Management Account Overdraft Facility that is part of the Package, a preferential variable interest rate will apply, as set out in the Details for that Facility.

6. CANCELLATION OF THE PACKAGE

(a) If an Event of Default occurs and is continuing, NAB may (subject to the Specific Conditions of each Farmer's Choice Facility):

(i) immediately suspend the Borrower's ability to make further Drawings under a Farmer's Choice Facility until the Default is rectified to NAB's satisfaction; and/or

(ii) give the Borrower notice stating that an Event of Default has occurred and give the Borrower a reasonable grace period of up to 7 days (or such longer period as required by law or that NAB elects to allow) to remedy the Event of Default. If the

© National Australia Bank Limited	37

Event of Default is not remedied within that period, NAB may immediately cancel the Package by written notice to the Borrower.

(b) The Borrower may cancel the Package at any time by giving NAB at least 2 Business Days prior written notice.

(c) Upon cancellation in accordance with clauses 6(a) or (b), NAB will make a pro rata refund of the remaining balance of the Annual Package Fee paid in advance, within a reasonable time.

7. PACKAGE FEES

(a) The Borrower must pay the Annual Package Fee annually in advance on:

(i) the date the Borrower enters into the Package or, at NAB's discretion, the last Business Day of the month in which the Borrower enters into the Package; and

(ii) each anniversary of that date.

(b) The Borrower irrevocably authorises NAB to debit from the Transaction Account the Annual Package Fee and the Farmer's Choice Application Fee.

8. JOINT PACKAGES

If the Package is held jointly by the Borrower with one or more other people (each an Other Package Holder):

(a) the Borrower agrees that NAB may disclose to each Other Package Holder such information about any Farmer's Choice Facility (or associated account) as NAB believes is necessary to administer the Package, even if that Facility or account is in the Borrower's name alone, which information may include:

(i) which of the Borrower's Facilities or accounts are included in the Package, and which are not;

(ii) the Facility Limit of any of the Borrower's Facilities which are included in the calculation of the MABL; and

(iii) any information about the repayment of the Borrower's Facilities which affects, or which may affect, the operation of the relevant MABL Reduction Option;

(b) the obligation to pay the Annual Package Fee is a joint and several obligation of the Borrower and each Other Package Holder;

(c) in addition to any other rights NAB has to cancel or suspend further Drawings under the Package, if any Other Package Holder commits an event of default (however described) in relation to any agreement NAB has with that Other Package Holder (whether or not that agreement relates to a Farmer's Choice Facility), NAB may (subject to the Specific Conditions of each Farmer's Choice Facility):

(i) immediately suspend the Borrower's ability to drawdown further financial accommodation under a Farmer's Choice Facility until the event of default is rectified to NAB's satisfaction; and/or

(ii) cancel the Package by written notice to the Borrower and the Other Package Holder, provided that NAB has given the Borrower and the Other Package Holder a notice stating that an event of default has occurred under an agreement between NAB

© National Australia Bank Limited	38

and the Other Package Holder and after giving that Other Package Holder a reasonable grace period of up to 7 days (or such longer period as required by law or that NAB elects to allow) to remedy the event of default; and

(d) notwithstanding clause 6 (Cancellation of the Package), the Borrower can only cancel the Package if the notice referred to in clause 6 (Cancellation of the Package) is given by the Borrower and each Other Package Holder.

9. DEFINITIONS

For the purposes of these Farmer's Choice Package Specific Conditions:

Annual Package Fee means the Annual Package Fee specified in the Details.

Farm Management Account Overdraft Facility means any Facility titled "Farm Management Account Overdraft Facility" in the Details.

Farmer's Choice Facility means each Facility set out in the Details under the heading "Farmer's Choice Package" or as otherwise advised to the Borrower in accordance with this document.

MABL means the Maximum Aggregate Borrowing Limit specified in the Details.

Overdraft Facility means a Facility in respect of which the Overdraft Facility Specific Conditions apply, as stated in the Details.

Reduction Date means each reduction date in respect of the Facility specified in the Details.

Repayment Details means the repayment details in respect of the Facility specified in the Details.

Term Loan Facility means any Facility to which the Term Loan Facility Specific Conditions apply, as stated in the Details.

Transaction Account means the transaction account in respect of the Facility specified in the Details or as otherwise agreed.

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GLOBAL TRADE FINANCE SPECIFIC CONDITIONS

FOREIGN CURRENCY WARNING NOTICE

This important notice should be read and understood before the Borrower decides to enter into a Facility or transaction in a foreign currency.

This notice is intended to provide the Borrower with a general warning of the risks that can arise from adverse exchange rate movements when transacting in a foreign currency, and to advise the Borrower that other risks also exist.

The Borrower's liability in Dollars will increase, possibly very substantially, if there is an adverse movement in either:

the Dollar relative to the currency of the foreign currency facility or transaction; or the foreign currency relative to the Dollar.

Another risk that may also exist is the potential for adverse movements in the interest rate that applies to the foreign currency Facility or transaction.

The Borrower should also be aware that in some circumstances mechanisms may be available for limiting these risks. Such mechanisms may include products ranging from forward FX contracts (FECs) and fixed rate loans to more complex options and derivatives. A solution can be tailored to the Borrower's specific business needs.

For more information about managing risks associated with international trade, go to the "Business" tab on our website www.nab.com.au and click on > International trade.

For more information regarding Foreign Exchange Risk please telephone a Specialist on 132265 (7am

- 7pm EST).

The Borrower should seek independent professional advice before entering into a Facility or transaction in a foreign currency. In particular, advice should be sought as to the suitability of a foreign currency Facility or transaction for the Borrower's purposes and as to risk management strategies available for such Facilities or transactions.

Important Information about Renminbi Settlement Services

Renminbi ("RMB"), the lawful currency in the People's Republic of China, is not yet fully convertible and is subject to substantial exchange rate risk. For more information about the risks associated with RMB, please contact a Specialist on 132265 (7am - 7pm EST).

1. FOREIGN CURRENCY OVERDRAFT FACILITIES

1.1 Application of this clause

This clause 1 (Foreign Currency Overdraft Facilities) applies to any Foreign Currency Overdraft Facility.

1.2 Additional Conditions Precedent

The following additional conditions precedent apply in relation to any Drawing:

(a) the Drawdown Date is a Banking Day within the Availability Period;

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(b) subject to contrary agreement, the currency of the Drawing is the same as the currency of the Loan Account; and

(c) the Australian Dollar Equivalent of the Drawing does not exceed the Available Facility at that time unless NAB has given its prior written consent for an amount greater than the Available Facility to be drawn.

1.3 Drawing

Any amount paid or repaid to the credit of the Facility may be redrawn subject to the terms of this document.

1.4 Repayment

NAB may require the Borrower to repay all or part of the Balance Owing at any time. The Borrower must repay all of the Balance Owing on demand.

1.5 Prepayment

The Borrower may prepay the whole or any part of the Balance Owing at any time.

1.6 Interest

(a) Interest on debt balances is calculated daily by applying the Daily Interest Rate to the Value Balance (excluding any amount to which a Default Interest Rate applies) at the end of each day.

(b) The Value Balance is generally the same as the Balance Owing, except that interest charges for an Interest Period (including any interest adjustment) do not form part of the Value Balance until the first day of the next Interest Period (even though they may be included in the Balance Owing from the date they are debited).

(c) Interest for:

(i) an Interest Period is debited from the Loan Account on the last Business Day of that Interest Period or such other reasonable times as NAB may notify; and

(ii) the last Interest Period is debited from the Loan Account on the Termination Date.

(d) Where a transaction for a particular day is processed by NAB after that day, for whatever reason, NAB may, acting reasonably, elect to back-date that transaction and, if NAB does this, an appropriate interest adjustment will be made to the Loan Account on the last Banking Day of the next Interest Period.

1.7 What currency applies

(a) The Borrower must ensure that all payments to the Facility are in the currency of the Loan Account.

(b) Fees and charges are calculated in Dollars and may be debited by NAB from the Loan Account with any necessary currency conversions made in accordance with the provisions of the 'NAB Foreign Currency Account - Onshore Terms and Conditions' as amended or replaced from time to time in accordance with any notice given under any Finance Document.

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2. LETTERS OF CREDIT

2.1 Application of this clause

(a) A Drawing under a Documentary Letter of Credit or Standby Letter of Credit Facility must, and a Drawing under a Documentary Letter of Credit &/or Documents Surrendered Facility may, take the form of a Utilisation.

(b) This clause 2 (Letters of Credit) applies in relation to any Utilisation.

2.2 Additional Conditions Precedent

The following additional conditions precedent apply in relation to any Utilisation (including the initial Utilisation):

(a) NAB receiving a Letter of Credit application in the form and substance satisfactory to NAB together with such information and documentation relating to the Utilisation as NAB may reasonably require before the relevant Cut-Off Time (which NAB will notify on request); and

(b) NAB being satisfied that:

(i) the Issue Date is a Business Day within the Availability Period;

(ii) the currency of the Letter of Credit is an Approved Currency; and

(iii) the Australian Dollar Equivalent of the Letter of Credit does not exceed the Available Facility at that time unless NAB has given its prior written consent for an amount greater than the Available Facility to be drawn.

2.3 Utilisation

(a) A Letter of Credit application is irrevocable once given.

(b) Notwithstanding any other provision, NAB can decline any Letter of Credit application at its discretion and will advise the Borrower promptly if it does this.

2.4 The form of the Letter of Credit

(a) Each Letter of Credit will be in NAB's usual form, unless otherwise agreed.

(b) In certain circumstances specific to a Letter of Credit issued or to be issued at the Borrower's request, NAB may request the Borrower to execute such additional documentation or forms as reasonably required by NAB's normal practice to manage its risks in connection with the Letter of Credit. Not providing NAB with such documentation or forms may impact on NAB's ability to carry out the Borrower's request in connection with the Letter of Credit.

(c) All Letters of Credit established under the Facility will be subject to the terms and conditions of the prevailing Uniform Customs and Practice for Documentary Credits or International Standby Practices, each published by the International Chamber of Commerce or such other terms as agreed in writing with NAB. The Borrower must ensure that it is aware of those terms and conditions and accepts them, including any indemnities contained within such terms it may be required to provide a party.

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2.5 Authority to make payments and payment of Standby Letter of Credit without demand

(a) The Borrower irrevocably authorises NAB to pay any amount for which a demand or request is made at any time under a Letter of Credit without reference to, or further authority from, the Borrower.

(b) NAB need not investigate or enquire whether a claim or demand on it has been properly made.

(c) NAB may meet any claim or demand on it notwithstanding that the Borrower may dispute the validity of the claim or demand.

(d) NAB may if consistent with the terms of the Standby Letter of Credit, at any time and exercising its reasonable discretion in doing so, end its obligations under a Standby Letter of Credit by paying to the Beneficiary of that Standby Letter of Credit the Maximum Liability or such lesser amount as is required to discharge NAB's obligations under the Standby Letter of Credit, even though no demand is made on NAB by the Beneficiary.

2.6 The Borrower's undertaking to pay

(a) The Borrower agrees to pay to NAB on demand and in the currency in which the Letter of Credit is denominated an amount equal to each amount demanded from or paid by NAB under any Letter of Credit together with any incidental Costs.

(b) The Borrower indemnifies NAB against all actions, proceedings, claims and demands brought or made against NAB and against all losses (including consequential losses and loss of profits), damages and Costs which NAB incurs or suffers or for which NAB reasonably becomes liable, directly or indirectly, in connection with any Letter of Credit requested by the Borrower to be issued by NAB.

(c) When NAB makes a payment under a Letter of Credit or Bill drawn on and accepted by NAB in connection with a Letter of Credit and the Borrower does not promptly reimburse NAB, the Borrower authorises NAB to debit the amount of the payment together with any incidental Costs (less any reimbursements in relation to that payment) to any account of the Borrower's NAB chooses without first having to make demand for payment or otherwise giving the Borrower prior notice.

(d) Each payment obligation of the Borrower under this clause 2.6 (The Borrower's undertaking to pay) is independent of each other payment obligation of the Borrower under this clause 2.6 (The Borrower's undertaking to pay).

2.7 Bills drawn on NAB in connection with a Letter of Credit

Where any Bills are drawn on NAB in connection with a Letter of Credit, NAB will accept such Bills on presentation and make payments in accordance with the terms of the Bill. The Borrower must pay and indemnify NAB for doing so in accordance with clause 2.6 (The Borrower's undertaking to pay) of these Global Trade Finance Specific Conditions.

2.8 Insurance

The Borrower must:

(a) insure all goods relating to each Letter of Credit drawn under the Facility to NAB's satisfaction (unless NAB has previously agreed in writing to waive this condition);

(b) deliver to NAB a copy of any insurance policy or certificate relating to those goods when received or at such time as is agreed with NAB; and

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(c) hold proceeds of any claim under an insurance policy on trust for NAB if required to do so under clause 2.12(d) of these Global Trade Finance Specific Conditions.

2.9 Use of correspondent banks

NAB may, at its reasonable discretion, direct a Letter of Credit established under a Facility to its correspondent bank for negotiation or other action. If NAB does this, such correspondent bank may pay NAB a commission for each Letter of Credit directed to them.

2.10 Pledge

(a) Unless the Borrower has granted NAB a General Security Agreement, the Borrower authorises, as security for its obligations to NAB in connection with a Utilisation, NAB to retain by way of pledge the documents and goods relating to the Letter of Credit that is the subject of the Utilisation, all proceeds of sale and insurances relating to such documents and goods and all the Borrower's rights as unpaid seller.

(b) If requested by NAB, the Borrower agrees to execute any other documents that NAB may reasonably require to grant NAB an Encumbrance over the documents and goods relating to a Letter of Credit (the "Pledge Agreement").

2.11 Additional consequences of default

(a) If an Event of Default occurs and is continuing, the following additional consequences of default apply, in addition to any other rights and obligations under the General Terms:

(i) NAB may require the Borrower to provide cash cover on terms satisfactory to NAB for an amount not more than the Maximum Liability under each outstanding Letter of Credit in the currency in which the outstanding Letter of Credit is denominated;

(ii) NAB may, where the Amount Owing has become due and payable, sell, dispose of or otherwise deal with any documents or goods pledged under this document or a Pledge Agreement as NAB thinks fit and apply the proceeds towards satisfaction of the Borrower's obligations to NAB in connection with the relevant Utilisation;

(iii) NAB may collect any amount due under any policy of insurance in relation to any goods; and

(iv) NAB may require the Borrower to grant other Encumbrances acceptable to NAB.

(b) NAB may exercise any of its rights under this document even though one or more Letters of Credit remain outstanding on that date.

(c) If, on a day when the Borrower makes a payment required under clause 2.11(a) or under clause 11.2 (Consequences of Default) of the General Terms, there are any Letters of Credit in respect of which payment has not yet been demanded by the Beneficiary and a portion of that payment represents those undemanded amounts, then NAB will:

(i) deposit that portion in an interest-bearing term deposit account (which may include making the deposit with NAB) on terms NAB considers appropriate and hold those funds until they are disbursed in accordance with clause 2.11(c)(ii) and/or (iii);

(ii) use the deposited amount towards paying a Beneficiary of a Letter of Credit; and

(iii) pay to the Borrower the amount which NAB certifies is that part of the deposited amount and the interest earned on it (net of NAB's income tax liability in connection

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with those earnings) which remains after all of the Borrower's obligations (contingent or otherwise) under this document have been satisfied.

(d) When the Borrower makes a payment required under clause 2.11(a) or under clause 11.2 (Consequences of Default) of the General Terms and where money will be held in a deposit account in accordance with clause 2.11(c), the Borrower must also provide NAB with an appropriate Deposit Letter in respect of all such moneys to be held by NAB in such a deposit account.

(e) Where the required deposit account is provided by NAB, it may charge the Borrower the usual fees and charges for the operation of such an account by NAB.

2.12 Delivery of documents or goods

If any documents or any goods in relation to a Letter of Credit are:

(a) delivered by NAB to the Borrower or to any person authorised by the Borrower to receive those documents or goods on the Borrower's behalf; or

(b) received by the Borrower (or by any such person on the Borrower's behalf),

before the Borrower has fully paid and discharged its obligations to NAB or its correspondent banks in relation to the Letter of Credit, the Borrower agrees that:

(c) if directed by NAB acting reasonably, the Borrower must receive those goods or documents for NAB and must hold them and any proceeds of sale for NAB;

(d) the Borrower must hold the proceeds of any claim on any policy of insurance on trust for NAB;

(e) if directed by NAB acting reasonably, the Borrower must keep the goods and any proceeds separate from others; and

(f) NAB may at any time take possession of and receive the goods or any proceeds of the sale or disposal of the goods.

2.13 Termination of Facility

(a) On the Termination Date for the Facility, the Borrower must pay to NAB:

(i) all of the Balance Owing for the Facility; less

(ii) the amount equal to the cash cover then available to NAB, in respect of the aggregate of the Maximum Liability under each unexpired Letter of Credit.

(b) When the Borrower makes a payment required under clause 2.13(a), it must do so on terms satisfactory to NAB.

(c) When the Borrower makes a payment required under clause 2.13(a), NAB will, in respect of that portion of the receipts that remains to be allocated to any Letters of Credit in respect of which payment of the whole or part of the Maximum Liability has not yet been demanded by the Beneficiary:

(i) deposit that portion in an interest-bearing term deposit account (which may include making the deposit with itself) on terms which NAB considers appropriate and hold those funds until they are disbursed in accordance with clause 2.11(c)(ii) and/or (iii);

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(ii) use the deposited amount towards paying a Beneficiary of a Letter of Credit; and

(iii) pay to the Borrower the amount which NAB certifies is that part of the deposited amount and the interest earned on it (net of NAB's income tax liability in connection with those earnings) which remains after all of the Borrower's obligations (contingent or otherwise) under this document have been satisfied.

(d) Where money will be held in a deposit account in accordance with clause 2.13(b), the Borrower must also provide NAB with an appropriate Deposit Letter in respect of all such moneys to be held by NAB in such a deposit account.

(e) Where the required term deposit account is provided by NAB, it may charge the Borrower the usual fees and charges for the operation of such an account by NAB.

(f) The Borrower's obligations under the Facility continue to apply to any Letters of Credit in respect of which payment of the whole or part of the Maximum Liability has not yet been demanded by the Beneficiary.

2.14 Interest

The Borrower does not pay interest charges on any Utilisation that is an issue of a Letter of Credit, provided that it is repaid in accordance with this document. Interest charges will apply where that Letter of Credit is refinanced under your Facility.

3. OTHER DRAWINGS

3.1 Application of the clause

This clause 3 (Other Drawings) applies to all Drawings under a Facility which is not covered by clause 1 (Foreign Currency Overdraft Facilities) or clause 2 (Letters of Credit), including a Drawing under a Trade Refinance Facility, Overseas Bills Purchased Facility or Overseas Currency Loan Facility.

3.2 Additional Conditions Precedent

The following additional conditions precedent apply in relation to any Drawing:

(a) NAB receiving a Drawdown Notice in the form and substance satisfactory to NAB together with such information and documentation relating to the Drawing as NAB may require before the relevant Cut-Off Time (which NAB will notify to the Borrower upon request); and

(b) NAB being satisfied that:

(i) the proposed Drawdown Date is a Banking Day within the Availability Period;

(ii) the term of the proposed Drawing does not extend beyond the Expiry Date for the Facility;

(iii) the currency of the proposed Drawing is an Approved Currency;

(iv) the Australian Dollar Equivalent of the Drawing does not exceed the Available Facility on the proposed Drawdown Date unless NAB has given its prior written consent for an amount greater than the Available Facility to be drawn;

(v) the number of Drawings outstanding would not exceed the Maximum Number of Drawings (if any) for the Facility as a result of the proposed Drawing;

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(vi) the amount of the proposed Drawing complies with any requirements of NAB from time to time as regards to minimum amount (and, if required, integral multiples); and

(vii) disbursement instructions for the proceeds of the Drawing have been provided in form and substance satisfactory to NAB.

3.3 Drawing

(a) A Drawdown Notice is irrevocable once given.

(b) Notwithstanding any other provision, NAB can decline any request to draw on a Facility at its discretion and will advise the Borrower promptly if it does this.

(c) Any amount repaid or prepaid is available for redraw subject to the terms of this document.

3.4 Repayment

(a) Each Drawing made under a Facility is for an agreed term and the Balance Owing for each Drawing must be repaid in full at the end of the term of that Drawing.

(b) The Borrower must make such repayments as required for it to comply with the Amortisation Schedule (if any).

3.5 Prepayment

The Borrower may prepay all or part of the Balance Owing in respect of:

(a) an Overseas Currency Loan Facility:

(i) on the last day of an Interest Period provided that the Borrower gives NAB at least 5 Banking Days prior written notice of its request and pays to NAB any applicable fees; or

(ii) at any other time, if NAB agrees in writing that the Borrower may make such prepayment and provided that it pays NAB all Economic Costs (if any) and any other applicable fees; and

(b) any Facility other than an Overseas Currency Loan Facility, if NAB agrees in writing that the Borrower may make a prepayment (NAB's agreement of which shall not to be unreasonably withheld). No Economic Costs will be applicable.

3.6 Interest

(a) Interest is calculated daily on the Balance Owing in respect of a Drawing (excluding any amount to which a Default Interest Rate applies) at the end of that day using the Daily Interest Rate.

(b) If the Details provide that interest is payable in arrears:

(i) all accrued interest is payable:

(A) in respect of a Drawing under an Overseas Currency Loan Facility, on the last day of each Interest Period for that Drawing; and

(B) in respect of a Drawing under any other Facility, on the last day of the term of that Drawing,

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and if the last day of that Interest Period or term of that Drawing (as the case may be) is not a Banking Day, accrued interest is payable on the last Banking Day of that Interest Period or term; and

(ii) all accrued but unpaid interest is payable on the Termination Date.

(c ) If the Details provide that interest is payable in advance, interest for each Drawing is payable:

(i) in respect of a Drawing under an Overseas Currency Loan Facility, on the first day of each Interest Period for that Drawing; and

(ii) in respect of a Drawing under any other Facility, for the term of the Drawing on the first Banking Day of that term.

(d) In respect of each Drawing under an Overseas Currency Loan Facility:

(i) the first Interest Period is to be a period of 3, 6 or 12 months (or such other period as agreed by the Borrower and NAB) as set out in the Drawdown Notice; and

(ii) each subsequent Interest Period will be for the same duration as the existing Interest Period unless the Borrower requests a different period (being a period of a period of 3, 6 or 12 months (or such other period as agreed by the Borrower and NAB)), by giving written notice to NAB in the form approved by NAB (a "Selection Notice") at least 5 Banking Days prior to the commencement of that subsequent Interest Period, in each case adjusted where necessary so that:

(iii) the first Interest Period commences on the Drawdown Date;

(iv) a subsequent Interest Period commences on the day after the last day of the preceding Interest Period;

(v) each Interest Period commences on a Banking Day (and if an Interest Period ends on a day that is not followed by a Banking Day, NAB may extend the Interest Period accordingly (except where this would be contrary to (vi) below, in which case NAB may shorten the Interest Period); and

(vi) an Interest Period must not end after the Expiry Date.

3.7 Payments

All payments of principal and interest in respect of any Drawing must be made:

(a) in the Approved Currency in which the Drawing is denominated at the time of the making of such payment or payments;

(b) to an account nominated by NAB from time to time; and

(c) in same day value dated funds,

and, upon payment, the Borrower must notify NAB that such payment has been made.

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4. CANCELLATION AND REDUCTION OF THE FACILITY LIMIT

(a) The Borrower can cancel the Facility at any time by giving NAB at least 2 Business Days prior written notice (and if so, the Balance Owing for the Facility will be payable in accordance with clause 4(b) of the General Terms).

(b) Except in respect of a Foreign Currency Overdraft Facility, NAB can cancel any part of the unused Facility Limit at any time upon providing the Borrower with no less than 30 days' written notice, even if the Facility has an Expiry Date and even if this means the new Facility Limit is lower than the Balance Owing. NAB's rights under this clause are in addition to any rights NAB has under the General Terms.

(c) A Foreign Currency Overdraft Facility is available at all times at NAB's reasonable discretion and NAB can cancel any part of the Facility Limit at any time upon providing the Borrower with no less than 30 days' written notice, even if the Facility has an Expiry Date and even if this means the new Facility Limit is lower than the Balance Owing. NAB's rights under this clause are in addition to any rights NAB has under the General Terms. Repayment will be required in accordance with clause 1.4 (Repayment) of these Global Trade Finance Specific Conditions.

(d) The Facility Limit automatically reduces by the amount of any cancellation or reduction.

(e) The Facility Limit automatically reduces on the dates and by the amounts specified in the Amortisation Schedule (if any), unless otherwise agreed.

5. WHICH ACCOUNTS NAB CAN DEBIT

Unless otherwise agreed:

(a) for Foreign Currency Overdraft Facilities, the Borrower authorises NAB to debit to the Loan Account any amounts payable by the Borrower in relation to the Facility, including interest, fees and charges, taxes, enforcement expenses and any amount payable under an indemnity (any necessary currency conversions for a debit will be in accordance with the 'NAB Foreign Currency Account - Onshore Terms and Conditions' applicable to the Loan Account); and

(b) for any other Facility, the Borrower authorises NAB to debit to the Nominated Account any amounts payable by the Borrower in relation to the Facility, including interest, fees and charges, taxes, enforcement expenses and any amount payable under an indemnity. Where the currency of the Nominated Account (Account Currency) is not in the currency of the amount payable by the Borrower (Other Currency), NAB may notionally convert the Other Currency at its prevailing spot rate of exchange against the Account Currency for the debit.

6. FOREIGN CURRENCY FACILITIES OR TRANSACTIONS

6.1 Application of this clause

This clause 6 (Foreign Currency Facilities or Transactions) applies to any Facility made available in or which involves foreign currencies.

6.2 Funding risk and non-availability

(a) NAB will use its best efforts to notify the Borrower as soon as practicable if the making, denomination or continuation of the Facility in the foreign currency is not reasonably practicable or is impossible as a result of:

(i) any change in national or international financial, political or economic conditions, currency exchange rates, currency availability or exchange controls;

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(ii) any event of contingency which materially and adversely affects the inter-bank markets generally; or

(iii) any change in law.

(b) During the 30 days after that notice is given by NAB, NAB will negotiate with the Borrower in good faith to find an alternative basis to continue the affected Facility.

(c) If no agreement is reached within the 30 day period referred to in clause 6.2(b), the affected Facility terminates automatically and the Borrower must immediately repay in full the Amount Owing in respect of that Facility (including providing cash cover on terms satisfactory to NAB for an amount not less than the Maximum Liability under each outstanding Letter of Credit in the currency in which such Letter of Credit is denominated).

6.3 Currency Indemnity

(a) Clause 6.3(b) applies if a judgment or order is given by any court or tribunal for the payment of any amount owing by the Borrower under the Facility, or for the payment of damages by the Borrower in respect of any breach of the terms of the Facility, where that judgment or order is expressed in a currency (Judgment Currency) which is different from the currency expressed to be payable under this document in relation to the Facility (Relevant Foreign Currency).

(b) The Borrower indemnifies NAB against any deficiency in the amounts received by NAB arising or resulting from any variation between:

(i) the rate of exchange at which the Relevant Foreign Currency is converted into the Judgment Currency for the purpose of the judgment or order; and

(ii) the rate of exchange at which NAB is able to purchase the Relevant Foreign Currency with the Judgment Currency at the time of its receipt by NAB.

6.4 No advice or management by NAB

The Borrower acknowledges and agrees that NAB does not, and the Borrower must not rely on NAB to, manage, supervise or advise the Borrower in relation to the Borrower's foreign currency exposure.

6.5 Foreign currency fluctuations

If a Facility is made available or involves a foreign currency and there is a change in the exchange rate applicable between that foreign currency and Dollars which has the effect of causing the Australian Dollar Equivalent of the Balance Owing to exceed the Australian Dollar Equivalent of the Facility Limit, NAB may require the Borrower to either:

(a) repay a sufficient amount to NAB so that the Australian Dollar Equivalent of the Balance Owing under the Facility is equal to or less than the Australian Dollar Equivalent of the Facility Limit; or

(b) provide additional Encumbrances acceptable to NAB to the value determined by NAB, but not less than the amount payable under clause 6.5(a).

7. GENERAL PAYMENT OBLIGATIONS

To the extent not otherwise payable, the Borrower must repay to NAB all of the Amount Owing on the Termination Date.

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8. DEFINITIONS

For the purposes of these Global Trade Finance Specific Conditions:

Approved Currency means the currency or currencies approved by NAB in writing from time to time.

Australian Dollar Equivalent means, in respect of:

(a) the Facility Limit for a Facility at any time which is expressed in a foreign currency, the equivalent amount in Australian Dollars (when notionally converted by NAB at the rate of exchange used by NAB for the purpose, and at the time, of approving the Facility); and

(b) the Balance Owing for, or any other amount in respect of, a Facility which is expressed in a foreign currency, the equivalent amount of the Balance Owing or other amount in Australian Dollars (as notionally converted by NAB at its prevailing spot rate of exchange).

Available Facility means, in respect of a Facility at any time, the Australian Dollar Equivalent of the Facility Limit minus the Australian Dollar Equivalent of the Balance Owing at that time.

Availability Period means, in respect of a Facility, the period from the date of this document to the Expiry Date.

Banking Day means a day other than:

(a) a Saturday or Sunday;

(b) a public holiday in Sydney and/or the capital city of the Governing Law Jurisdiction; and/or

(c) for any currency other than Australian Dollars, a public holiday in the principal financial centre of the currency involved in the transaction or in the principal financial centre for US currency.

BBSY means the rate determined by NAB which is equal to the higher of zero and the "bid rate" administered by ASX Benchmarks displayed on page BBSY of the Thomson Reuters Screen on the first day of that Pricing Period for a period equal to that Pricing Period (or where the Pricing Period is less than 1 month, a period of 1 month) and which starts on that day. If such rate is not available or if, in NAB's reasonable opinion, the rate becomes inappropriate, the Floating Rate will be the rate reasonably determined by NAB to be the appropriate equivalent rate, having regard to the prevailing market.

Beneficiary means, in relation to a Standby Letter of Credit, the person to whom the Standby Letter of Credit is to be, or has already been, issued and any assignee of such person.

Cut-Off Time means:

(a) in respect of a Drawdown under an Overseas Currency Loan Facility, 2 Banking Days prior to the proposed Drawdown Date; and

(b) in respect of a Drawing under any other Facility, the period prior to the proposed Drawdown Date as determined by NAB from time to time which is subject to change without notice and which can be notified to the Borrower upon request.

Facility means a facility in respect of which these Global Trade Finance Specific Conditions apply, as stated in the Details.

Issue Date means the date on which a Letter of Credit is issued or to be issued.

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Letter of Credit means a documentary letter of credit or a standby letter of credit issued by NAB pursuant to a Facility.

LIBOR means the higher of zero and the following rate determined as of 11.00am London time at the time of the Drawing and for a period equal in length to the Term of Drawing:

(a) the London interbank offered rate administered by the Intercontinental Exchange Group (ICE) Benchmark Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); or

(b) if the above rate is not available for the currency or relevant period, then the rate for that period will be the rate reasonably determined by NAB to be the appropriate equivalent rate, having regard to the prevailing market.

Maximum Liability means, in respect of a Letter of Credit, the amount specified in that Letter of Credit as the maximum liability (exclusive of interest on that maximum liability) under that Letter of Credit.

Utilisation means the issue of a Letter of Credit by NAB at the Borrower's request.

Value Balance has the meaning given to it under the "NAB Foreign Currency Account - Onshore Terms and Conditions".

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NAB BUSINESS MARKETS FACILITY SPECIFIC CONDITIONS

1. ADDITIONAL CONDITIONS PRECEDENT

The following additional conditions precedent apply in relation to any Drawing:

(a) The proposed Drawing is allocated to a Business Markets Facility Component by either:

(i) the Borrower giving NAB at least 1 Business Day's prior notice of the allocation, in a form acceptable to NAB, before the proposed Drawdown Date (which notice will be irrevocable once given); or

(ii) NAB by doing so in accordance with clause 2.

(b) The allocation of Drawings to each Business Markets Facility Component must be such that:

(i) the initial Drawing does not occur before the Commencement Date (if any) or after the Last Date for Initial Drawdown (if any);

(ii) the Maturity Date for each Drawing always falls on the last day of a Pricing Period;

(iii) each of the Maturity Date and the last day of a Pricing Period for any Drawing are not later than the Expiry Date for the Facility;

(iv) the total of all outstanding Drawings does not exceed the Facility Limit;

(v) the total of all outstanding Drawings allocated to the Floating Amount or the Cap Amount does not exceed the corresponding Business Markets Facility Component Limit;

(vi) the total of all outstanding Drawings allocated to the Fixed Amount or the Flexible Maturity Fixed Amount is at all times equal to the corresponding Business Markets Facility Component Limit; and

(vii) the terms of any agreed Drawdown Schedule are met.

2. DRAWING

(a) Where the total of all Drawings allocated by the Borrower to the Business Markets Facility Components pursuant to clause 1(a)(i) is less than the Facility Limit, NAB will allocate the remaining balance of Drawings which have not been allocated by the Borrower to the Floating Amount.

(b) Unless NAB receives notice from the Borrower in accordance with clause 1(a)(i), any Drawing that has been allocated by the Borrower to the Fixed Amount, Cap Amount or Flexible Maturity Fixed Amount will automatically be assigned by NAB to the Floating Amount on the day after the Maturity Date for that relevant Drawing and the Business Markets Facility Component Limit for the Floating Amount will automatically increase by the amount (if any) necessary to accommodate that Drawing.

(c) Subject to clause 7 (Redraw), any amount repaid or prepaid may not be redrawn.

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3. REPAYMENT, PREPAYMENT AND CANCELLATION

3.1 Repayment

(a) The Borrower must make such repayments as are required for it to comply with the Amortisation Schedule (if any).

(b) The Borrower must repay to NAB the Amount Owing in respect of the Facility in full on the Termination Date.

3.2 Prepayment

The Borrower may prepay all or any part of the Balance Owing:

(a) to the extent it is subject to a Floating Rate or a Cap Rate provided that the Borrower gives NAB at least 1 Business Day notice in a form acceptable to NAB, subject to payment of any applicable Premium; and

(b) otherwise, if NAB agrees that the Borrower may make a prepayment provided that the Borrower:

(i) gives NAB at least 7 days notice in a form acceptable to NAB; and

(ii) pays all Economic Costs (if any) and other applicable fees specified in the Details.

WARNING: Economic Costs can be high and may increase the amount owed. The Borrower can ask NAB at any time for an estimate of Economic Costs.

4. CANCELLATION AND REDUCTION OF LIMITS

(a) NAB may cancel the Available Facility on the Last Date for Initial Drawdown (if any).

(b) The Borrower may cancel all or any part of the Available Facility (including any undrawn Business Markets Facility Component Limit) at any time.

(c) The Facility Limit and relevant Business Markets Facility Component Limit(s) automatically reduce:

(i) by the amount of any cancellation or reduction; and

(ii) on the dates and by the amounts specified in the Amortisation Schedule (if any).

(d) If a Facility Limit or any other limit applicable to the Facility is scheduled to change on a day that is not a Banking Day, that change will not take effect until the following Banking Day unless otherwise stated in these Specific Conditions or unless otherwise agreed, and interest, fees and charges will be payable accordingly.

5. INTEREST

5.1 Pricing Period

(a) Each Facility will have one Pricing Period at a time, which will apply to all Business Markets Facility Components at the same time. Subject to clauses 5.1(c) and (d), each Pricing Period will be of the same length, unless otherwise agreed by NAB.

(b) The Interest Rate applicable to each Drawing made during a Pricing Period will be determined as of the first day of that Pricing Period.

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(c) NAB can adjust a Pricing Period where necessary so that:

(i) the first Pricing Period commences on the First Drawdown Date;

(ii) a subsequent Pricing Period commences on the day after the expiry of the preceding Pricing Period;

(iii) a Pricing Period must start on a Business Day;

(iv) a Pricing Period must not end after the Expiry Date;

(v) all Drawings under the Facility will have the same Pricing Period;

(vi) when a Pricing Period ends it does not result in the Facility Limit or any Business Markets Facility Component Limit being exceeded at any time; and

(vii) the terms of any agreed Drawdown Schedule are met.

(d) For the avoidance of doubt, if a Pricing Period ends on a day that is not followed by a Business Day, NAB may extend that Pricing Period accordingly (except where this would be contrary to paragraph 5.1(c)(iv)above, in which case NAB may shorten the Pricing Period).

5.2 Interest Rate

(a) For each Business Markets Facility Component that is:

(i) part of the Fixed Amount or Flexible Maturity Fixed Amount, the Interest Rate for a Pricing Period is the relevant Fixed Rate;

(ii) the Floating Amount, the Interest Rate for a Pricing Period is the Floating Rate; and

(iii) part of the Cap Amount, the Interest Rate for a Pricing Period is the lower of the Cap Rate and the Floating Rate.

(b) The Interest Rate used to calculate the interest payable for a Facility in relation to a Pricing Period:

(i) will be the weighted average of the Interest Rates applicable to each Business Markets Facility Component for that Pricing Period;

(ii) unless otherwise stated, will be confirmed by NAB in writing generally within 7 Business Days after the start of the Pricing Period; and

(iii) will be recalculated by NAB and may change for the remainder of a Pricing Period if repayments or further Drawings are made during that Pricing Period.

(c) Generally, the Interest Rates, as a percentage rate, applicable to a Facility will be set out in the Drawdown Schedule. Where a percentage rate is not set out in the Drawdown Schedule for an applicable Interest Rate or where the percentage rate is stated to be 'indicative only', the Interest Rate will be the rate NAB advises as determined by NAB on or before the day the first Drawing is made under the Facility.

(d) On the date the first Drawing is made under the Facility, the Borrower can contact NAB before the first Drawing is made to ascertain the rate that will apply to the first Pricing Period.

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(e) The rate quoted by NAB is only valid for, and only applies to, the Drawing if the Borrower makes its first Drawing by 3.30 p.m. Sydney time that day and will lapse if the Drawing is not made by 3.30 p.m. Sydney time that day.

(f) The Borrower can contact NAB to confirm the Interest Rate applying to a Pricing Period.

(g) Provided no Default is continuing, the Interest Rate that applies to a Business Markets Facility Component for a Pricing Period remains constant during the term of that Pricing Period, whether or not further Drawings or repayments are made.

5.3 Payment of Interest

(a) Interest for each day is calculated by applying the Daily Interest Rate to the Balance Owing at the end of that day (excluding any amount to which a Default Interest Rate applies).

(b) The Borrower must pay accrued interest in respect of:

(i) each Pricing Period, on the first or second Banking Day (as advised by NAB) after the expiry of that Pricing Period; and

(ii) the last Pricing Period, for the period up to and including the Termination Date, on the Termination Date.

6. ECONOMIC COSTS AND ECONOMIC BENEFITS

WARNING: Economic Costs can be high and may increase the amount owed. You can ask NAB at any time for an estimate of Economic Costs.

(a) If an Economic Event occurs, Economic Costs or Economic Benefits may arise.

(b) NAB determines the amount of Economic Benefits by determining the net amount of returns and gains obtained by it in connection with the Economic Event including any amount determined by it to have been gained by reason of:

(i) changes in the rates applicable to the Facility (all other things being equal); or

(ii) the liquidation of deposits or other funds, or the termination or reversing of any swap or option agreement or other agreement or arrangement entered into by NAB (either generally in the course of its business or specifically in connection with this document) to fund or maintain the Facility or to hedge, fix or limit its effective cost of funding in relation to the Facility.

(c) NAB will notify the Borrower of the amount of any Economic Benefits that arise, as determined by it in accordance with this clause 5 (Economic Costs and Economic Benefits), and will pay the Borrower that amount within 7 Business Days of such notification.

(d) Economic Costs are calculated and are payable in accordance with the General Terms.

7. OPTION TO EXTEND: NAB BUSINESS MARKETS-FLEXIBLE MATURITY FIXED RATE LOAN

(a) The Borrower may extend the Maturity Date for any Drawing that has been allocated to the Flexible Maturity Fixed Amount so that it ends on the Extended Maturity Date by giving NAB written notice at least 2 Banking Days before the expiry of the Initial Maturity Date for that Drawing.

(b) Any Extended Maturity Date for a Drawing under clause 7(a) must:

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(i) always occur on the last day of a Pricing Period; and

(ii) not exceed the Expiry Date for the Facility.

8. REDRAW

WARNING: Before redrawing, the Borrower should consider the financial and taxation consequences of redrawing and, if unsure, should consider obtaining independent financial and/or taxation advice.

(a) The Borrower may redraw up to the amount by which the Floating Amount or the Cap Amount is less than the relevant Business Markets Facility Component Limit.

(b) The Borrower must not redraw or request to redraw if anything has occurred that cold materially affect its ability to repay the Amount Owing, as it will exist after the redrawing, in accordance with the terms of this document.

9. PREMIUM PAYABLE ON TERMINATION

If the Facility terminates before all instalments are paid, then the Borrower must pay NAB the full amount of the Premium (if any) less any instalments paid before such termination.

10. DEFINITIONS

For the purposes of these NAB Business Markets Facility Specific Conditions:

Available Facility means, in respect of the Facility at any time, the Facility Limit less the Balance Owing at that time.

Availability Period means, in respect of the Facility, the period from the date of this document to the Termination Date.

Banking Day means a day other than a Saturday or Sunday, or a day gazetted as a public holiday in Sydney or every state and territory of Australia.

Business Lending Rate for a Pricing Period means NAB's Business Lending Rate for Drawings with a tenor which is equal to the Pricing Period, as determined by NAB in its absolute discretion on the first day of the Pricing Period. NAB's Business Lending Rate is linked to:

(a) the rate determined by NAB which is equal to the higher of zero and the "bid rate" administered by ASX Benchmarks displayed on page BBSY of the Thomson Reuters Screen on the first day of that Pricing Period for a period equal to that Pricing Period (or where the Pricing Period is less than 1 month, a period of 1 month) and which starts on that day;

(b) if the rate for a Pricing Period cannot be determined in accordance with the paragraph above or if, in NAB's reasonable opinion, the rate becomes inappropriate, the rate reasonably determined by NAB to be the appropriate equivalent rate having regard to the prevailing market; and

(c) the minimum return margin NAB requires from time to time.

NAB will periodically publish one or more indicative Business Lending Rates on nab.com.au and the Borrower can contact NAB for information about current rates.

Business Markets Facility Component means the Floating Amount and each separate component (if any) of the Fixed Amount, the Flexible Maturity Fixed Amount, the Floating Amount and the Cap Amount.

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Business Markets Facility Component Limit means, in respect of the:

(a) Floating Amount, the maximum aggregate sum that may be drawn down under the Floating Rate Business Markets Facility Component;

(b) Fixed Amount, the maximum aggregate sum that may be drawn down under one or more Fixed Rate Business Markets Facility Components;

(c) Flexible Maturity Fixed Amount, the maximum aggregate sum that may be drawn down under one or more Flexible Maturity Fixed Rate Business Markets Facility Components; and

(d) Cap Amount, the maximum aggregate sum that may be drawn down under one or more Cap Rate Business Markets Facility Component,

as set out in the Details and subsequently set out in the Drawdown Schedule for the Business Markets Facility Component, as amended from time to time.

Cap Amount means that part of the Facility that can be subject to any of the Cap Rate or Floating Rate, depending on their value, as determined in accordance with this document.

Cap Rate means, in respect of each Cap Rate Business Markets Facility Component, the cap rate specified in the Drawdown Schedule or as otherwise determined in accordance with this document.

Commencement Date means, in respect of the Facility, the commencement date (if any) specified in the Details.

Economic Benefit means the amount determined in accordance with clause 6(b).

Extended Maturity Date means, in respect of the Facility, the extended maturity date as set out in the Drawdown Schedule.

Facility means a NAB Business Markets Facility - Flexible Rate Loan.

First Drawdown Date means, in respect to the Facility, the first Drawdown Date.

Fixed Amount means that part of the Facility that is subject to a Fixed Rate.

Fixed Rate means, in respect of each Fixed Rate Business Markets Facility Component, the fixed rate specified in the relevant Drawdown Schedule or as otherwise determined in accordance with this document.

Flexible Maturity Fixed Amount means the part of the Facility that is subject to a Fixed Rate and to which clause 6 (Option to Extend: NAB Business Markets - Flexible Maturity Fixed Rate Loan) applies.

Floating Amount means that part of the Facility that is subject to a Floating Rate only.

Floating Rate means, in respect of the Facility, the rate specified in the Details.

Initial Maturity Date means, in respect to the Facility, the initial maturity date specified in the Drawdown Schedule.

Last Date for Initial Drawdown means, in respect of the Facility, the last date for initial drawdown specified in the Details.

Maturity Date means the date on which a Fixed Rate Period is due to expire.

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Premium means the "Cap Rate Premium" specified in the Details.

Pricing Period means a period determined in accordance with the Details and clause 5.1, as adjusted in accordance with clauses 5.1(c) and (d).

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OVERDRAFT FACILITY SPECIFIC CONDITIONS

1. ADDITIONAL CONDITIONS PRECEDENT

The Facility must, at all times, be linked to an approved transaction account held with NAB solely in the Borrower's name (or if there are two or more Borrowers, held jointly by each Borrower) and not with any other person.

2. DRAWING

Any amount paid or repaid to the credit of the Facility is available for redraw in accordance with the terms of this document.

3. REPAYMENT AND CANCELLATION

3.1 Repayment

The Borrower must repay all or part of the Balance Owing on demand by NAB.

3.2 Cancellation

(a) The Facility can be cancelled or the Facility Limit reduced by NAB or the Borrower at any time, even if it has an Expiry Date and even if this means the new Facility Limit is lower than the Balance Owing.

(b) The Facility Limit automatically reduces by the amount of any cancellation or reduction.

4. INTEREST

4.1 Payment of Interest

The Borrower must pay:

(a) all accrued interest on the last Business Day of each month (excluding interest for that day, which is included in the amount payable in the following month); and

(b) all accrued but unpaid interest on the Termination Date.

4.2 Calculation of Interest

(a) Unless otherwise provided, interest for each day is calculated by applying the Daily Interest Rate to the Balance Owing at the end of that day (excluding any amount to which a Default Interest Rate applies).

(b) Where tiered interest rates apply (see Details), clause 4.2(a) does not apply and the interest for each day is the aggregate of:

(i) the Daily Interest Rate for Tier One, multiplied by that part of the Balance Owing at the end of that day that falls within Tier One; and

(ii) the Daily Interest Rate for Tier Two, multiplied by that part of the Balance Owing at the end of that day that falls within Tier Two,

in each case excluding any amounts to which the Default Interest Rate applies.

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5. FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY

If a Facility is a Farm Management Account Overdraft Facility, NAB may require that all, or an agreed part, of the Borrower's gross business income is credited to the Loan Account.

6. DEFINITIONS

For the purposes of these Overdraft Facility Specific Conditions:

Available Facility means, in respect of a Facility at any time, the Facility Limit less the Balance Owing at that time.

Availability Period means, in respect of a Facility, the period from the date of this document to the Termination Date.

Facility means a facility in respect of which these Overdraft Facility Specific Conditions apply, as stated in the Details.

Farm Management Account Overdraft Facility means any Facility titled "Farm Management Account Overdraft Facility" in the Details.

Tier One means the tier one amounts in respect of a Facility specified in the Details.

Tier Two means tier two amounts in respect of a Facility specified in the Details.

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GENERAL CONDITIONS -

FINANCE AGREEMENT

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General Conditions – Table of Contents

1.	ABOUT THIS DOCUMENT	64
2.	Facilities	82
3.	Conditions Precedent	82
4.	Repayment	83
5.	Cancellation and Prepayment	84
6.	Interest	84
7.	Partners, responsible entities and trustees	85
8.	Representations and Warranties	86
9.	Undertakings	89
10.	Financial Covenants and Hedging	94
11.	Events of Default	94
12.	Appointment of Consultants	96
13.	Change of Control	97
14.	Review	97
15.	Open Treasury Transactions	98
16.	Costs and Taxes	99
17.	Fees	99
18.	Payments	100
19.	GST	100
20.	Increased Costs	101
21.	Economic Costs	101
22.	Currency indemnity	103
23.	Other Indemnities	103
24.	Set-Off	103
25.	Liability for Regulatory Events	104
26.	ANTI-MONEY LAUNDERING	104
27.	GUARANTEE AND INDEMNITY	105
28.	Power of Attorney	107
29.	Assignment and Changes to the Obligors	108
30.	Confidentiality	110
31.	Communications and Notices	110
32.	Accounts and Certificates	111
33.	Accounting for Transactions	112
34.	Statements of Account	112
35.	Banking Code of Practice	112
36.	General provisions	113
37.	Governing Law and Jurisdiction	115
38.	Acknowledgement	116
Annexures		117

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General Terms

1. ABOUT THIS DOCUMENT

1.1 Interpretation rules and inconsistency

(a) Interpretation rules are set out in clause 1.4 (Interpretation).

(b) Rules to govern any inconsistency between provisions of this document or between this document and other documents are set out in clause 1.5 (Inconsistency).

1.2 This document

This document is comprised of the following parts:

(a) Details;

(b) Schedule;

(c) Property Conditions (if applicable);

(d) Specific Conditions; and

(e) General Conditions - Finance Agreement (including the Annexures).

1.3 Definitions

In this document, capitalised terms have the following meanings:

Accession Letter means a document substantially in the form set out in Annexure 4 (Form of Accession Letter).

Additional Borrower means a company which becomes an Additional Borrower in accordance with clause 29 (Assignment and Changes to the Obligors).

Additional Cross-Guarantor means a company which becomes an Additional Cross-Guarantor in accordance with clause 29 (Assignment and Changes to the Obligors).

Additional Security Provider means a person who becomes an Additional Security Provider in accordance with clause 29 (Assignment and Changes to the Obligors).

Affiliates means, in respect of an entity, each Related Body Corporate and each Related Entity of that entity and each Subsidiary of that entity (if not also a Related Body Corporate or a Related Entity of that entity).

Agency means any government or any governmental, semi-governmental or judicial entity or other authority. It also includes any self-regulatory organisation established under law.

Amortisation Schedule means, at any time, in respect of a Facility, the amortisation details specified in the Details (if any), as may be amended or replaced.

Amount Owing means all money which a Borrower (whether alone or not) is, or at any time may be, liable to pay NAB for any reason whatsoever under or in connection with the Finance Documents including the aggregate face value of any unmatured bills, the maximum amount payable by NAB under any Bank Guarantees or Letters of Credit and money by way of principal, interest, fees, Costs, indemnity, charges, duties or expenses irrespective of whether the liability is:

(a) present or future;

(b) actual, prospective, contingent or otherwise;

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(c) ascertained or unascertained;

(d) in existence before or comes into existence on or after the date of this document; or

(e) a combination of any or all of the above.

Asset Finance Facility means any Facility titled “Asset Finance Facility” in the Details.

ASIC means the Australian Securities and Investments Commission.

ASX means the Australian Securities Exchange.

Authorisation means:

(a) any authorisation, consent, approval, resolution, licence, exemption, filing, lodgement or registration required by any Agency or any law; or

(b) in relation to anything which is prohibited or restricted by law if an Agency takes certain actions within a specified period, the expiry of that period without the Agency taking that action.

Authorised Officer means, in respect of an Obligor:

(a) a director; or

(b) a person appointed by that Obligor to act as such for that Obligor under a Finance Document to which it is expressed to be a party,

and whose specimen signature in that appointed capacity has been provided to NAB and who has satisfied any required Client Identification Checks.

Availability Period in respect of a Facility, has the meaning given to it in the Specific Conditions for that Facility.

Available Facility in respect of a Facility, has the meaning given to it in the Specific Conditions for that Facility.

Balance Owing:

(a) in respect of a Facility, other than a Facility listed in paragraph (b) or (c) below, means:

(i) for a Loan Account, at any time, the difference between all amounts credited and all amounts debited to that Loan Account at that time;

(ii) for a Drawing, at any time, the amount of the Drawing less any amounts of principal repaid in relation to the Drawing;

(iii) for a Facility with multiple Loan Accounts or Drawings, the sum of the amounts calculated by reference to paragraph (a) or (b) as appropriate for each such Loan Account or Drawing,

to the extent that such amount is a debit balance. Where this amount is to be calculated for the end of a day, it includes all debits and credits assigned to that day;

(b) in respect of a Credit Card Facility, at any time, means the unpaid balance (including fees and charges) on each “account” (as defined in the separate terms and conditions for the relevant Credit Card Facility) at that time; and

(c) in respect of an Asset Finance Facility, at any time, means the aggregate of:

(i) the “loan balance” under each “loan agreement” at that time; and

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(ii) the amount calculated by NAB under each "lease agreement" and "hire purchase agreement" as representing the aggregate at that time of:

(A) the total "rental instalments" payable over the remaining part of the "term"; plus

(B) the "residual value" (if any); plus

(C) any other amount due and payable but not paid at that time; less

(D) the amount of interest attributed to the "rental instalments" falling due and payable after that time,

where each term within inverted commas has the meaning given to it in the Master Asset Finance Agreement.

Bank Guarantee means a bank guarantee, if any, issued by NAB under or in connection with this document.

Beneficiary means any beneficiary under a Trust.

Bill Facility means any Facility with the words “Bill Facility” in its title as stated in the Details.

Borrower means an Original Borrower or an Additional Borrower.

Business Day means a day other than a Saturday, Sunday or public holiday in every state and territory of Australia.

Change of Control has the meaning described in clause 13 (Change of Control).

Client Identification Checks means, at any time, any client identification or similar checks or procedures required in connection with any law or NAB’s policies and procedures from time to time.

Commercial Consignment has the meaning given in the PPSA.

Compliance Certificate means a certificate in substantially the form of Annexure 2 setting out (in reasonable detail) computations as to compliance with clause 10.1 (Financial Covenants) as at the applicable date or for the applicable period and confirming that no Default or Review Event (if any) is continuing, signed by two Authorised Officers of the Obligor and otherwise in form and substance satisfactory to NAB.

Compliance Committee means, in respect of a Scheme, the compliance committee of the Scheme established in accordance with Part 5C.5 of the Corporations Act.

Compliance Plan means, in respect of a Scheme, the plan complying with Part 5C.4 of the Corporations Act and lodged with ASIC under section 601EA of the Corporations Act.

Constitution means, in respect of a Scheme, the constitution of the Scheme made by the Responsible Entity from time to time and, at the date of this document, having the details set out in the Schedule.

Contested Tax means a Tax payable by an Obligor where the Obligor:

(a) is contesting the liability in good faith and in accordance with proper procedures;

(b) is not required by applicable law to pay the Tax prior to contesting its liability; and

(c) has satisfied NAB that it has set aside sufficient reserves of liquid assets to pay the Tax and any fine, penalty or interest payable if the contest is unsuccessful.

Controller has the meaning given to the term in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

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Costs means costs, charges, fees and expenses, including those incurred in connection with NAB’s internal and external legal advisers (on a full indemnity basis) and professional consultants.

Credit Card Facility means any Facility titled “NAB Qantas Business Signature Card Facility” or "NAB Business Card Facility" in the Details.

Cross-Guarantor means an Original Cross-Guarantor or an Additional Cross-Guarantor, unless it has ceased to be a Cross-Guarantor in accordance with clause 29 (Assignment and Changes to the Obligors).

Custodian means, at any time, the custodian of the Scheme Property from time to time and, at the date of this document, is the person identified as such in the Schedule, if any.

Custody Agreement means, in relation to a Scheme, the agreement between the Responsible Entity and the Custodian from time to time and, as at the date of this document, the agreement described as such in the Schedule, if any.

Customer Margin means, in respect of a Facility, the customer margin specified in the Details for that Facility or as otherwise agreed.

Daily Interest Rate means, for any day:

(a) in relation to a Global Trade Finance Facility, the Interest Rate applying to the Facility or Drawing (as the case may be) on that day divided by 360 or, in the case of Dollars or any other currency for which the relevant interbank market practice differs, 365; and

(b) in relation to any other Facility (or any part of such a Facility), the Interest Rate applying to the Facility (or that part of the Facility) on that day divided by 365.

Deed of Cross Guarantee means a deed substantially in the form of a pro forma deed issued or otherwise approved by ASIC in order to satisfy ASIC class order eligibility requirements for relief from certain Corporations Act financial reporting obligations.

Default means an Event of Default or a Potential Event of Default.

Default Interest Rate means:

(a) in respect of a Facility, the default interest rate as formulated in accordance with the Details for that Facility or, if no such rate is described in the Details for that Facility or if the amount is not referable to a particular Facility, the total of NAB’s Base Indicator Rate plus a margin of 1% per annum or such lesser margin as NAB elects to apply; and

(b) in respect of any amount payable under a Finance Document that is not in respect of a particular Facility, such as a fee incurred in connection with engaging a professional consultant, the default interest rate under any Facility NAB may select, or as otherwise agreed or amended as contemplated in this document

Deposit Letter means a security agreement in the form required by NAB from time to time which grants NAB an Encumbrance over a deposit account.

Details means, at any time, the details set out in the Facility Details section of this document, as may be amended from time to time as contemplated in this document.

Dollars, Australian Dollars or $ means the lawful currency of Australia, unless otherwise stated in this document.

Drawdown Date means:

(a) for a Facility other than a Bill Facility, the date on which a Drawing is made; and

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(b) for a Bill Facility, the date on which a bill is accepted, discounted or endorsed under a Facility.

Drawdown Notice means a notice or other communication requesting a Drawing or otherwise giving instructions in relation to a Drawing, in a form and substance acceptable to NAB (including a notice substantially in the form of Annexure 3).

Drawdown Schedule means, in respect of a Facility, the drawdown schedule specified in the Details for that Facility (if any) or any drawdown schedule provided to the relevant Borrower by NAB.

Drawing means, in respect of a Facility, a provision of financial accommodation (including, if applicable, the acceptance, discounting and endorsement of bills and the issue of Bank Guarantees and Letters of Credit) under that Facility.

Economic Costs has the meaning described in clause 21.

Economic Event has the meaning described in clause 21.

Encumbered Property means any asset, property or right the subject of an Encumbrance under a Security Document.

Encumbrance means:

(a) a security agreement, bill of sale, mortgage, charge, pledge, lien, trust or other security interest securing any obligation of any person and includes a security interest within the meaning of section 12 of the PPSA;

(b) any title retention arrangement;

(c) any right, interest, agreement, notice or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts or not repayable in certain circumstances;

(d) any third party right or interest or any right arising as a consequence of the enforcement of a judgment;

(e) any right that a person (other than the owner) has to remove something from land (known as a profit á prendre), easement, public right of way, restrictive covenant, positive covenant, lease or licence to use or occupy;

(f) any right of set-off, assignment of income, garnishee order or monetary claim;

(g) equity, interest or writ of execution;

(h) any security deposit;

(i) any option; or

(j) any other agreement, notice or arrangement having a similar effect as any of the items set out in paragraphs (a) to (i) (inclusive) above,

or any agreement or arrangement to create any of them or allow them to exist.

Event of Default means any event or circumstance specified as such in this document or under any other Finance Document.

Expiry Date means, in respect of a Facility, the expiry date (if any) specified in the Details for that Facility.

Facility means each facility referred to in the Details, including each Other Facility.

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Facility Component means a Bill Facility Component, NAB Business Markets Facility Component or a Corporate Markets Loan Component, as the case may be, as each of those terms as defined in the relevant Specific Conditions.

Facility Limit, at any time:

(a) in respect of a Facility (other than a Facility to which paragraph (b) below applies), means the facility limit specified in the Details for that Facility, as reduced, cancelled or varied from time to time in accordance with this document; and

(b) in respect of a Facility with scheduled repayments or scheduled reductions of its facility limit, means the sum of:

(i) the facility limit specified in the Details for that Facility, as reduced, cancelled or varied from time to time in accordance with the document;

(ii) capitalised interest at that time; and

(iii) capitalised scheduled fees (which, for the avoidance of doubt, do not include contingent fees).

Fees Guide means NAB’s “Business Banking Fees – A guide to fees and charges” as amended or replaced from time to time.

Finance Document means each of the following:

(a) this document;

(b) each Compliance Certificate;

(c) each Hedging Agreement (if applicable);

(d) each Drawdown Notice, drawdown schedule and amortisation schedule (however described);

(e) each Transactional Specific Document;

(f) each Security Document;

(g) each Accession Letter;

(h) each Deposit Letter;

(i) each other document referred to in the “Other Conditions” section of the Details;

(j) any other document or agreement NAB and a Borrower agree in writing is a Finance Document,

and each document, agreement or notice entered into, or given, under or for the purpose of amending, novating or acceding to, any of the above.

Financial Indebtedness means any indebtedness for or in respect of:

(a) moneys borrowed;

(b) any amount raised under any acceptance credit, or bill acceptance, discount or endorsement facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

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(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption;

(g) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h) consideration for the acquisition of assets or services payable more than 90 days after acquisition;

(i) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value will be taken into account);

(j) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(k) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above,

irrespective of whether the indebtedness is:

(l) present or future;

(m) actual, prospective, contingent or otherwise;

(n) at any time ascertained or unascertained;

(o) owed or incurred alone or severally or jointly or both with any other person; or

(p) a combination of any of the above.

Financial Statements means:

(a) a statement of comprehensive income (otherwise known as a statement of financial performance or profit and loss statement);

(b) a statement of financial position;

(c) a statement of cash flow; and

(d) a statement of changes in equity,

together with any notes to those documents and any accompanying reports, statements, declarations and other documents or information.

Fixed Rate Period means, in respect of a Facility or a Drawing, the period during which a specific interest rate or yield rate will apply and will not change.

Foreign Currency Overdraft Facility means any Facility titled “Foreign Currency Overdraft Facility” in the Details.

GAAP means accounting standards, principles and practices applying by law or otherwise which are generally accepted and consistently applied in Australia.

General Conditions means the provisions set out in the General Conditions – Finance Agreement section of this document.

General Terms means the conditions set out in this General Terms section of the General Conditions – Finance Agreement.

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Global Trade Finance Facility means any Facility to which the Global Trade Finance Specific Conditions apply, as stated in the Details.

Goods has the meaning given in the PPSA.

Governing Law Jurisdiction means the jurisdiction specified as such in the Schedule.

Group means each Borrower and each of its Related Bodies Corporate and Subsidiaries (if not also a Related Body Corporate) or the group or groups of entities (if any) listed as such in the Schedule.

GST means Goods and Services Tax as imposed under the GST Act.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantee means (other than in clause 27 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness or to assure any creditor against loss.

Head Company means the head company (as defined in the Tax Act) of a Tax Consolidated Group.

Hedging Agreement means each derivative transaction protecting against or benefiting from fluctuations in any rate or price, which is entered into or to be entered into by an Obligor with NAB, including any novation agreement, master agreement and transaction or confirmation under or relating to them.

Increased Costs has the meaning given to it under clause 20(b).

Indicator Rate means, for any day, in respect of a Facility, the relevant type of indicator rate specified in the Details for that Facility where the amount is as:

(a) advised in writing by NAB to the relevant Borrowers;

(b) published or otherwise advised by NAB from time to time on NAB’s website; and/or

(c) advertised by NAB in the local or national press.

Insolvency Event means, in respect of a person, any of the following events:

(a) it is (or states it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);

(b) it has an administrator, liquidator, provisional liquidator, Controller or any other kind of insolvency administrator appointed to it or to any part of its property, or they are or any part of its property is placed under any other formal or informal kind of insolvency administration;

(c) an application is made to a court for an order, or an order is made, that it be wound up;

(d) it resolves or take any action to wind up itself up, or otherwise dissolve itself, or it is otherwise wound up or dissolved, except to reconstruct or amalgamate while solvent on terms pre-approved by NAB in writing;

(e) execution or distress or any other process is levied or attempted or imposed against or over any of its undertaking, property or assets;

(f) a compromise, arrangement, assignment, moratorium or composition is proposed with, or becomes effective in relation to, its creditors or any class of its creditors (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by NAB in writing);

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(g) an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 5 Business Days), a resolution is passed, a proposal is put forward, a meeting is convened, or any other action is taken, in each case in connection with it, which is preparatory to or could result in any of the things referred to in paragraphs (a) to (f) (inclusive) above;

(h) it is taken (under section 459F of the Corporations Act) to have failed to comply with a statutory demand;

(i) it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or they make a statement from which NAB reasonably deduces it is so subject);

(j) it takes any step to obtain protection, or are granted protection, from creditors, under any applicable law;

(k) it is deregistered for whatever reason;

(l) it commits an act of bankruptcy within the meaning of Bankruptcy Act 1966 (Cth);

(m) it becomes a bankrupt as defined in Bankruptcy Act 1966 (Cth) or action is taken which could result in that event;

(n) it is otherwise unable to pay its debts when they fall due; or

(o) something having a substantially similar effect to any of the things referred to in paragraphs (a) to (n) (inclusive) happens in connection with it under any law.

Intellectual Property means all trade secrets, confidential information, know-how, patents, trade marks, designs (whether registered or unregistered), copyright, and computer programs.

Interest Period means, in respect of a Facility, the period for which interest is calculated and charged as stated, or selected if provided for, in this document or as otherwise agreed.

Interest Rate means, at any time in respect of a Facility, the per annum rate of interest applicable to that Facility or part of that Facility as formulated in accordance with the Details for that Facility or as otherwise agreed or amended as contemplated in this document.

Interested Person has the meaning given to that term for the purposes of section 275 of the PPSA, and includes:

(a) any person granting an Encumbrance;

(b) a person with another Encumbrance in the same property in which NAB has an Encumbrance;

(c) if a person granting an Encumbrance is a body corporate, an auditor of that person;

(d) an execution creditor with an interest in the property in which NAB has an Encumbrance;

(e) an authorised representative of any of the above.

Ipso Facto Event means a Borrower is the subject of:

(a) an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act; or

(b) any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

Letter of Credit means a documentary letter of credit or a standby letter of credit issued by NAB pursuant to a Facility.

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Loan Account means an account with NAB for the purposes of recording transactions in connection with a Facility and includes, in relation to an overdraft (including a Foreign Currency Overdraft Facility), the associated transaction account.

Mandatory Prepayment Period means, in respect of a Review Event, the period specified as such in the Schedule which begins on the date on which NAB gives notice to the Borrowers under clause 14.5(c).

Market Rate Facility means any Facility titled “Market Rate Facility” in the Details.

Marketable Security means:

(a) a “marketable security” as defined in the Corporations Act;

(b) a negotiable instrument;

(c) a unit or other interest in a trust, partnership or Registered Scheme; and

(d) a right or an option in respect of any of paragraphs (a), (b) or (c), whether issued or unissued.

Master Asset Finance Agreement means a master asset finance agreement in NAB’s standard form.

Material Adverse Effect means any material adverse effect (in the opinion of NAB) on:

(a) the assets, business, operations, affairs, property, condition (financial or otherwise) or prospects of any Obligor or of the Obligors taken as a whole;

(b) the ability of an Obligor to perform its obligations under any Finance Document to which it is expressed to be a party; or

(c) the validity, enforceability or priority of any Finance Document or an Encumbrance provided for by any Finance Document, or the rights or remedies of NAB under any Finance Document.

Material Authorisation means, for an Obligor, any Authorisation required:

(a) to enable it to lawfully enter into and exercise its rights and comply with its obligations under each Finance Document to which it is expressed to be a party;

(b) to enable it to own its assets and to carry on its business;

(c) to make each Finance Document to which it is expressed to be a party admissible in evidence in its jurisdiction of incorporation.

Material Documents means:

(a) each of the documents (if any) identified as such in the Schedule;

(b) the constitution of each Obligor that is a corporation or an incorporated association;

(c) each Trust Deed (if any);

(d) each Partnership Document (if any);

(e) each Scheme Document (if any); and

(f) each other document NAB and a Borrower agree in writing is a Material Document.

NAB Business Markets Facility means any Facility titled “NAB Business Markets - Flexible Rate Loan” in the Details.

NAB Corporate Markets Loan means any Facility titled “NAB Corporate Markets Loan” in the Details.

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Negotiation Period means, in respect of a Review Event, the period specified as such in the Schedule which begins on the date on which NAB becomes aware of the occurrence of the Review Event.

Nominated Account means, in respect of a Facility, the NAB account described in the Details as being the nominated account for that Facility, or such other bank account nominated from time to time by the relevant Borrower and acceptable to NAB and, on the date of this document, is the bank account described as such in the Details for that Facility.

Obligor means a Borrower, Cross-Guarantor or Security Provider.

Original Borrower means each person listed as a borrower in Item 1 (Obligors and Group) of the Schedule.

Original Cross-Guarantor means each person listed as a cross-guarantor in Item 1 (Obligors and Group) of the Schedule.

Original Obligor means an Original Borrower, Original Cross-Guarantor or Original Security Provider.

Original Security Provider means each person listed as a security provider in Item 1 (Obligors and Group) of the Schedule.

Other Facility means any facility referred to in the Details under the heading “Other Facilities”.

Package means any product with the words “Package” or “Multi-Option” in its name.

Partner means, in respect of a Partnership, the relevant Obligor which is a partner in the Partnership.

Partnership means, at any time, a partnership in respect of which an Obligor is a partner at that time and includes each partnership specified in the Schedule.

Partnership Agreement means, in respect of a Partnership, the instrument establishing, or setting out the terms of, the Partnership and any other constituent documents relating to the Partnership.

Partnership Documents means, in respect of a Partnership:

(a) the Partnership Agreement;

(b) any other documents described as such in the Schedule; and

(c) each other document which an Obligor and NAB agree in writing is a Partnership Document.

Partnership Property means, in respect of a Partnership, all assets, rights, property and undertaking which are the subject of the Partnership:

(a) of whatever kind and wherever situated; and

(b) whether present or future.

Partnership Provisions means the provisions set out in the Partnership Provisions section of these General Conditions – Finance Agreement (if applicable).

Permitted Disposal means any sale, lease, transfer or other disposal on arm’s length terms and for market consideration:

(a) made with NAB’s prior written consent;

(b) made in the ordinary course of the disposing entity's business and for the purpose of carrying on the disposing entity’s ordinary business;

(c) of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;

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(d) of obsolete or redundant vehicles, plant and equipment for cash; or

(e) under a Permitted Encumbrance.

Permitted Encumbrance means:

(a) any of the following entered into by an Obligor in the ordinary course of its business (as conducted on the date of the agreement):

(i) a Commercial Consignment of Goods under which that Obligor is the consignee;

(ii) a bailment, hiring arrangement or lease under which that Obligor is the bailee, hirer or lessee, that does not secure payment or performance of an obligation, but which is a PPS Lease;

(iii) retention of title terms in a contract for the supply of Goods to that Obligor,

(b) any Encumbrance created under a Finance Document;

(c) any Encumbrance created or subsisting with NAB’s prior written consent (as long as any conditions stipulated for that consent are complied with); or

(d) any lien arising by operation of law (other than the PPSA) and securing obligations which are not overdue.

Permitted Financial Indebtedness means any Financial Indebtedness:

(a) incurred or subsisting under a Finance Document;

(b) incurred by an incorporated Obligor in compliance with clause 9(l)(i) (providing Financial Indebtedness); or

(c) incurred or subsisting with NAB’s prior written consent (unless the consent was conditional and any of the conditions are not complied with to the satisfaction of NAB).

Potential Event of Default means any event or circumstance which would, with the lapse of time, the giving of notice, the making of any determination under any Finance Document, the fulfilment of any condition or any combination of any of the foregoing, be an Event of Default.

PPS Lease has the meaning given in the PPSA.

PPSA means the Personal Property Securities Act 2009 (Cth).

Pricing Period means, in respect of a Facility, the period set out in the Specific Conditions for that Facility (if applicable).

Pricing Review has the meaning given to it in clause 14.1 (Pricing Review Events).

Privacy Statement means the statement as contained in Annexure 7.

Property Conditions means the conditions set out in the Property Conditions section of this document (if applicable).

Range Amount has the meaning, if any, set out in the Specific Conditions for a Facility.

Receiver means a receiver, receiver and manager or controller as defined in the Corporations Act.

Recipient has the meaning as given to it in the GST Act.

Registered Scheme means a registered scheme as defined by the Corporations Act.

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Regulatory Event means any:

(a) change in, or introduction of a new, law or other form of regulation;

(b) change in, or introduction of a new, practice or policy of an Agency;

(c) investigation into an Obligor or any Related Entity of an Obligor by an Agency;

(d) application for or grant of an injunction or order in respect of any Encumbrance, Facility or account held with NAB made by an Agency, or

(e) change in, or introduction of a new, code of practice or custom relating to the provision of any Service which a reasonable and prudent banker would comply with,

whether in Australia or elsewhere, that, in NAB’s good faith opinion, or that of another financial institution, applies in any way to an Obligor, or Service.

Related Body Corporate means, in respect of an entity, each related body corporate (as defined in the Corporations Act) of that entity.

Related Entity means, in respect of an entity, each related entity (as defined in the Corporations Act) of that entity.

Repricing Date, in respect of a Facility, has the meaning given to it in the Specific Conditions for that Facility (if any).

Resignation Letter means a letter substantially in the form set out in Annexure 5 (Form of Resignation Letter).

Responsible Entity means, in respect of a Scheme, the relevant Obligor which is a responsible entity of the Scheme.

Responsible Entity Provisions means the provisions set out in the Responsible Entity section of these General Conditions – Finance Agreement (if applicable).

Review Event means each event specified as such in the Schedule.

Schedule means the Key Information section of this document.

Scheme means, at any time, a Registered Scheme in respect of which an Obligor is a responsible entity and includes each Registered Scheme specified in the Schedule.

Scheme Documents means, in respect of a Scheme:

(a) the Constitution;

(b) the Compliance Plan;

(c) any other documents described as such in the Schedule; and

(d) each other document which an Obligor or the Responsible Entity and NAB agree in writing is a Scheme Document.

Scheme Property means, in respect of a Scheme, the scheme property (as defined by the Corporations Act) of the Scheme.

Security Documents means:

(a) each document, if any, specified as such in the Schedule or specified as such in an Accession Letter;

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(b) each other document which creates an Encumbrance to secure the Amount Owing; and

(c) each Guarantee or Encumbrance granted in connection with this document.

Security Provider means an Original Security Provider or an Additional Security Provider unless that person has ceased to be a Security Provider in accordance with 29 (Assignment and Changes to the Obligors).

Service means any service NAB provides to the Borrower under or in relation to a Facility including making or processing any payment or issuing any document.

Specific Conditions means, at any time, the conditions set out in the Specific Facility Terms section of this document which apply to each Facility (as stated in the Details of that Facility), as may be amended from time to time in accordance with this document.

Subsidiary has the meaning given to it in the Corporations Act, but as if body corporate includes any entity. It also includes any entity required by GAAP to be included in the consolidated annual financial report of an entity or which would be required if that entity were a corporation. A trust or Registered Scheme may be a Subsidiary (and a unit or other beneficial interest in the trust or Registered Scheme is to be treated as a share accordingly) and an entity is to be treated as a Subsidiary of a trust or Registered Scheme as if that trust or Registered Scheme were a corporation.

Superannuation Laws means the Superannuation Industry (Supervision) Act 1993 (Cth), regulations made under that Act and any other instrument made under that Act or those regulations.

Supply has the meaning given to it in the GST Act.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature including any penalty, interest, fine or expense payable in connection with any failure to pay, or any delay in paying, any of the same.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), as the context requires.

Tax Consolidated Group means a “Consolidated Group” or a “MEC Group” (each having the meaning given to it in the Tax Act).

Tax Invoice has the meaning given to it in the GST Act.

Taxable Supply has the meaning given to it in the GST Act.

Tenancy Schedule means a schedule of leases detailing the following information in relation to each of the leases:

(a) name of each tenant;

(b) area let by each tenant;

(c) current passing rent paid by each tenant;

(d) outgoings and outgoing recoveries;

(e) rental incentives within the next 12 months;

(f) lease start date;

(g) lease term;

(h) lease maturity date;

(i) option term (if any);

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(j) rent review details;

(k) any other material or special clauses or conditions; and

(l) any other information reasonably requested by NAB.

Termination Date means, in respect of a Facility, the date being the earlier of:

(a) the Expiry Date, if any, or the last day of a facility term specified for that Facility in the Details;

(b) the date on which the Facility is cancelled in accordance with the terms of this document;

(c) the date on which the Amount Owing in respect of that Facility is due and repayable; and

(d) the date the Facility is terminated under the relevant Transactional Specific Document.

TFA means a tax funding agreement between the members of a Tax Consolidated Group which includes:

(a) reasonably appropriate arrangements for the funding of tax payments by the Head Company having regard to the position of each member of the Tax Consolidated Group; and

(b) an undertaking from each member of the Tax Consolidated Group to compensate each other member of the Tax Consolidated Group adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Tax Consolidated Group; and

(c) an undertaking from the Head Company to pay all group liabilities (as described in section 721-10 of the Tax Act) of the Tax Consolidated Group.

Threshold Amount means the amount specified as such in the Schedule.

Transaction Document means a Finance Document or a Material Document.

Transactional Specific Documents means, in respect of a Facility, the standard form documents in connection with that Facility which NAB requires an Obligor to execute or accept under or to establish that Facility.

Trust means, at any time, a trust or settlement in respect of which an Obligor is a trustee at that time and includes each trust specified in the Schedule.

Trust Deed means, in respect of a Trust, the document establishing the Trust and any other constituent document relating to the Trust.

Trust Documents means, in respect of a Trust:

(a) the Trust Deed;

(b) all agreements or deeds between unitholders of the Trust;

(c) any other documents described as such in the Schedule; and

(d) each other document which an Obligor and NAB agree in writing is a Trust Document.

Trust Property means, in respect of a Trust, all the rights, property and undertaking which are the subject of the Trust:

(a) of whatever kind and wherever situated; and

(b) whether present or future.

Trustee means, in respect of a Trust, the relevant Obligor which is a trustee of the Trust.

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Trustee Provisions means the provisions set out in the Trustee Provisions section of these General Conditions – Finance Agreement (if applicable).

TSA means an agreement between the members of a Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Tax Act and complies with the Tax Act and any law in connection with the Tax Act.

Verification Certificate means a certificate substantially in the form of, and with the attachments referred to in, Annexure 1, signed by two directors or a director and company secretary of the Obligor (if the Obligor has more than one director) or by the director of the Obligor (if the Obligor has only one director) and otherwise in form and substance satisfactory to NAB.

1.4 Interpretation

(a) Unless the contrary intention appears, in this document:

(i) a reference to an Annexure is a reference to an annexure to these General Conditions – Finance Agreement;

(ii) assets includes present and future properties, revenues, benefits and rights of every description and a reference to an asset includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset;

(iii) unless the context otherwise requires, a reference to a clause in:

(A) any Specific Conditions is a reference to a clause in those Specific Conditions;

(B) the Property Conditions (if applicable) is a reference to a clause in those Property Conditions; and

(C) any other part of this document is a reference to a clause in these General Terms;

(iv) a Default (other than an Event of Default) is continuing if it has not been remedied to NAB’s satisfaction or waived by NAB in writing and an Event of Default is continuing if it has not been waived by NAB in writing;

(v) a reference to a Finance Document, a Transaction Document or any other document is a reference to that Finance Document, Transaction Document or other document as amended, novated, supplemented, extended, replaced or restated;

(vi) the meaning of a term is not limited by specific examples introduced by including, for example, such as or any other similar term;

(vii) the word law includes common law, principles of equity, and laws made by parliament, listing rules or business rules of a financial market, any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any Agency and if not having the force of law, with which responsible entities in the position of the relevant party would normally comply;

(viii) a provision of law is a reference to that provision as consolidated, amended, re-enacted, replaced or varied;

(ix) NAB includes its successors in title, permitted assigns and permitted transferees;

(x) the word person includes an individual, a company, a corporation, a firm, a partnership, a joint venture, a body corporate, an unincorporated association, an authority and any combination of the foregoing;

(xi) a reference to a particular person includes the person’s executors, administrators, successors and permitted substitutes (including persons taking by novation) and assigns;

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(xii) a reference to a group of persons is a reference to any two or more of them jointly and to each of them individually;

(xiii) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(xiv) an agreement, representation or warranty, undertaking, obligation, covenant, indemnity or liability of or by two or more persons binds them jointly and each of them individually but an agreement, representation or warranty, undertaking, obligation, covenant, indemnity or liability of or by NAB binds NAB individually only;

(xv) a reference to any thing (including an amount) is a reference to the whole and each part of it, but nothing in this clause 1.4 (Interpretation) implies that the performance of part of an obligation constitutes performance of the obligation;

(xvi) a reference to a time of day is a reference to the time in the Governing Law Jusrisdiction;

(xvii) a reference to a month means a calendar month and a reference to a quarter means a calendar quarter; and

(xviii) nothing in this document is to be interpreted against a party on the ground that the party put it forward.

(b) Words importing the singular include the plural and vice versa.

(c) Words importing a gender include any gender.

(d) Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this document.

1.5 Inconsistency

(a) For the avoidance of doubt, this clause 1.5 (Inconsistency) takes precedence over all Finance Documents in relation to resolving any inconsistencies provided for in the sub-clauses below.

(b) Unless expressly stated otherwise, any inconsistency as between the terms of a Facility will be resolved, to the extent of the inconsistency, in the following order of priority:

(i) the Details (and where a Facility comprises part of a Package, the Details relating to the Package prevails over the Details relating to that Facility);

(ii) the Property Conditions (if any);

(iii) the Specific Conditions (and where a Facility comprises part of a Package, the Specific Conditions relating to the Package prevail over the Specific Conditions relating to that Facility);

(iv) any additional documents referred to in the “Other Conditions” section of the Details;

(v) the Schedule;

(vi) the General Terms; and

(vii) the relevant Fees Guide.

(c) Unless expressly stated otherwise, any inconsistency as between a provision in this document and a provision in any other Finance Document will be resolved, to the extent of the inconsistency, in the following order of priority:

(i) this document;

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(ii) each Hedging Agreement;

(iii) each Security Document; and

(iv) each other Finance Document.

(d) Unless expressly stated otherwise, if there is any inconsistency between a provision in the separate terms and conditions applying to an Asset Finance Facility, Credit Card Facility or Other Facility and the terms of this document, the separate terms and conditions for the Asset Finance Facility, Credit Card Facility or Other Facility (as the case may be) prevail to the extent of the inconsistency except that:

(i) the Facility Limit for the Asset Finance Facility or Credit Card Facility (as the case may be) may be changed in accordance with the Specific Conditions for a Multi-Option Facility; and

(ii) the provisions in this document relating to set-off will prevail.

1.6 Personal Property Securities (PPS) law

(a) If:

(i) a PPS Law applies, or will at a future date apply to any of the Finance Documents or any of the transactions contemplated by them, or NAB determines that a PPS Law applies, or will at a future date apply, to any of the Finance Documents or any of the transactions contemplated by them; and

(ii) in the opinion of NAB (acting reasonably), the PPS Law:

(A) adversely affects or would adversely affect NAB’s security position or the rights or obligations of NAB under or in connection with the Finance Documents; or

(B) enables or would enable NAB’s security position to be improved without adversely affecting the Obligors in a material respect,

NAB may give notice to the Obligors requiring the Obligors to do anything (including amending any Finance Document or executing any new Finance Document) that in NAB’s opinion is reasonably necessary to ensure that, to the maximum possible extent, NAB’s security position, and rights and obligations, are not adversely affected as contemplated by clause 1.6(a)(ii)(A) (or that any such adverse effect is overcome), or that NAB’s security position is improved as contemplated in clause 1.6(a)(ii)(B) and the Borrowers must comply with the requirements of that notice within the time stipulated in the notice.

(b) In this clause 1.6 (Personal Property Securities (PPS) law), PPS Law means:

(i) the Personal Property Securities Act 2009 (Cth) (PPS Act);

(ii) any regulations made at any time under the PPS Act;

(iii) any provision of the PPS Act or regulations referred to in clause (ii);

(iv) any amendment to any of the above, made at any time; or

(v) any amendment made at any time to any other legislation as a consequence of a PPS Law referred to in clauses (i) to (iv).

(c) The Obligors waive, to the extent permitted under the PPS Law, their right to receive any notices NAB is required to give under the PPS Law (including a notice of a verification statement).

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2. Facilities

2.1 The Facilities

Each Facility is made available during its Availability Period on the terms set out in this document.

2.2 Purpose and monitoring

The Borrower must apply all Drawings under a Facility for the purpose specified for that Facility in the relevant Details or for any other purpose that NAB approves in writing. NAB is not bound to monitor or verify the application of any Drawings.

3. Conditions Precedent

3.1 Initial conditions precedent

NAB's obligation to provide the first Drawing under any Facility to any Borrower is subject to NAB first receiving the following documents, each in form and substance satisfactory to NAB:

(a) (verification certificate) a Verification Certificate in relation to each Original Obligor and dated not earlier than 5 Business Days before the first Drawdown Date;

(b) (Finance Documents) each Finance Document duly executed by each party to that document;

(c) (Material Documents) (except for the constitution of each Obligor that is a corporation) a copy of each Material Document duly executed by each party to that document;

(d) (Taxes and registration) evidence that each Finance Document and each Material Document:

(i) which is registrable is in registrable form and is accompanied by all executed documents necessary to register them in each relevant jurisdiction; and

(ii) has had all Taxes paid on it or, if not already paid, evidence that sufficient immediately available and transferable funds have been provided to NAB to enable the payment of any Taxes chargeable on it, together with all executed documents (including, where relevant, a statutory declaration regarding the location and value of assets) necessary to effect due payment of those Taxes;

(e) (Client Identification Checks) all documents and other information that NAB requires to enable NAB to complete any Client Identification Checks;

(f) (structure chart) a diagram showing the structure and ownership arrangements of each Group and the Obligors;

(g) (valuations) any valuation required by NAB;

(h) (insurances) a certified copy of any insurance policy required by NAB and evidence that all insurances meet the requirements of the Finance Documents;

(i) (process agent appointment) evidence of the acceptance of appointment of a process agent located in Australia for each Obligor incorporated or located outside Australia; and

(j) (enquiries and searches) the results of NAB’s enquiries and searches.

3.2 Further conditions precedent

NAB will only be required to provide a Drawing under a Facility if the following conditions are met:

(a) if a Drawdown Notice (however described) is required to be delivered in accordance with the Specific Conditions (or separate terms and conditions) for that Facility, NAB has received a

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Drawdown Notice completed and signed or submitted in accordance with clause 31(b) (Communications and Notices) by the relevant Borrower;

(b) the proposed Drawdown Date is a date during the Availability Period for that Facility and the provision of the Drawing will not cause the Balance Owing for that Facility (when aggregated with the amount of the proposed Drawing) to exceed the Facility Limit for that Facility;

(c) on the date of any Drawdown Notice and on the proposed Drawdown Date:

(i) no Default, Change of Control or Review Event is, in NAB’s opinion, continuing or would result from the proposed Drawing being provided; and

(ii) each representation and warranty set out in clause 8.1 (Representations and Warranties) is correct and not misleading by reference to the then current facts and circumstances subsisting on each of those dates;

(d) all Costs due and payable to NAB as at the Drawdown Date under any Finance Document have been paid or will be paid out of the Drawing;

(e) each document listed as a “Specified Document” in the Schedule or any other conditions precedent specified in, or required under, any Finance Document have been satisfied or delivered (as the case may be) to NAB, each in form and substance satisfactory to NAB;

(f) any other document, opinion or assurance which NAB requires in connection with the entry into, delivery (if applicable) .and performance of the transactions contemplated by, or for the validity and enforceability of, any Finance Document has been delivered to NAB, each in form and substance satisfactory to NAB; and

(g) NAB has received, in form and substance satisfactory to it, all other documents, opinions or information requested by NAB in accordance with each Finance Document or which NAB otherwise requires in connection with any Finance Document.

3.3 Certification of copies

Unless otherwise required by NAB, each document specified in respect of an Obligor in clause 3.1 (Initial conditions precedent) or clause 3.2 (Further conditions precedent) must be an original. If NAB requires a certified copy of a document, the copy must be certified by a director or secretary of that Obligor as true and complete as at a date no earlier than 5 Business Days before the first Drawdown Date.

4. Repayment

(a) Each Borrower of a Facility must, in respect of that Facility, repay:

(i) each Drawing in the manner set out in the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility; and

(ii) on demand, any amount by which the Balance Owing exceeds the Facility Limit,

together with accrued interest calculated in accordance with the applicable Specific Conditions or, if no Specific Conditions apply, in accordance with the separate terms and conditions applying to that Facility on the amount referred to in clauses (i) or (ii) (as the case may be).

(b) Each Borrower of a Facility must repay the Amount Owing in respect of the Facility on its Termination Date.

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5. Cancellation and Prepayment

5.1 Cancellation

(a) A Borrower of a Facility may, in respect of that Facility, cancel the whole or any part of a Facility in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

(b) NAB may cancel, without notice to the Borrower, each Available Facility on the last day of the relevant Availability Period.

(c) NAB may otherwise cancel a Facility in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

5.2 Prepayment

(a) A Borrower of a Facility may, in respect of that Facility, prepay the whole or any part of the Balance Owing under that Facility in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

(b) A Borrower of a Facility must, in respect of that Facility, prepay the Balance Owing under that Facility in the amounts and at the times specified under the heading “Mandatory Prepayment” in the Schedule.

5.3 Illegality

If NAB reasonably determines that it is or will become unlawful (or impossible in practice as a result of a change in law) in any jurisdiction for NAB to perform any of its obligations under this document or to fund or maintain any Drawing or part of a Facility:

(a) NAB will promptly notify the relevant Borrower upon becoming aware of that event;

(b) the Facility will be immediately cancelled; and

(c) the relevant Borrower must prepay the Amount Owing on the date specified by NAB in its notice.

5.4 Restrictions

Unless otherwise specified in this document:

(a) no amount cancelled may be subsequently reinstated;

(b) any prepayment under this document must be made together with:

(i) accrued interest on the amount prepaid calculated in accordance with the applicable Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility; and

(ii) the Economic Costs and fees incurred in relation to the prepayment (if any); and

(c) no Borrower may reborrow any part of a Facility that is prepaid.

6. Interest

6.1 Interest

Each Borrower of a Facility must, in respect of that Facility, pay interest on the Balance Owing in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

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6.2 Default Interest

(a) If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest will accrue on the overdue amount from the due date up to and including the date of actual payment (both before and after judgment) at the Default Interest Rate.

(b) If a Borrower exceeds a Facility Limit (even where NAB has approved the excess), NAB may charge, and the Borrower must pay, interest on the excess at the Default Interest Rate at the end of each day that an excess exists.

(c) Default interest is:

(i) for a Facility where interest is ordinarily debited from an account or accounts under that Facility, added to the Balance Owing for that Facility on each date on which interest is debited for that Facility;

(ii) for any other Facility, at NAB’s discretion, added to the overdue amount monthly and when the overdue amount is paid, or debited from the Nominated Account for that Facility (or, if permitted by this document, any other account held by the Borrower) on each date on which interest is debited for that Facility, unless NAB otherwise specifies; or

(iii) for any other amount payable under a Finance Document that is not in respect of a particular Facility, payable at such time as NAB selects.

7. Partners, responsible entities and trustees

7.1 Partners

If, at any time, there is a Partnership, the terms and conditions set out in the Partnership Provisions apply to the relevant Obligor which is a Partner of that Partnership.

7.2 Responsible Entities

If, at any time, there is a Scheme, the terms and conditions set out in the Responsible Entity Provisions apply to the relevant Obligor which is the Responsible Entity of that Scheme.

7.3 Trustees

If, at any time, there is a Trust, the terms and conditions set out in the Trustee Provisions apply to the relevant Obligor which is a Trustee of that Trust.

7.4 Self-managed superannuation funds

(a) If a Borrower is a trustee of a self-managed superannuation fund which is regulated by the Superannuation Laws (SMSF Borrower), it will need to comply with those laws.

(b) If an SMSF Borrower wishes to use a Facility to buy an asset, it will need to sign and comply with the terms of a Superannuation Acquisition Financing Deed or Superannuation Financing Deed, in a form acceptable to NAB.

(c) NAB's recourse to an SMSF Borrower's fund will be limited in accordance with the terms of the Superannuation Acquisition Financing Deed or Superannuation Financing Deed. The terms of the Superannuation Acquisition Financing Deed or Superannuation Financing Deed prevail over any inconsistent term in another Transaction Document.

(d) Due to the requirements of the Superannuation Laws, despite any other term in a Transaction Document, no SMSF Borrower can redraw any amount it repays under a Facility.

(e) If an SMSF Borrower used a Facility to buy an asset, it agrees not to overdraw its accounts and to pay, or direct its security trustee to pay, NAB any proceeds received:

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(i) from any insurance claim relating to the asset, before repaying the Amount Owing; and

(ii) if the asset is compulsorily acquired, sold or otherwise disposed of, immediately following receipt.

8. Representations and Warranties

8.1 Representations and Warranties

Each Obligor makes the following representations and warranties on the date of this document:

(a) (incorporation) each Obligor (other than an Obligor who is a natural person) is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is capable of suing and being sued;

(b) (power) each Obligor has full power, authority and legal right to own its assets and carry on its current and contemplated business;

(c) (binding obligations) subject to any necessary stamping and registration requirements, equitable principles and laws generally affecting creditors’ rights, the obligations expressed to be assumed by each Obligor in each Transaction Document to which it is expressed to be a party are legal, valid, binding and enforceable obligations;

(d) (no conflict) the execution, delivery (if applicable) and performance by each Obligor of each Transaction Document to which it is expressed to be a party and the transactions contemplated by those Transaction Documents do not and will not conflict with or violate:

(i) any law applicable to it;

(ii) any Material Document; or

(iii) any agreement or instrument binding upon it or any of its assets in any material respect,

and, excluding the Finance Documents, in each case, do not and will not:

(i) create or impose any Encumbrance; or

(ii) entitle a person to accelerate or cancel an obligation relating to Financial Indebtedness or constitute a default, cancellation event, prepayment event or similar event (however described) under any agreement relating to Financial Indebtedness whether immediately or after notice or lapse of time or both;

(e) (power and authority) each Obligor has full power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, delivery (if applicable) and performance of, each Transaction Document to which it is expressed to be a party and the transactions contemplated by those Transaction Documents;

(f) (Authorisations) all Material Authorisations have been obtained and are in full force and effect;

(g) (benefit) each Obligor benefits by entering into and performing its obligations under each Transaction Document to which it is expressed to be a party;

(h) (Information, projections and disclosure):

(i) all Financial Statements, accounts, reports and any other information in connection with each Transaction Document to which it is expressed to be a party and the transactions contemplated by those Transaction Documents which have been furnished to NAB are true and accurate and not misleading (whether by its inclusion or by omission of other information);

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(ii) any financial projections provided by, or on behalf of, it, a Group or the Obligors, have been prepared by appropriately qualified persons and in good faith on the basis of recent historical information and on the basis of reasonable assumptions; and

(iii) each Obligor has disclosed all information and documents relating to it, its assets, each Transaction Document to which it is expressed to be a party and the transactions contemplated by each of them, which are material to NAB’s decision to enter into the Finance Documents;

(i) (no default):

(i) no Event of Default is continuing; and

(ii) no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on any Obligor, or to which its assets are subject, which could have a Material Adverse Effect;

(j) (solvency) no Insolvency Event has occurred in respect of any Obligor;

(k) (undisclosed relationships) except as disclosed to and agreed by NAB in writing, it has not entered into any other Transaction Document, and no Obligor holds any property:

(i) as a trustee;

(ii) as a partner of a partnership;

(iii) as a responsible entity of any Registered Scheme;

(iv) as an agent of an undisclosed principal; or

(v) in any other capacity for the benefit of any person;

(l) (Authorised Officers) any person specified as an Authorised Officer of an Obligor is authorised to sign or (in the case of an unsigned notice) submit any requests and other notices on its behalf and do all other things contemplated by the Transaction Documents to which it is expressed to be a party;

(m) (no litigation) except as disclosed to and agreed by NAB in writing, no litigation, arbitration, other dispute resolution process or civil, criminal or administrative proceedings are current, pending or (to the best of its knowledge and belief, having made due enquiry) threatened before any court, arbitral body or Agency affecting any Obligor or its assets which, if adversely determined, could have a Material Adverse Effect;

(n) (investigation by Agency) no investigation by any Agency into all or part of the affairs of any Obligor is current in circumstances material to its business or financial condition;

(o) (no immunity) no Obligor has, and no assets of any Obligor have immunity from the jurisdiction of a court or from legal process;

(p) (Financial Statements):

(i) the most recent Financial Statements (consolidated as required under applicable law) provided to NAB under, or in contemplation of, this document were prepared in accordance with GAAP consistently applied unless expressly disclosed to the contrary in those Financial Statements;

(ii) the most recent Financial Statements (consolidated as required under applicable law) provided to NAB under, or in contemplation of, this document give a true and fair view of:

(A) the financial position (including actual and contingent liabilities) of the relevant entities on a consolidated basis as at the date to which the Financial Statements relate; and

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(B) the performance of those entities during the accounting period to which the Financial Statements relate; and

(iii) there has been no material adverse change in the business or financial condition of any of the relevant entities since the last day of that accounting period to which the Financial Statements referred to in clauses (i) and (ii) relate;

(q) (tax consolidation):

(i) except as disclosed to, and agreed by, NAB in writing, no Obligor is a member of a Tax Consolidated Group; and

(ii) if an Obligor is a member of a Tax Consolidated Group (which has been disclosed to, and agreed by, NAB in writing), each member of the Tax Consolidated Group is a party to a TSA and a TFA;

(r) (cross-guarantee) no Obligor has executed, and no Obligor is currently seeking approval from ASIC to execute, a Deed of Cross Guarantee;

(s) (Taxes) each Obligor has complied with all laws in relation to Tax in all jurisdictions in which it is subject to Taxes and has paid all Taxes due and payable by it except those which are Contested Taxes;

(t) (insurances) all insurances required under the Finance Documents are in effect and current and meet the requirements of the Finance Documents, no Obligor has made any material misrepresentation or omission to its insurers and no Obligor is aware of any reason why any of the insurance policies may be terminated or why any insurers may refuse to pay a claim when made;

(u) (ownership) except where it has entered into a Finance Document or a Material Document in its capacity as Trustee or as Responsible Entity, each Obligor is the legal and beneficial owner of, and has good right and title to, all of its assets free from any Encumbrance other than a Permitted Encumbrance;

(v) (Security Documents) each Security Document is in full force and effect and the Encumbrance created under it has the priority contemplated in the Security Document;

(w) (Financial Indebtedness) no Financial Indebtedness subsists other than Permitted Financial Indebtedness;

(x) (no benefit to related party) the execution and delivery by each Obligor of the Transaction Documents to which it is expressed to be a party, and the participation by it in any transaction in connection with the Transaction Documents to which it is expressed to be a party, will not violate or contravene Chapter 2E of the Corporations Act or any analogous provision;

(y) (Intellectual Property) each Obligor owns, or has the right and license to use, all Intellectual Property necessary for the conduct of its business;

(z) (Marketable Securities) except as disclosed to and approved in writing by NAB, all Marketable Securities which are Encumbered Property are fully paid and there is no agreement, arrangement or understanding under which further Marketable Securities with rights of conversion to shares in any Obligor may be issued to any person; and

(aa) (other) each other representation or warranty (if any):

(i) set out, or as amended by any other provision, in this document; and

(ii) set out in each other Transaction Document to which it is expressed to be a party,

is true and correct.

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8.2 Reliance and Repetition

(a) NAB has entered into each Finance Document to which it is expressed to be a party in reliance on the representations and warranties in this document and the other Finance Documents. The representations and warranties survive execution and delivery of the Finance Documents and the provision of financial accommodation under them.

(b) Each representation and warranty contained in a Finance Document is deemed to be repeated by each Obligor on:

(i) the date of each request for financial accommodation;

(ii) each Drawdown Date;

(iii) the last day of each Interest Period and Pricing Period (if applicable);

(iv) the date of each Compliance Certificate;

(v) the date on which any Amount Owing is paid to NAB; and

(vi) in the case of an Additional Obligor, the date on which the entity becomes (or it is proposed that the entity becomes) an Additional Obligor,

by reference to the current facts and circumstances subsisting on that date.

(c) An Obligor must advise NAB immediately if, at any time, anything happens which prevents it from truthfully repeating the representations and warranties contained in clause 8.1 on the dates specified in clause 8.2.

(d) With respect to clause 8.1, each Obligor must make all necessary enquiries (including where necessary seeking independent external advice) to satisfy itself that the representations and warranties made are true and accurate at the date of this document. If an Obligor is unable to make any of these representations and warranties, it must immediately advise NAB in writing.

9. Undertakings

Each Obligor undertakes to:

(a) (notification) notify NAB immediately on becoming aware of:

(i) any event which constitutes a Default (and the steps, if any, being taken to remedy it);

(ii) any breach of, or default under, any Material Document to which it is expressed to be a party;

(iii) any intention by it to exercise any right, power or remedy under any Material Document to which it is expressed to be a party as a consequence of any default under the Material Document;

(iv) any change in the Authorised Officers of any Obligor accompanied by the names, titles and specimen signatures of any new Authorised Officers;

(v) any Obligor changing its contact details for communications;

(vi) the details of any litigation, arbitration, other dispute resolution process or civil, criminal or administrative proceedings which are current, threatened or pending against any Obligor before any court, arbitral body or Agency affecting it or its assets which, if adversely determined, could have a Material Adverse Effect;

(vii) any change (actual or proposed) to the structure or ownership arrangements of any Obligor;

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(viii) any Obligor:

(A) seeking the approval of ASIC in respect of, or executing, any Deed of Cross Guarantee; or

(B) amending or terminating a Deed of Cross Guarantee;

(ix) any proposal by any Agency to revoke or materially amend any Material Authorisation;

(x) the occurrence of any event or circumstance which has or is likely to have a Material Adverse Effect; and

(xi) any Obligor creating or acquiring or intending to create or acquire a Subsidiary;

(b) (information) provide NAB immediately with:

(i) all documents (including reports, accounts, notices and circulars) despatched by an Obligor to its shareholders (or any class of them) or its creditors generally (or any class of them) at the same time as they are despatched;

(ii) such further information regarding the financial condition, business and operations of any Obligor as NAB may reasonably request; and

(iii) all material notices received by any Obligor from any Agency and, if listed on any securities exchange, all notices issued by, or given to, the relevant securities exchange, regarding matters which could have a Material Adverse Effect;

(c) (Authorisations):

(i) obtain, renew on time, comply with and do all that is necessary to maintain in full force and effect any Material Authorisation; and

(ii) not do anything which would prevent the prompt renewal of any Authorisation or cause it to be renewed on less favourable terms;

(d) (comply with laws) comply with all laws to which it or its assets are subject;

(e) (change of business) ensure, and procure that, no significant change is made to the general nature of the business of any Obligor from that carried on at the date of this document;

(f) (negative pledge) not create or permit to subsist any Encumbrance over any of its assets other than a Permitted Encumbrance;

(g) (acquisition subject to Encumbrance) except with the prior written consent of NAB, not acquire any asset which is subject to an Encumbrance or which becomes the subject of an Encumbrance on its acquisition;

(h) (disposals) not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, license, transfer, grant an interest over, part with possession of or otherwise dispose of any asset or any interest in any asset other than a Permitted Disposal;

(i) (mergers) not enter into any amalgamation, demerger, merger or corporate reconstruction except a solvent amalgamation or a reconstruction on terms pre-approved by NAB in writing;

(j) (insurances):

(i) take out and maintain insurances with an independent and reputable insurer in the manner and to the extent stipulated by NAB or, if not stipulated by NAB, for the amounts and against risks which are in accordance with prudent business practice having regard to the nature of

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the business, assets and operations of the Obligors (including all insurances required by applicable law);

(ii) take out and maintain any further insurances as NAB may reasonably request;

(iii) disclose to each insurer all facts which are material to the insurer’s risk and comply with its obligations of utmost good faith to the insurer;

(iv) ensure that no material alteration is made to any policy, except with NAB’s prior written consent;

(v) ensure that each policy expressly notes NAB’s interests and, if required by NAB, names NAB as the sole loss payee;

(vi) as soon as practicable notify NAB if an event occurs which permits an insurance claim to be made or if an insurance claim is made or refused; and

(vii) promptly produce evidence satisfactory to NAB of current insurance cover (including a certified copy of each policy and schedule, certificate of currency or any variation made) or other details whenever NAB asks;

(k) (incurring Financial Indebtedness) not incur or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness;

(l) (providing Financial Indebtedness) not be a creditor in respect of any Financial Indebtedness, other than Financial Indebtedness:

(i) provided to an incorporated Obligor;

(ii) provided with the prior written consent of NAB;

(iii) provided to allow its customers to acquire goods or services on extended terms in the ordinary course of trading; or

(iv) which (when aggregated with any other such Financial Indebtedness of any other Obligor, other than any Financial Indebtedness permitted under the preceding paragraphs) does not exceed $0.

(m) (Taxes) pay all Taxes due and payable by it (other than Contested Taxes) and Taxes which are due and payable by it after final determination or settlement of a Contested Tax;

(n) (valuations) for Encumbered Property which is land, pay for any valuation which NAB may obtain at any time from a valuer approved and instructed by NAB, unless:

(i) NAB has obtained a valuation for that property at an Obligor’s cost within the previous two year period or such longer period as NAB may agree in its absolute discretion; and

(ii) no Default is subsisting and the valuation does not reveal that a Default is subsisting.

Nothing in this clause prevents NAB from obtaining (at its own cost) any valuation of the Encumbered Property at any time that NAB requires;

(o) (Financial Statements and other documents to be delivered):

(i) deliver to NAB within the period stipulated in the Schedule, a copy of the Financial Statements and other documents stipulated in Item 7 of the Schedule;

(ii) ensure the Financial Statements provided to NAB under this document:

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(A) are certified by a director of the relevant Obligor as giving a true and fair view of the financial position and performance of the relevant Obligor or Group (as the case may be), in the case of financial position, as at the date stated in the Financial Statements, and, in the case of financial performance, for the period specified in the Schedule to which those Financial Statements relate;

(B) are prepared using GAAP consistently applied;

(C) give a true and fair view of the financial position and performance of the relevant entities on a consolidated basis, in the case of financial position, as at the date stated in the Financial Statements, and, in the case of financial performance, for the period to which those Financial Statements relate; and

(D) comply with any other requirement specified in the Schedule; and

(iii) not change its financial year;

(p) (tax consolidation) in respect of any Obligor that is a member of a Tax Consolidated Group (which has been disclosed to, and agreed to by, NAB in writing), ensure and procure that:

(i) a TSA and a TFA are maintained in full force and effect;

(ii) each member of the Tax Consolidated Group complies with the TSA and the TFA; and

(iii) the Head Company gives the Australian Taxation Office a copy of the TSA within the period required by section 721-25(3)(b) of the Tax Act if the Australian Taxation Office gives it a notice requiring it to do so;

(q) (reduction of capital and financial assistance) except with the prior written consent of NAB, not do any of the following:

(i) redeem, buy-back, defease, retire or repay any of its share capital or resolve to do so;

(ii) provide any financial assistance in connection with the acquisition of shares in itself or in any of its holding companies or resolve to do so; or

(iii) do anything analogous to clause (i) or (ii) above;

(r) (no partnership or joint venture) unless otherwise specified in a Finance Document, not enter into:

(i) any profit sharing arrangement in relation to any Encumbered Property; or

(ii) any partnership or joint venture with any other person,

without NAB's prior written consent;

(s) (arm's length transactions) not enter into any transaction other than on arm’s length terms;

(t) (Related Entity debt) not release or waive any Financial Indebtedness owed by a Related Entity;

(u) (constituent documents) not change its constituent documents without the prior written consent of NAB (such consent not to be unreasonably withheld unless the change could have a Material Adverse Effect);

(v) (Compliance and enforcement of Material Documents):

(i) comply with its obligations under each Material Document to which it is expressed to be a party in all material respects;

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(ii) enforce each Material Document to which it is expressed to be a party and exercise its rights, authorities and discretions under those documents prudently and, while a Default is continuing, in accordance with the directions (if any) of NAB; and

(iii) use its best endeavours to keep the Material Documents valid and enforceable;

(w) (Variation of Material Documents) not:

(i) vary in any material respect;

(ii) avoid, discharge, rescind, release, surrender, terminate (other than by performance) or accept the repudiation of;

(iii) allow to expire (other than by effluxion of time);

(iv) do or permit anything which would entitle another party to do anything referred to in clause (ii) in relation to; or

(v) expressly or impliedly grant any material waiver, consent, time or indulgence under or in respect of,

a Material Document;

(x) (Subsidiaries) except with the prior written consent of NAB, not acquire or permit to exist, a Subsidiary (other than a Subsidiary in existence as the date of this document disclosed to, and approved by NAB);

(y) (further assurances) promptly:

(i) do all such acts and execute all such documents as NAB may reasonably specify (and in such form as NAB may reasonably require) to:

(A) enable NAB to exercise its rights under or in connection with each Finance Document;

(B) bind each Obligor and any other person intended to be bound under a Finance Document;

(C) enable NAB to register any power of attorney or any similar power;

(D) perfect each Encumbrance created or intended to be created under the Security Documents or for the exercise of rights or remedies of NAB by or pursuant to any Finance Document or law;

(E) confer on NAB an Encumbrance over any right, property and asset of the Obligors intended to be conferred by or pursuant to the Security Documents;

(F) facilitate the realisation of assets, which are, or are intended to be subject of an Encumbrance; and

(G) demonstrate whether the Obligors are complying with each Finance Document to which they are expressed to be a party; and

(ii) take all action available to it as may be necessary for the purpose of creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on NAB by or pursuant to any Finance Document; and

(z) (other undertakings or conditions subsequent) comply with each other undertaking or condition subsequent set out, or as amended by any other provision, in this document.

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10. Financial Covenants and Hedging

10.1 Financial Covenants

Each Borrower must comply with the financial covenants set out in the Schedule (if any) and in any other part of this document (if any).

10.2 Accounting Policy

(a) If, in the reasonable opinion of a Borrower or NAB, any changes to GAAP materially alter the effect of financial covenants referred to in clause 10.1 (Financial Covenants) or the related definitions, NAB will review the relevant covenants and definitions in consultation with the Borrower to determine whether any amendment is required to this document to take into account the change in GAAP so they have an effect comparable to that at the date of this document.

(b) The Borrower acknowledges that, notwithstanding clause (a), NAB may determine, in its discretion, that no amendment to this document is required despite the change in GAAP.

10.3 Hedging

Each Obligor must comply with the hedging requirements set out in the Schedule (if any) and in any other part of this document (if any).

11. Events of Default

11.1 Events and circumstances

Each of the following events or circumstances is an Event of Default:

(a) (payment default) an Obligor fails to pay any Amount Owing when due and payable to NAB at the place and in the currency in which it is expressed to be payable unless NAB is satisfied that the sole reason for such failure to pay is caused by administrative or technical error in the banking system generally which is beyond the control of that Obligor and payment is made within 2 Business Days after its due date;

(b) (financial covenants and hedging) an Obligor breaches any of the requirements referred to in clause 10.1 (Financial Covenants) or clause 10.3 (Hedging);

(c) (other defaults) an Obligor fails to perform and observe any obligation under, or any condition of any waiver or consent by NAB in connection with, any Finance Document to which it is expressed to be a party (other than those referred to in any other paragraph of clause 11.1 (Events and circumstances));

(d) (representations and warranties) a representation or warranty made or deemed to be repeated by an Obligor to NAB in a Finance Document to which it is expressed to be a party or any other document or information delivered by or on behalf of any Obligor under or in connection with any Finance Document to which it is expressed to be a party is incorrect or misleading when made or deemed to be repeated;

(e) (cross default):

(i) any Financial Indebtedness of an Obligor is not paid when due or within any applicable grace period;

(ii) any Financial Indebtedness of an Obligor or any member of a Group becomes due and payable or is capable of being declared due and payable prior to its specified maturity (where such indebtedness in NAB’s reasonable opinion is likely to have a material adverse impact on the ability of the Obligor or the member of the Group to meet its obligations to NAB); or

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(iii) any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of an Obligor as a result of an event of default or change of control (however described);

(f) (Insolvency Event) an Insolvency Event occurs in relation to an Obligor;

(g) (enforcement proceedings) any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset of an Obligor having an aggregate value of at least the Threshold Amount and is not stayed or withdrawn within 5 Business Days;

(h) (vitiation) it becomes impossible for an Obligor to perform a material obligation under a Finance Document to which it is expressed to be a party;

(i) (material adverse change) an event or series of events (whether or not related) occurs which, in NAB’s reasonable opinion, could have a Material Adverse Effect;

(j) (unlawfulness and invalidity) it is or becomes unlawful for an Obligor to perform any of its obligations under any Finance Document to which it is expressed to be a party, or any Finance Document ceases to be in full force and effect or is alleged to be ineffective;

(k) (repudiation) an Obligor repudiates any Finance Document to which it is expressed to be a party or evidences an intention to repudiate a Finance Document;

(l) (litigation) any litigation, arbitration, other dispute resolution process or civil, criminal or administrative proceedings are current, pending or threatened before any court, arbitral body or Agency in respect of any Obligor or the assets of any Obligor which, if adversely determined, could have a Material Adverse Effect;

(m) (cessation of business) any Obligor ceases or threatens to cease conducting its business, or a material part of it, or substantially changes the nature of its business, without NAB’s prior written consent;

(n) (investigation) a person is appointed under any law to investigate any part of the affairs of an Obligor or a Related Entity and that investigation could have a Material Adverse Effect;

(o) (delisting, termination or suspension of listing) if any class of Marketable Securities of, or issued by, an Obligor is listed or quoted on any securities exchange (including the ASX), the listing or quotation of those Marketable Securities is removed from the official list of that securities exchange, is terminated or is suspended and remains suspended for a continuous period of 10 or more trading days;

(p) (fraud) NAB reasonably believes any Obligor has acted fraudulently;

(q) (status of Encumbrance):

(i) any Encumbrance over an asset of an Obligor is enforced or becomes capable of being enforced;

(ii) NAB loses the priority accorded to it under any Encumbrance created or intended to be created under a Security Document;

(iii) the value of any Encumbered Property materially decreases (as assessed by NAB);

(iv) any Agency compulsorily acquires all or a material part of any Encumbered Property, orders the sale or divesture of the Encumbered Property or takes any step for the purposes of doing, or proposes to do, any of those things; or

(v) any native title claim is made or is proposed to be made in respect of any Encumbered Property;

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(r) (death or incapacity) in respect of any Obligor that is a natural person, the Obligor dies or is declared by a competent authority to be insane or mentally incapacitated; and

(s) (other) any other event of default (however described) set out, or as amended by any provision, in this document or in any other Finance Document occurs.

11.2 Consequences of an Event of Default

(a) If an Event of Default occurs and:

(i) the Event of Default is under clause 11.1(f) (Insolvency Event) or is otherwise not capable of remedy by the Obligor, the Amount Owing is due and payable immediately without the need to give any prior notice other than that required by law; or

(ii) the Event of Default is other than referred to in clause (a)(i), NAB will give the Borrower notice stating that an Event of Default has occurred and a reasonable grace period of up to 7 days (or such longer period as required by law or that NAB elects to allow) to remedy the Event of Default within that period. Where that Event of Default is not remedied within that period, the Amount Owing is due and payable immediately without the need to give any prior notice. An Event of Default will not be remedied if at the end of that period, the Event of Default in the notice or an Event of Default of the same type continues to exist.

(b) Upon the Amount Owing being due and payable under clause 11.2(a)(i) or (ii), subject to any applicable law and in addition to any other rights, powers and remedies NAB may have (including under a Security Document or this document), NAB may without the need to give any prior notice, immediately or at any later time:

(i) cancel the whole or any part of any remaining Facility or cancel all or any part of any remaining Facility Limit in which case the cancellation will take effect immediately;

(ii) enforce any Security Document; and/or

(iii) sue the Obligors for the Amount Owing.

(c) If NAB gives notice to the Borrowers that it has done anything under clause (a), each Borrower must comply with that notice but otherwise must continue to perform its obligations under each Finance Document to which it is expressed to be a party as if the notice had not been given, subject to any contrary directions from NAB.

12. Appointment of Consultants

(a) If NAB reasonably believes that a Default has occurred or that circumstances exist which could lead to a Default occurring, NAB may, and at NAB’s request an Obligor must, engage such accountancy, financial management and other consultants as NAB may nominate to investigate and report to NAB on the financial condition and business affairs of any Obligor and whether each Obligor has complied with each Finance Document to which it is expressed to be a party and to make recommendations to NAB relating to the manner in which the Obligors carry on their business.

(b) Any engagement referred to in clause (a) (whether by NAB or an Obligor) will be at the Obligors’ cost, and NAB may exercise its sole discretion to debit those costs from any account of an Obligor. The Obligor must pay to NAB immediately on demand any amount so debited.

(c) Each Obligor agrees to provide all assistance and information required by the consultants (including making all financial records available and giving access to all premises and records) to enable the consultants to conduct their examination promptly, completely and accurately.

(d) No Obligor is obliged to accept the recommendations of any consultant, and NAB will assume no liability with respect to any actions an Obligor takes, or does not take, as a result of those recommendations.

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13. Change of Control

(a) If the person or persons who control an Obligor (whether directly or indirectly) at the date of this document cease to control that Obligor (a Change of Control), the Borrowers must promptly notify NAB upon becoming aware of that event and NAB may (acting reasonably):

(i) review pricing in respect of any Facility in accordance with clause 14 (Review); and/or

(ii) by giving written notice to the Borrowers:

(A) cancel the whole or any part of a Facility whereupon it will be immediately cancelled; and

(B) declare that all or any part of the Amount Owing is due and payable on the date specified in NAB’s written notice whereupon it will be due and payable on the specified date.

(b) For the purposes of this clause 13 (Change of Control), “control” of a corporation includes the power to directly or indirectly:

(i) direct the management or policies of the corporation either generally or, if that corporation acts as trustee of a trust or responsible entity of a Registered Scheme, the trust or Registered Scheme (as the case may be); or

(ii) control the membership of the board of directors,

whether or not the power has statutory, legal or equitable force or is based on statutory, legal or equitable rights and whether or not it arises by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the corporation or interests in any trust or Registered Scheme or otherwise.

14. Review

14.1 Pricing Review Events

(a) NAB has the right to review the pricing applicable to a Facility (Pricing Review):

(i) on or about each anniversary of the date of this document;

(ii) at any time if NAB reasonably believes that there is a Default;

(iii) as permitted under clause 13 (Change of Control); or

(iv) at any time to the extent necessary (NAB acting reasonably) to reflect the then prevailing market conditions or changes to NAB’s general pricing for facilities of that type at that time.

(b) NAB may request a Borrower to provide information in connection with a Pricing Review and the Borrower must provide such information as soon as possible following receipt of the request.

14.2 Consequences of a Pricing Review

(a) Following a Pricing Review, NAB may, by giving written notice (including by way of revised terms and conditions for any Facility or by way of a revised Fees Guide) to the Borrowers and/or by way of publication on NAB’s website and/or advertisement in the local or national press:

(i) introduce a new fee, charge or premium or change an existing fee, charge or premium (including its amount, the way in which it is calculated and when it is charged); and

(ii) change the interest rate or yield rate applicable to a Facility including by changing or introducing a margin (including by making the margin positive or negative), or substituting a different indicator rate for the relevant indicator rate (except where the rate is a fixed rate).

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(b) Where NAB gives the Borrowers notice under clause (a) by way of advertisement in the local or national press or by way of publication on NAB’s website, NAB will also endeavour to directly notify the Borrowers of the change although NAB will not be precluded from charging the new or adjusted pricing if it does not directly notify the Borrowers.

(c) An introduction or change of a matter specified in clause (a) takes effect on:

(i) the date specified in the relevant notice to the Borrowers; and/or

(ii) on the date specified in the relevant advertisement in the local or national press or in the publication on NAB’s website.

14.3 Pricing Review Fee

(a) A review fee may be payable to NAB in respect of each Pricing Review in the amount set out in the relevant Details.

(b) NAB may debit the review fee from any account of a Borrower. The Borrower must pay to NAB immediately on demand any amount so debited.

14.4 Review Event

Each Borrower must promptly notify NAB after it becomes aware that a Review Event has occurred.

14.5 Review Event Consequences

(a) Following the occurrence of a Review Event, the Obligors and NAB must enter into negotiations for a period of not less than the Negotiation Period, with a view to agreeing terms on which NAB would be prepared to offer to provide, fund or maintain all or any of the Facilities.

(b) If agreement is reached, the Obligors must do all acts and execute all documents as NAB requires to document, or to protect, preserve or secure NAB’s rights and interests under, such agreement.

(c) If agreement is not reached within the Negotiation Period or if (in the opinion of NAB) any of the Obligors does not do all acts and execute all documents as NAB requires to document, or to protect, preserve or secure for NAB’s rights and interests under, any agreement, NAB may by giving written notice to the Borrowers:

(i) cancel the whole or any part of a Facility whereupon it will be immediately cancelled; and

(ii) declare that all or any part of the Amount Owing is due and payable whereupon it will be due and payable within the Mandatory Prepayment Period.

(d) If the Borrowers fail to prepay all amounts payable under clause (c) within the Mandatory Prepayment Period, that failure will constitute an Event of Default and NAB may exercise any of its rights set out in clause 11.2 (Consequences of an Event of Default)

15. Open Treasury Transactions

If any Facility is terminated or cancelled in full or in part or if any part of the Balance Owing in respect of any Facility is permanently prepaid or repaid or if any part of the Balance Owing in respect of any Facility becomes repayable before its stated maturity date for any reason and if at that time there are any treasury related transactions in existence between NAB and any Borrower (Open Positions) then:

(a) NAB may close out the Open Positions, by entering into opposite positions for the balance of the unexpired term, or by such other means as may be usual in the relevant market, and any such close out must be at market rates prevailing at the time;

(b) any Costs incurred by NAB in closing out Open Positions under clause (a) must be paid by the relevant Borrower to NAB immediately upon demand by NAB;

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(c) any gain derived by NAB in closing out Open Positions under clause (a) will be credited to the relevant Borrower and set off against the Amount Owing by the relevant Borrower; and

(d) NAB will give the relevant Borrower reasonable particulars of the manner of close out of the Open Positions and the basis of calculation of any amounts payable by or to the relevant Borrower arising from that close out.

16. Costs and Taxes

16.1 Bank’s Costs

Each Borrower must pay to NAB immediately upon demand all Taxes and reasonable Costs paid or payable by NAB of any nature incurred by NAB in connection with:

(a) the negotiation, preparation, execution, delivery, stamping, registration, completion, amendment, release and discharge of each Finance Document or the provision of any Drawing (whether payable directly or otherwise paid by NAB and regardless of the date on which it is due, payable and/or paid);

(b) preparing, registering and maintaining any financing statement or financing change statement (each as defined in the PPSA) in relation to a Security Document, or taking any other action that in NAB’s reasonable opinion is necessary under clause 1.6;

(c) the consideration and grant of any request for consent, approval or waiver by NAB under any Finance Document regardless of whether or not NAB gives the consent, approval or waiver sought;

(d) the preservation, exercise, enforcement or waiver of any power, right or remedy under any Finance Document, taking (or reasonably considering, preparing or attempting to take) any action in connection with any Finance Document or in connection with anything referred to in clause 23(d); and

(e) any enquiry from an Agency involving an Obligor,

including:

(f) all Costs and Taxes of any nature incurred in connection with the remuneration of any administrator or Controller or similar persons appointed by NAB or anything done by any such persons appointed; and

(g) any administration costs of NAB in relation to the matters described in clause (c).

16.2 Obligors’ Costs

Without prejudice to clauses 12(b) and 14.3(b), each Obligor will be responsible for all of its own costs and expenses in connection with the Finance Documents and the transactions contemplated by those documents.

17. Fees

(a) The Borrowers must pay to NAB the fees specified in the Schedule, at the times specified in the Schedule.

(b) In addition to the fees set out in the Schedule, the Borrowers must pay to NAB the other fees specified in the Details, the Specific Conditions (or, if none, the separate terms and conditions applying to a Facility) and the Fees Guide, in the manner and at the times specified in those documents.

(c) If a Balance Owing exceeds the relevant Facility Limit for any reason (even where NAB has approved the excess), fees may apply as detailed in the relevant Fees Guide.

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(d) Unless otherwise agreed, fees are not charged on a pro-rata basis and, once incurred, charged or paid (as the case may be) are non-refundable in whole or in part.

(e) Fees that are payable when an event occurs may be debited when, or after, that event occurs and periodic fees (such as Service Fees) may be debited at any time during, or after, the period to which they relate.

18. Payments

(a) Subject to the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to a Facility, all payments due by a Borrower to NAB must be made on the due date (or if no due date is specified, then on demand by NAB) unless such payment is due on a day that is not a Business Day in which case payment must be made on the next Business Day.

(b) All payments must be made in immediately available cleared funds and without set-off or counter-claim, and be free and clear of any deduction or withholding, unless required by law.

(c) If a deduction or withholding is required by law, the relevant Borrower must:

(i) make that deduction and/or withholding, pay such amount in full to the appropriate Agency and deliver to NAB a copy of the receipt for the payment; and

(ii) increase its payment to NAB to an amount which will result in NAB receiving (after the deduction or withholding) the full amount which it would have received if no deduction or withholding had been required.

(d) All payments are payable in Dollars unless otherwise stated.

(e) If NAB receives or recovers an amount in a currency other than that in which it is due:

(i) NAB may convert the amount received or recovered into the due currency (and if necessary convert through other currencies) on such day and at such rates as NAB considers appropriate. NAB may deduct from the amount it receives or recovers its usual costs in connection with the conversion; and

(ii) the Borrower satisfies its obligation to pay only to the extent of the amount of the due currency obtained from the conversion after deducting conversion costs.

(f) If NAB is debiting an amount from an account held by a Borrower, and that amount is in a currency other than that of the account, NAB may:

(i) convert the amount to be debited into the currency of the relevant account (and if necessary convert through other currencies) on such day and at such rates as NAB considers appropriate; and

(ii) debit from that account the amount so converted, plus the costs of conversion.

The Borrower satisfies its obligation to pay only to the extent of the amount of the due currency obtained from the conversion after deducting conversion costs.

(g) For the purposes of making payments under this document, a day ends at 4 p.m. in the Governing Law Jurisdiction.

19. GST

(a) Unless otherwise specified, all amounts referred to in a Finance Document are exclusive of GST.

(b) If GST is or will be imposed on any Supply made by NAB under or in connection with a Finance Document to a Recipient, where any amount or consideration (consideration) payable or to be provided by the Recipient under the Finance Document in relation to that Supply is exclusive of GST (GST-exclusive consideration), NAB may:

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(i) increase the consideration payable by an additional amount on account of GST; or

(ii) otherwise recover from the Recipient an additional amount on account of GST.

(c) The additional amount on account of GST is to be calculated by multiplying the GST-exclusive consideration for the relevant Taxable Supply by the GST rate prevailing at the time of the Taxable Supply.

(d) NAB will issue the Recipient with a Tax Invoice prior to seeking payment for the relevant Supply.

(e) Each Recipient must pay NAB the amount of any loss or Costs incurred by NAB as a result of or in connection with NAB not receiving any additional amount on account of GST.

20. Increased Costs

(a) Subject to clause (c), each Borrower must, immediately upon demand, pay the amount of any Increased Costs reasonably determined by NAB as required to compensate NAB or any of its Affiliates as a result of:

(i) the introduction of or any change in (or in the interpretation or application of) any law; or

(ii) compliance with any law,

made after the date of this document including any law with regard to capital adequacy, prudential limits, liquidity, reserve assets, banking or monetary controls or Tax.

(b) In this document, Increased Costs means:

(i) a reduction in the rate of return from any Facility or on the overall capital (including as a result of any reduction in the rate of return on capital as more capital is required to be allocated) of NAB or any of its Affiliates;

(ii) an additional or increased cost to NAB or any of its Affiliates of providing, funding or maintaining a Facility; or

(iii) a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by NAB or any of its Affiliates to the extent attributable to NAB or any of its Affiliates funding or performing its obligations under any Finance Document.

(c) Clause (a) does not apply to the extent any Increased Costs are compensated by the relevant Borrower under clause 18(c).

21. Economic Costs

21.1 When Economic Costs are payable

WARNING: Economic Costs can be high and may increase the amount owed. Borrowers can ask NAB at any time for an estimate of Economic Costs.

(a) Economic Costs are potentially payable by the Borrowers for a Facility whenever an Economic Event occurs in relation to that Facility.

(b) NAB will determine the amount of any Economic Costs payable in respect of the occurrence of an Economic Event and will notify the relevant Borrowers of the amount (if any) that is payable by them in accordance with NAB’s calculation under clause 21.3. Borrowers must pay NAB the amount of any Economic Costs notified to them by NAB as payable by them under this clause 21. Borrowers must pay those notified Economic Costs immediately following their receipt of the notification of the Economic Costs payable.

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21.2 Economic Events

An Economic Event is taken to have occurred if, at any time while a Yield Rate or an Interest Rate (other than a variable Interest Rate) applies to a Facility, a Facility Component, a Loan Account or a Drawing:

(a) all or part of that Facility, Facility Component, Loan Account or Drawing is repaid early (even if NAB agrees to the early repayment being made);

(b) that Facility, Facility Component, Loan Account or Drawing is re-priced by agreement from one fixed rate to another fixed rate or to another type of rate (such as a variable rate);

(c) that Facility or a relevant Facility Limit or Component Limit is cancelled, reduced or not fully drawn for any reason at any time before the Expiry Date;

(d) NAB is for any reason no longer obliged to accept, discount or endorse Bills under the Facility or a Bill is cancelled before its Maturity Date; or

(e) if the Amount Owing becomes immediately due and payable following an Event of Default, or the Balance Owing otherwise becomes repayable, and NAB elects to treat it as an Economic Event;

except to the extent that this occurs:

(f) for a Facility other than a Bill Facility, NAB Business Markets Facility or NAB Corporate Markets Loan – on the Repricing Date applicable to the Facility or Loan Account (as the case may be), or if that day is not a Business Day, on the next Business Day;

(g) for a Bill Facility, NAB Business Markets Facility or NAB Corporate Markets Loan, in relation to the Floating Amount;

(h) on the Expiry Date; or

(i) in order to comply with the Amortisation Schedule (if any).

21.3 How NAB calculates Economic Costs

NAB will determine Economic Costs by calculating a reasonable estimate of the Costs and losses incurred, or expected to be incurred, by NAB (including fees, charges and premiums) in connection with an Economic Event. The calculation of Economic Costs may incorporate the following:

(a) in relation to a Facility other than a Bill Facility, NAB Business Markets Facility or NAB Corporate Markets Loan, Costs, representing the difference between NAB’s cost of funds at the start of the relevant Fixed Rate Period or Pricing Period and NAB’s cost of funds at the date of the Economic Event over the remainder of that period. This is then discounted back to the net present value at the rate equivalent to NAB’s cost of funds at that date;

(b) in relation to a Bill Facility, NAB Business Markets Facility or NAB Corporate Markets Loan, Costs and losses calculated by reference to the difference between:

(i) the interest rate used or applied by NAB when setting the Yield Rate or interest rate for the Facility or the relevant Facility Component; and

(ii) the most applicable interest rate available to NAB at the date of the Economic Event, after having regard to the remaining term to maturity of the Facility.

The calculated Costs and losses are then discounted back to the net present value at the rate determined by NAB at that date; or

(c) the liquidation of deposits or other funds, or the termination or reversing of any swap or option agreement or other agreement or arrangement entered into by NAB (either generally in the course

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of NAB’s business or specifically in connection with this document) to fund or maintain the Facility or to hedge, fix or limit NAB’s effective cost of funding in relation to the Facility.

22. Currency indemnity

22.1 Payments

Each Borrower indemnifies NAB against any Costs reasonably incurred by NAB as a result of a failure by an Obligor to pay any amount due under a Finance Document on its due date in accordance with the terms of that Finance Document or in the relevant currency.

22.2 Judgments and orders

(a) Clause (b) applies if a judgment or order is given by any court or tribunal for the payment of any Amount Owing to NAB under a Facility, or for the payment of damages to NAB in respect of any breach of the terms of a Facility, where that judgment or order is expressed in a currency (the Judgment Currency) which is different from the currency expressed to be payable under this document in relation to the Facility (the Relevant Foreign Currency).

(b) Each Borrower indemnifies NAB against any deficiency in the amounts received by NAB arising or resulting from any variation between:

(i) the rate of exchange at which the Relevant Foreign Currency is converted into the Judgment Currency (whether through other currencies or not) for the purpose of the judgment or order; and

(ii) the rate of exchange at which NAB is able to purchase the Relevant Foreign Currency with the Judgment Currency (whether through other currencies or not) at the time of its receipt by NAB.

23. Other Indemnities

Each Borrower indemnifies NAB against, and must pay NAB on demand, any Costs and Taxes reasonably incurred or suffered by NAB as a result of:

(a) NAB investigating any event or circumstance which it reasonably believes is a Default, a Review Event or a Change of Control;

(b) the occurrence of any Default, Review Event or Change of Control;

(c) information produced or approved by or on behalf of an Obligor or any other member of a Group under or in connection with any Finance Document or the transactions contemplated by any Finance Document being or being alleged to be misleading or deceptive in any respect;

(d) any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated under any Finance Document;

(e) NAB acting or relying on any notice, request or instruction (whether in electronic form or otherwise) which it reasonably believes to be genuine, correct and appropriately authorised;

(f) any indemnity NAB gives a Controller or administrator of any Obligor; and

(g) NAB terminating, reversing or varying any agreement, arrangement or transaction entered into to hedge, fix or limit its effective cost of providing, funding or maintaining a Facility.

24. Set-Off

(a) NAB may, at any time without any demand or notice, combine, consolidate or merge all or any accounts of a Borrower or a Cross-Guarantor and may also set off any amounts payable by that person under this document against any credit balance in those accounts.

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(b) Each Borrower and each Cross-Guarantor irrevocably authorises NAB to do anything necessary for the purpose set out in clause (a) including redeeming and/or appropriating all or any part of any account, deposit or other arrangement between NAB and that Borrower or Cross-Guarantor under which NAB may be indebted to that Borrower or Cross-Guarantor, even if the balance on any such account and the amounts payable under this document are not expressed in the same currencies.

(c) NAB may make any currency conversion it considers necessary or desirable for the purpose set out in clause (a) and clauses 18(e) and 18(f) will apply in relation to any such conversion.

25. Liability for Regulatory Events

(a) From time to time, the Services may be interrupted, prevented, delayed or otherwise adversely affected by a Regulatory Event.

(b) To the extent permitted by law:

(i) NAB is not liable for any loss or expense suffered or incurred by an Obligor or any other person if an event described in clause (a) occurs, irrespective of the nature or cause of that loss, and NAB has no obligation to contest any Regulatory Event or to mitigate its impact on an Obligor or NAB; and

(ii) each Obligor releases NAB from all liability in connection with any loss incurred by an Obligor or any other person if an event described in clause (a) occurs.

(c) To the extent that NAB’s liability cannot be excluded, NAB’s liability is limited to the cost of having the Service supplied again.

(d) NAB may use and disclose to any other financial institution or Agency, any information about any Obligor, or any Affiliate of any Obligor, or the Facilities or the Services, for any purpose which NAB, or any other financial institution, considers appropriate or necessary in connection with any Regulatory Event or the Facilities or the Services and this may result in information being transmitted overseas.

(e) Each Obligor agrees to provide information to NAB about it, the Facilities, the Services or any person connected with it or the Facilities or the Services on request, and to promptly procure any consents NAB requires to give effect to clause (d).

26. ANTI-MONEY LAUNDERING

(a) NAB may delay, block or refuse to process any payment or other transaction without incurring any liability if NAB knows or reasonably suspects that the transaction or the application of its proceeds will:

(i) breach, or cause NAB to breach, any applicable laws or regulations of any jurisdiction (including any sanctions); or

(ii) allow the imposition of any penalty on NAB or its Affiliates under any such law or regulation,

including where the transaction or the application of its proceeds involves any entity or activity the subject of any applicable sanctions of any jurisdiction binding on NAB or its Affiliate, or the direct or indirect proceeds of unlawful activity.

(b) Each Obligor must provide all information to NAB promptly which NAB reasonably requires in order to manage its money laundering, terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia or any other country. Each Obligor agrees that NAB may disclose any information concerning the Obligor to any Agency where required by any such law or regulation in Australia or elsewhere.

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(c) Each Obligor undertakes to exercise its rights and perform its obligations under the Finance Documents in accordance with all applicable laws or regulations relating to anti-money laundering, counter-terrorism financing or sanctions.

27. GUARANTEE AND INDEMNITY

27.1 Guarantee and indemnity

Each Cross-Guarantor irrevocably and unconditionally jointly and severally:

(a) guarantees to NAB punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents;

(b) undertakes with NAB that:

(i) whenever an Obligor does not pay any amount when due under or in connection with any Finance Document (or anything which would have been due if the Finance Document or the amount was enforceable, valid and not illegal), immediately on demand by NAB that Cross-Guarantor shall pay that amount as if it was the principal obligor; and

(ii) if an Ipso Facto Event has occurred then that Cross-Guarantor shall immediately on demand by NAB pay all Drawings, accrued interest and Amount Owing as if it was the principal obligor; and

(c) indemnifies NAB immediately on demand against any cost, loss or liability suffered by NAB if any obligation guaranteed by it (or anything which would have been an obligation guaranteed by it if not unenforceable, invalid or illegal) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which NAB would otherwise have been entitled to recover.

Each of paragraphs (a), (b)(i), (b)(ii) and (c) is a separate obligation. None is limited by reference to the other.

27.2 Continuing guarantee

This guarantee, undertaking and indemnity is a continuing guarantee, undertaking and indemnity and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

27.3 Reinstatement

If any payment to or any discharge, release or arrangement given or entered into by NAB (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event):

(a) the liability of each Obligor shall continue and any such security shall be reinstated as if the payment, discharge, avoidance or reduction had not occurred; and

(b) NAB is entitled to recover the value or amount of that security or payment from each Obligor as if the payment, discharge, avoidance or reduction had not occurred.

27.4 Waiver of defences

The obligations of each Cross-Guarantor under this clause will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause (without limitation and whether or not known to it or NAB) including:

(a) any time, waiver or other concession or consent granted to, or composition with, any Obligor or other person;

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(b) the release or resignation of any other Obligor or any other person;

(c) any composition or arrangement with any creditor of any Obligor or other person;

(d) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(f) any amendment, novation, supplement, extension, reinstatement or replacement of a Finance Document or any other document or security (however fundamental and whether or not more onerous) including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document;

(g) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(h) any set off, combination of accounts or counterclaim;

(i) any insolvency or similar proceedings; or

(j) this document or any other Finance Document not being executed by or binding against any other Obligor or any other party.

References in clause 27.1 to obligations of an Obligor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

27.5 Immediate recourse

Each Cross-Guarantor waives any right it may have of first requiring NAB to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Cross-Guarantor under this clause. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

27.6 Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, NAB may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received or recovered (by set-off or otherwise) by NAB (or any trustee or agent on its behalf) in respect of those amounts, or appropriate apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Cross-Guarantor shall be entitled to the benefit of the same; and

(b) without limiting paragraph (a), refrain from applying any moneys received or recovered (by set-off or otherwise) from any Cross-Guarantor on account of any Cross-Guarantor's liability under this clause in discharge of that liability or any other liability of an Obligor, and claim or prove against anyone in respect of the full amount owing by the Obligors.

27.7 Deferral of Cross-Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless NAB otherwise directs, no Cross-Guarantor will:

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(a) exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i) to be indemnified by an Obligor;

(ii) to claim any contribution from any other guarantor of or provider of security for any Obligor's obligations under the Finance Documents;

(iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of NAB under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by NAB;

(iv) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Cross-Guarantor has given a guarantee, undertaking or indemnity under clause 27.1; or

(v) to exercise any right of set off against any Obligor;

(b) in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) prove for or claim, or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Obligor.

27.8 Trust

If, in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process), a Cross-Guarantor receives any sum in respect of any indebtedness of any nature owed to it by the Obligor, it will hold on trust for NAB so much of that sum as does not exceed the amount which may be or become payable to NAB under or in connection with the Finance Documents. It will promptly pay it to NAB.

27.9 Additional security

This guarantee, undertaking and indemnity is in addition to and is not in any way prejudiced by any other guarantee, undertaking and indemnity or security now or subsequently held by NAB.

28. Power of Attorney

(a) Each Obligor (for consideration received) irrevocably appoints NAB and each authorised officer or Controller appointed by NAB (each an Attorney) severally as its attorney for the purposes set out in clause (b).

(b) In addition to doing anything which in the reasonable opinion of an Attorney is necessary or expedient for securing or perfecting this document and any Encumbrance created under a Security Document at any time, the Attorney may, after the occurrence of an Event of Default, do any of the following:

(i) execute and deliver all documents: and

(ii) do all things,

which are necessary or desirable to give effect to each Finance Document or a transaction contemplated by a Finance Document.

(c) The Attorney may for the purposes of clause (b), appoint or remove any substitute or delegate or sub-attorney.

(d) Each Obligor agrees to ratify anything done by its Attorney for the purposes of clause (b).

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29. Assignment and Changes to the Obligors

29.1 Assignments and transfers by NAB

(a) NAB may assign any of its rights or novate, sub-participate, sell-down or transfer by whatever form or otherwise deal with any or all of its rights and obligations under any Finance Document without the consent of, or notice to, any Obligor.

(b) In order to facilitate any such dealing, NAB may (but is not obliged to), from time to time, separate and sever any of its rights (or any part of any of its rights) described in a notice given by NAB to the Obligors from its other rights and obligations under any Finance Document. Any such notice is effective from the time of delivery so that:

(i) the rights and obligations described in the notice are independent from, and may be assigned (including at law), novated, sub-participated, sold-down, transferred or otherwise dealt with separately from, any other rights and obligations of NAB under that Finance Document;

(ii) the rights and obligations described in the notice may be exercised differently from any other rights and obligations of NAB under that Finance Document; and

(iii) the Amount Owing in respect of those rights may be calculated separately from the other Amount Owing.

29.2 Assignments and transfers by Obligors

No Obligor may assign its rights or novate its obligations or otherwise deal with its rights and obligations under any Finance Document without NAB’s prior written consent.

29.3 Additional Borrowers

(a) A Borrower may request that any of its wholly-owned Subsidiaries becomes an Additional Borrower. That Subsidiary may become an Additional Borrower only if:

(i) NAB approves the addition of that Subsidiary;

(ii) the Borrower delivers to NAB an Accession Letter, duly completed and executed by the Borrower and the Subsidiary, whereby the Subsidiary accedes as both an Additional Borrower and (unless the Subsidiary is already a Cross-Guarantor) an Additional Cross-Guarantor;

(iii) the Borrower confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv) NAB has received all of the documents and other evidence listed in Annexure 6 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Borrower, each in form and substance satisfactory to NAB.

(b) If NAB accepts and executes the Accession Letter and notifies the Borrower, the Subsidiary becomes an Additional Borrower with effect on and from the date specified in the Accession Letter and is bound by the terms of this document.

29.4 Additional Cross-Guarantors

(a) A Borrower may request that any of its wholly-owned Subsidiaries becomes an Additional Cross-Guarantor. That Subsidiary may become an Additional Cross-Guarantor only if:

(i) NAB approves the addition of that Subsidiary;

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(ii) the Borrower delivers to NAB a duly completed and executed Accession Letter executed as a deed by the Borrower and the Subsidiary whereby the Subsidiary accedes as an Additional Cross-Guarantor; and

(iii) NAB has received all of the documents and other evidence listed in Annexure 6 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Cross-Guarantor, each in form and substance satisfactory to NAB.

(b) If NAB accepts and executes the Accession Letter and notifies the Borrower, the Subsidiary becomes an Additional Cross-Guarantor with effect on and from the date specified in the Accession Letter and is bound by the terms of this document.

29.5 Additional Security Providers

(a) A Borrower may request that a person becomes an Additional Security Provider. That person shall become an Additional Security Provider if:

(i) NAB approves the addition of that person;

(ii) the Borrower delivers to NAB a duly completed and executed Accession Letter executed as a deed by the Borrower and the person whereby the person accedes as an Additional Security Provider; and

(iii) NAB has received all of the documents and other evidence listed Annexure 6 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Security Provider, each in form and substance satisfactory to NAB.

(b) If NAB accepts and executes the Accession Letter and notifies the Borrower, the person becomes an Additional Security Provider with effect on and from the date specified in the Accession Letter and is bound by the terms of this document.

29.6 Resignation of a Cross-Guarantor

(a) A Borrower may request that a Cross-Guarantor ceases to be a Cross-Guarantor by delivering to NAB a duly completed and executed Resignation Letter.

(b) If NAB (acting reasonably having regard to its legitimate commercial interests) accepts and executes the Resignation Letter and notifies the Borrower of its acceptance of the Resignation Letter, the Cross-Guarantor shall cease to be a Cross-Guarantor with effect on and from the date specified in the Resignation Letter and shall have no further rights or obligations as a Cross-Guarantor under the Finance Documents.

29.7 Resignation of a Security Provider

(a) A Borrower may request that a Security Provider ceases to be a Security Provider by delivering to NAB a duly completed and executed Resignation Letter.

(b) If NAB (in its absolute discretion) accepts and executes the Resignation Letter and notifies the Borrower of its acceptance of the Resignation Letter, the Security Provider shall cease to be a Security Provider with effect on and from the date specified in the Resignation Letter and shall have no further rights or obligations as a Security Provider under the Finance Documents.

29.8 Repetition of representations

Delivery of an Accession Letter constitutes confirmation by the proposed Additional Obligor that the representations and warranties in this document are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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29.9 Accession Letters and Resignation Letters

For each Accession Letter or Resignation Letter, each Obligor for valuable consideration irrevocably appoints each Borrower to execute the Accession Letter or Resignation Letter on its behalf.

30. Confidentiality

(a) Each party agrees that no party will disclose to an Interested Person, or any other person at the request of an Interested Person, any information of the kind described in section 275(1) of the PPSA unless allowed or required by law.

(b) Each Obligor agrees that it will not authorise the disclosure of any information of the kind described in section 275(1) of the PPSA.

(c) Each party agrees not to disclose information provided by the other party (including the existence or contents of this document) except:

(i) to officers, employees, legal and other advisers and auditors of an Obligor, NAB or a Receiver;

(ii) with the consent of the other party (who must not unreasonably withhold their consent);

(iii) if required by any stock exchange or if allowed or required by law;

(iv) by NAB under clause 25 (Liability for Regulatory Events) or in relation the exercise of its rights under clause 29.1(a) (Assignments and transfers by NAB);

(v) by NAB to any Related Entity of NAB or an Obligor;

(vi) by NAB to any assignee of NAB’s rights under this document or any other arrangement (including a request, bill of exchange, agreement, guarantee or an Encumbrance) under which obligations are or could in the future be owed to NAB provided the receiving party is bound by an obligation of confidentiality;

(vii) by NAB to any person in connection with NAB exercising rights or dealing with rights or obligations including preparatory steps such as negotiating with any potential assignee of NAB’s rights or other person who is considering contracting (directly or indirectly) with NAB or a Receiver in connection with this document, or anyone who invests in or otherwise finances or administers such a transaction, provided the receiving party is bound by an obligation of confidentiality;

(viii) by NAB for the purpose of registering and maintaining any financing statement or financing change statement (each as defined in the PPSA) relating to NAB’s Security Documents; or

(ix) by NAB to any Obligor or person NAB believes may become an Obligor, provided that the prohibition under clause (a) or (b) is absolute and therefore none of the exceptions in this clause (c) apply to a disclosure under clause (a) or (b).

(d) NAB agrees that each Borrower is providing its signed copy of this document on the condition that NAB complies with its obligations of confidentiality under clauses (a) and (c) above.

31. Communications and Notices

(a) Any communication or notice made under or in connection with any Finance Document must be made in legible writing in English and, unless otherwise stated, may be delivered by post or email.

(b) Any communication or notices (including a Drawdown Notice) under this document may be submitted by an Authorised Officer of an Obligor (or other person authorised by or on behalf of the Obligor for the purpose) by any electronic method approved by NAB for a specific purpose from time to time.

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(c) Any communication or notice from NAB to an Obligor, may be:

(i) given by making it available at NAB’s website and notifying the Obligor that the information is available electronically (including by SMS or email); or

(ii) given by other electronic method or by making it available on a service provided by NAB.

Obligors may withdraw their agreement to receive notices by electronic means by giving NAB notice.

(d) The address, email address, mobile telephone number and the department or officer for whose attention the communication is to be marked is that identified in the Schedule or any substitute address, electronic address, email address or department or officer as an Obligor may notify to NAB (or NAB may notify to the Obligors, if a change is made by NAB) by not less than 5 Business Days’ prior written notice.

(e) Unless a later time is specified in the communication, a communication will take effect from the earlier of:

(i) the time it is actually received; and

(ii) except in the case of a communication to NAB, the time it is deemed to be received under clause (f).

(f) Subject to clause (g), any communication or notification will be deemed to be received:

(i) if left at the recipient’s address, at the time left at the relevant address;

(ii) if sent electronically to a Borrower to an email address or if made available at NAB’s website and notified to an Obligor under sub-clause (c) or if sent by another electronic method, at the time it was sent or when it was posted on a service provided by NAB;

(iii) if by way of post, 3 Business Days (or 7 Business Days if sent overseas) after being posted; or

(iv) if a notice is given by publishing it, at the time the notice is first published,

unless delivery or receipt is on a day which is not a Business Day or is after 4:00 p.m. (addressee’s time) in which case it will be deemed to be received at 9:00 a.m. on the following Business Day.

(g) Except in respect of a communication submitted under sub-clause (b), each communication to NAB:

(i) must be addressed to the department or officer of NAB specified in accordance with (d); and

(ii) where the Obligor is a company must be signed (either directly or with a digital image of their signature) by an Authorised Officer.

(h) NAB may rely on any notice or communication from an Obligor, an Authorised Officer of an Obligor or any other authorised person referred to in sub-clause (b), or on any notice or communication that NAB believes in good faith is from any of those persons.

32. Accounts and Certificates

(a) In any litigation, arbitration proceedings or other dispute resolution process arising out of or in connection with a Finance Document, the entries made in the accounts maintained by NAB are sufficient evidence of the matters to which they relate unless the contrary is proved.

(b) Any certification or determination by NAB of an exchange rate, a rate of interest or any amount under any Finance Document is sufficient evidence of the matters to which it relates and any

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certification or determination by NAB of any other matter is sufficient evidence of the matters to which it relates unless and until it is established to be incorrect.

33. Accounting for Transactions

(a) Each Borrower irrevocably authorises NAB to open such accounts as NAB reasonably determines to be necessary in connection with a Facility.

(b) Each Borrower of a Facility irrevocably authorises NAB to debit from the Loan Account or Nominated Account for that Facility (if any) any amounts payable by the Borrower in relation to that Facility or account, including interest, Costs, Taxes, enforcement expenses and any amount payable under an indemnity, unless otherwise stated or agreed.

(c) If a Borrower authorises NAB to debit any amount from an account or one of two or more accounts, NAB can debit that amount from that account (or if more than one account, from any account it chooses) even if it causes the account to become overdrawn. Alternatively, if there are insufficient cleared funds in that account, the Borrower authorises NAB to debit that amount from any account of the Borrower NAB decides, including an account NAB opens in the Borrower’s name.

(d) If this document does not state to which account an amount may be debited or credited, NAB may debit or credit that amount from any account (including, for the avoidance of doubt, any Loan Account or Nominated Account) of the Borrower NAB decides, including an account NAB opens in the Borrower’s name.

(e) Where NAB debits an account in the name of a Borrower, opened by:

(i) the Borrower, the Borrower must pay NAB interest (including default interest if applicable) on any debit balance in accordance with the terms of that account;

(ii) NAB, the Borrower must pay NAB interest on the overdrawn balance of that account (other than an overdraft account where the balance does not exceed the applicable Facility Limit) at the Default Interest Rate applying to the relevant Facility or, if there is none, in accordance with the terms normally applied by NAB to accounts of that type; or

(iii) either the Borrower or NAB, and the amount debited is not otherwise payable in accordance with this document, the overdrawn balance of the account (taking into account any limit applicable to that account) is immediately payable by the Borrower when NAB asks. It is to the Borrower’s benefit to pay this amount as soon as possible to minimise fees and interest (including default interest).

(f) Unless otherwise provided, NAB may apply any payment under or in connection with this document towards satisfying obligations under this document as NAB reasonably sees fit.

(g) Where NAB is authorised to debit an amount from an account under this document, it can do so without prior notice.

34. Statements of Account

(a) Subject to clause (b), NAB will provide the Borrower with a statement of account at least every 3 months for each Facility that is a revolving facility (such as an overdraft facility) and at least every 6 months for other credit facilities.

(b) If NAB is not required by law to provide the Borrower with a statement, it may choose not to do so.

35. Banking Code of Practice

Each Borrower represents and warrants to NAB that either:

(a) it (or where it is a member of a corporate group, the group) had an annual turnover of greater than $10 million in the previous financial year; or

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(b) it (or where it is a member of a corporate group, the group) has more than 100 full time equivalent employees; or

(c) it has more than $5 million total debt to all credit providers including:

(i) any undrawn amounts under existing loans;

(ii) any loans provided under this agreement; and

(iii) the debt of all its related entities that are businesses; or

(d) it is a company listed on the ASX or it is a government entity or it holds an Australian Financial Services Licence to be a responsible entity or to provide custodial or depository services,

and accordingly each Borrower acknowledges that the Banking Code of Practice does not apply to this agreement or the facilities being provided under it.

36. General provisions

36.1 Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of that or any other jurisdiction will in any way be affected or impaired.

36.2 No waiver

(a) No failure to exercise, nor any delay in exercising, on the part of NAB, any right or remedy under a Finance Document will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further exercise or the exercise of any other right or remedy.

(b) The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

(c) NAB need not resort to a right, power or Encumbrance under a Security Document before resorting to any other of them.

36.3 Amendments and waivers

(a) Except as set out in clause (b), any term of a Finance Document may be amended or waived only in writing with the consent of NAB and the relevant Obligors and any such amendment or waiver will be binding on all parties.

(b) NAB may, acting reasonably, vary the terms of this document unilaterally by giving written notice to the relevant Borrower, by way of publication on NAB’s website and/or advertisement in the local or national press or by giving notice in accordance with any provision of this document that expressly contemplates or permits the terms of this document to be varied unilaterally, at any time:

(i) to the extent NAB reasonably considers necessary to ensure compliance with relevant laws or to reflect NAB’s systems capabilities, provided such variation does not, in the reasonable opinion of NAB, result in a material change to the nature of the Facilities; or

(ii) to the extent that this document expressly contemplates or permits the terms of this document to be varied unilaterally.

36.4 Counterparts

Each Finance Document may be executed in any number of counterparts, and if so, the counterparts taken together constitute one and the same instrument.

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36.5 Continuing indemnities

(a) All indemnities and reimbursement obligations in each Finance Document are continuing and survive termination of the Finance Document.

(b) Each such indemnity is an additional, separate and independent obligation of each Obligor and no one indemnity limits the general nature of any other indemnity.

36.6 Consents and waivers

Each Obligor will comply with all conditions in any consent or waiver NAB gives under or in connection with a Finance Document. NAB will act reasonably in all the circumstances and in its legitimate business interests in determining such conditions and requirements.

36.7 Discretion in exercising rights

NAB may exercise a right or remedy or give or refuse its consent under or in connection with a Finance Document reasonably after having regard to its legitimate business requirements.

36.8 No liability for loss

NAB is not liable to any Obligor for any loss, liability or Costs caused by the exercise or attempted exercise of, or failure to exercise, or delay in exercising, a right or remedy under or in connection with a Finance Document, where:

(a) there is no breach of a legal duty of care owed by NAB or by any of NAB’s employees or agents; or

(b) such loss or damage is not a reasonably foreseeable result of any such breach.

36.9 Rights and obligations are unaffected

Rights given to NAB, and an Obligor’s obligations, under or in connection with a Finance Document, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise.

36.10 Inconsistent law

The Obligors may have statutory rights and protections available to them under Australian laws, including laws to protect small businesses from unfair contract terms. However, to the extent permitted by law, each Finance Document prevails to the extent it is inconsistent with any law.

36.11 Entire agreement

This document constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on the subject matter.

36.12 Telephone recording

Each Obligor consents to NAB recording any telephone conversations between it and NAB in relation to any Facility that are customarily recorded in the finance industry or where the Obligor is notified prior to the commencement of the telephone conversation and such recordings being used for training and quality purposes and in any arbitral or legal proceedings.

36.13 Reinstating avoided transaction

Each Obligor agrees that if a payment or other transaction relating to the Amount Owing is void, voidable, unenforceable or defective for any reason or a related claim is upheld, conceded or settled (each an Avoidance), then even though NAB knew or should have known of the Avoidance:

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(a) each right, power and remedy of NAB, and each Obligor's liability under each Finance Document will be what it would have been, and will continue, as if the payment or transaction the subject of the Avoidance had not occurred; and

(b) it will immediately execute and do anything necessary or reasonably required by NAB to restore NAB to its position immediately before the Avoidance (including reinstating any Finance Document) and procure that each relevant Obligor does so.

This clause 36.13 survives any termination or full or partial discharge or release of any Finance Document.

36.14 Reading down and severance

(a) If any law making unfair contract terms void could apply to a term in this document, the following rules apply to interpreting that term:

(i) If the law would make the term void because the term permits NAB to exercise a right or discretion in a way or to an extent that would cause detriment to an Obligor, the term shall be read down and construed so as not to permit NAB to exercise the right or discretion in such a way or to such an extent but otherwise the term shall be construed as permitting NAB to exercise the right or discretion in all ways and to any extent consistent with the term.

(ii) If the law would make the term void because the term imposed a particular amount for a fee or charge, the term shall be read down and construed as authorising the maximum amount for that fee or charge which would not cause the term to be void.

(iii) If the law would make the term void because it authorised NAB to recover costs or losses or damages to be calculated by NAB in a specified way or in a way NAB chooses, the term shall be read down and construed as authorising NAB to recover the maximum reasonable costs, losses and damages to be calculated in a reasonable way that did not cause the term to be void.

(iv) If, despite the application of rules (i), (ii) and (iii) to the term, the law would make the term void, the term is to be read down and construed as if it were varied, to the minimum extent necessary, so that the term is not void.

These reading-down rules apply before the following additional reading-down and severance provision:

(b) If a provision of this document is void or voidable or unenforceable by NAB, but would not be void or voidable or unenforceable if it were read down, it shall be read down accordingly.

(c) If, despite paragraph (b), a provision of this document is still void or voidable or unenforceable by NAB:

(i) if the provision would not be void or voidable or unenforceable if a word or words were omitted therefrom, that word or those words (as the case may be) are severed; and

(ii) in any other case, the whole provision is severed, and the remainder of this document has full force and effect.

37. Governing Law and Jurisdiction

(a) This document is governed by the laws of the Governing Law Jurisdiction.

(b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Governing Law Jurisdiction (and any court of appeal) and waives any right to object to an action being bought in those courts, including on the basis of inconvenient forum or those courts not having jurisdiction.

(c) This clause 37 (Governing Law and Jurisdiction) is for the benefit of NAB only. As a result, NAB will not be prevented from taking proceedings in any other court with jurisdiction.

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(d) To the extent permitted by law, NAB may take concurrent proceedings in any number of jurisdictions.

38. Acknowledgement

Each Obligor acknowledges that, except as expressly set out in a Finance Document:

(a) none of NAB or any of its advisers has given any representation or warranty or other assurance to it in relation to any Finance Document or the transactions contemplated by any Finance Document, including as to Tax or other effects;

(b) it has not relied on NAB or any of its advisers or on any conduct (including any recommendation) by NAB or any of its advisers;

(c) it has had the opportunity to obtain its own independent financial, Tax and legal advice and has done so or has elected not to do so;

(d) where an Obligor has granted a Security Document (including any Guarantee) in favour of NAB, each Security Document (including any Guarantee) is, and remains, in full force and effect and continues and extends to secure all present and future obligations of that Obligor to NAB in respect of the Facilities; and

(e) if it gives NAB personal information about someone else, or directs someone else to give their personal information to NAB, it must show that person a copy of the Privacy Statement so that they understand the manner in which their personal information may be used or disclosed.

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Annexures

Annexure 1: Verification Certificate

VERIFICATION CERTIFICATE

To: National Australia Bank Limited (NAB)

From: [insert name and ACN] (the Company)

Dated: [insert date]

We, being [directors][a director and company secretary] of the Company [I, being the sole director of the Company] hereby certify as follows:

Except where otherwise defined, capitalised terms used in the Finance Agreement dated on or about the date of this certificate between the Company and NAB have the same meaning when used in this certificate.

1. SPECIMEN SIGNATURES

The following are the signatures of the persons appointed as Authorised Officers and attorneys of the Company for the purposes of the Finance Documents or who are otherwise authorised to sign a Finance Document on behalf of the Company.

Authorised Officers
Signature of Authorised Officer	Signature of Authorised Officer
Name:	Name:
Title:

Attorneys
Signature of Attorney	Signature of Attorney
Name:	Name:
Title:	Title:

2. AUTHORISATIONS

(a) Attached to this certificate marked “A” are true, complete and current copies of each [list Material Authorisations].

(b) Other than the documents listed above, no other Authorisations are necessary for the Company to enter into, observe its obligations under, and perform the transactions contemplated by, each Finance Document to which it is expressed to be a party.

3. SOLVENCY DECLARATION

(a) As at the date of execution of each Finance Document the Company is solvent (as defined in section 95A(1) of the Corporations Act) and will not become insolvent (as defined in section 95A(2) of the Corporations Act) by entering into and complying with its obligations under each Finance Document.

(b) The Company has at all times complied with its obligations under section 286 of the Corporations Act.

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(c) To the best of our knowledge, no application or order has been made, no proceedings have been commenced, no resolutions have been passed or proposed in a notice of meeting and no other steps have been taken for:

(i) the winding up, dissolution or administration of the Company or of any Trust or Registered Scheme of which the Company acts as trustee or responsible entity, as the case may be; or

(ii) the Company entering into an arrangement, compromise or composition with or assignment of the benefit of its creditors or a class of them.

4. POWER OF ATTORNEY

Attached to this certificate marked “B” is [an original] [a true, complete and current copy] of a power of attorney which the Company is to use or has used to execute a Finance Document.

5. FINANCIAL STATEMENTS

Attached to this certificate marked “C” is [a true, complete and current copy] of the most recent [insert details of Finance Statements] of the Company [and the Group].

6. MATERIAL DOCUMENTS

Attached to this certificate marked “D” are [true, complete and correct copies] of the following Material Documents:

[insert list]

To the extent that any of these Material Documents has been provided to NAB prior to the date of this certificate, we certify that the copies provided are true, up-to-date and complete.

MULTIPLE DIRECTORS

Signature of director	Signature of director/company secretary
Name of director (print)	Name of director/company secretary (print)
Date	Date

SINGLE DIRECTOR

Signature of sole director and sole company secretary
Name of sole director and sole company secretary (print)
Date

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Annexure 2: Compliance Certificate

COMPLIANCE CERTIFICATE

To: National Australia Bank Limited (NAB)

From: [insert name and ACN] (the Company)

Dated: [insert date]

Finance Agreement dated [insert date] (the Agreement)

1. We refer to the Agreement. This is a Compliance Certificate. Terms used in the Agreement shall have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2. We confirm that: [Insert details of covenants to be certified]

3. [We confirm that no Default [or Review Event] is continuing.]*

* If this statement cannot be made, the certificate should identify any Event of Default, Potential Event of Default or Review Event that is continuing and the steps, if any, being taken to remedy it.

MULTIPLE AUTHORISED OFFICERS

Signature of Authorised Officer	Signature of Authorised Officer
Name (print)	Name (print)
Date	Date

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Annexure 3: Drawdown Notice

DRAWDOWN NOTICE

To: National Australia Bank Limited (NAB)

From: [insert name and ACN] (the Company)

Dated: [insert date]

Finance Agreement dated [insert date] (the Agreement)

1. We refer to the Agreement. This is a Drawdown Notice. Terms defined in the Agreement shall have the same meaning in this Drawdown Notice unless given a different meaning in this Drawdown Notice.

2. [For facilities other than Bank Guarantee Facilities] We wish to make a Drawing on the following terms:

Proposed Drawdown Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Facility for Drawing:	[Insert details of Facility]
[Currency:]	[ ]
Amount:	[ ] or, if less, the Available Facility
Interest Period:	[ ]
Proceeds to be credited to:	[Account]

3. [For Bank Guarantee Facilities] We request that the following Bank Guarantee(s) be prepared by NAB and made available for collection by [ourselves/the Beneficiary]:

Beneficiary:	[Name, ABN/ACN and address]
Agreement:	[ ]
Amount:	$[ ]
Termination Date:	[ ]

We acknowledge that the Bank Guarantee(s) above will be issued under, and will be subject to the terms of, the Bank Guarantee Facility under the Agreement. NAB will continue to be indemnified in accordance with the terms of that Bank Guarantee Facility in respect of any amount it pays to a Beneficiary under the Bank Guarantee(s) requested.

4. We confirm that each condition specified in Clause [*] is satisfied on the date of this Drawdown Notice. [except as described in the notice dated [*] given to you, a copy of which is attached]

5. The proceeds of this Drawing should be credited to [account].

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6. This Drawdown Notice is irrevocable.

Yours faithfully

Authorised Officer

[Company on behalf of] [name of relevant Borrower]

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Annexure 4: Form of Accession Letter

To: National Australia Bank Limited (NAB)

From: [Additional Obligor] and [Borrower] for itself and on behalf of each other person who is an Obligor at the date of this letter

Date: [insert date]

Finance Agreement dated [insert date] (the Agreement)

We refer to the Finance Agreement. This is an Accession Letter. Terms used in the Finance Agreement shall have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

[[Additional Obligor] agrees to become an Additional Borrower in respect of [all Facilities]/[specify relevant Facilities] and to be bound by the terms of the Finance Agreement as an Additional Borrower pursuant to Clause 29.3 (Additional Borrowers) of the Finance Agreement.]

[[Additional Obligor] agree s to become an Additional [Cross-Guarantor]/[Security Provider] and to be bound by the terms of the Finance Agreement as an Additional [Cross-Guarantor]/[Security Provider] pursuant to [Clause 29.4 (Additional Cross-Guarantors)]/[Clause 29.5 (Additional Security Providers)] of the Finance Agreement.]

[Additional Obligor] agrees to do all things that are required under the Finance Agreement to be done in connection with becoming an Additional [Borrower]/ [Cross-Guarantor]/ [Additional Security Providers].

[Each of the following is specified as a Security Document for purposes of the Finance Agreement:

[Insert details of new Security Documents including Facilities to be secured]

The details for service of communications to [Additional Obligor] are as follows:

Address:

Email:

Attention:

This Accession Letter is governed by the laws of Victoria. This Accession Letter may be executed in any number of counterparts and, if so, the counterparts taken together constitute one and the same instrument.

This Accession Letter is entered into as a deed.

[Borrower]	[Additional Obligor]

This Accession Letter is accepted by NAB and the accession date is confirmed as [*].

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Executed on behalf of National Australia Bank Limited by its Attorney who holds the position of Level ____ Attorney under Power of Attorney dated 1 March 2007 in the presence of:	) ) ) )
Signature of Witness	) )	Signature of Attorney
Name of Witness (print)	) )	Name of Attorney

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Annexure 5: Form of Resignation Letter

To: National Australia Bank Limited (NAB)

From: [Resigning Obligor] and [Borrower] for itself and on behalf of each other person who is an Obligor at the date of this letter

Dated: [insert date]

Finance Agreement dated [insert date] (the Agreement)

1. We refer to the Finance Agreement. This is a Resignation Letter. Terms used in the Finance Agreement shall have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to [Clause 29.6 (Resignation of a Cross-Guarantor)]/ [Clause 29.7 (Resignation of a Security Provider)], we request that [resigning Obligor] be released from its obligations as a [Cross-Guarantor]/[Security Provider] under the Finance Agreement.

3. This Resignation Letter is governed by the laws of Victoria. This Resignation Letter may be executed in any number of counterparts and, if so, the counterparts taken together constitute one and the same instrument.

[resigning Obligor]	[Borrower]
By:

This Resignation Letter is accepted by NAB and the resignation date is confirmed as [*].

Executed on behalf of National Australia Bank Limited by its Attorney who holds the position of Level ____ Attorney under Power of Attorney dated 1 March 2007 in the presence of:	) ) ) )
Signature of Witness	) )	Signature of Attorney
Name of Witness (print)	) )	Name of Attorney

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Annexure 6: Conditions Precedent Required to be Delivered by an Additional Obligor

(a) (Accession Letter) An Accession Letter, duly executed by the Additional Obligor and the relevant Borrower.

(b) (Security Documents) Any Security Document required by NAB, duly executed by the Additional Obligor.

(c) (verification certificate) Where the Additional Obligor is a company, a Verification Certificate in relation to the Additional Obligor dated not earlier than 5 Business Days before the date of the Accession Letter.

(d) (Client Identification Checks) All documents and other information that NAB requires to enable NAB to complete any Client Identification Checks.

(e) (structure chart) An updated diagram showing the structure and ownership arrangements of each Group and the Obligors.

(f) (process agent appointment) Evidence of the acceptance of appointment of a process agent located in Australia for the Additional Obligor, if the Additional Obligor is incorporated or located outside Australia.

(g) (enquiries and searches) The results of NAB’s enquiries and searches.

(h) (other information) Any other information or document which NAB reasonably requests from time to time.

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Annexure 7: Privacy Statement

This statement outlines the manner in which any Personal Information that will be or has been collected from and/or about you in connection with the Agreement (and any transactions contemplated under it) may be used and disclosed by the parties described in this statement.

In this statement:

Affiliate means a related body corporate of NAB.

Agreement means this document.

Personal Information means information or an opinion about an identified individual or an individual who is reasonably identifiable.

You includes any person who is an employee of or holds office in an Obligor.

1. Purpose of collection of Personal Information

NAB may collect and use your Personal Information:

(a) to provide and manage facilities offered to any Obligor under the Agreement including entering into a transfer, assignment, participation or other agreement in connection with the Facilities;

(b) to identify you or any Obligor;

(c) to comply with the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) or substantially similar laws and regulations in any jurisdiction;

(d) to establish an Obligor’s tax status under any Australian or foreign legislation, regulation or treaty or pursuant to an agreement with any tax authority;

(e) to identify, prevent or investigate any actual or suspected fraud, unlawful activity or misconduct;

(f) to consider any concerns or complaints raised by an Obligor against NAB and/or to manage any legal action involving NAB; and

(g) as required by relevant laws, regulations, codes of practice and external payment systems in any jurisdiction.

NAB may collect your Personal Information not only directly from you but also from third parties such as any Obligor.

2. Disclosure of Personal Information

NAB may disclose Personal Information to:

(a) any Affiliate of NAB;

(b) regulatory bodies, government agencies, law enforcement bodies and courts;

(c) participants in payments systems (including payment organisations and merchants) and other financial institutions;

(d) an Obligor’s legal representatives or anyone else acting for an Obligor in connection with the Facilities;

(e) any provider of a guarantee or other credit support for the Obligors’ obligations to NAB;

(f) parties to whom NAB is authorised or required by law or court/tribunal order to disclose information;

(g) any professional advisors or service providers of NAB who are under a duty of confidentiality to keep such information confidential;

(h) any person with whom NAB may enter into a transfer, assignment, participation or other agreement in connection with the Facilities.

3. Consequence of failure to provide Personal Information

If an Obligor does not provide NAB with some or all of the Personal Information requested, NAB may be unable to provide the Obligors with any product or service.

4. Disclosure of Personal Information to overseas recipients

In collecting and using your Personal Information and making the disclosures described in clauses 1 and 2, NAB may disclose information to recipients located outside Australia, including recipients who are not established in or not carrying on business in Australia. This may include (but is not limited to) recipients in countries named in NAB’s privacy policy.

5. Privacy policies

The privacy policy of NAB is available on its website. Each privacy policy contains information about the way you may access and seek correction of your Personal Information and how to make a privacy related complaint.

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